AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 10, 2001


                           REGISTRATION NO. 333-48862
                           --------------------------
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                           --------------------------
                               AMENDMENT NO. 2 TO
                                    FORM S-4
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                           --------------------------


                                  I-TRAX, INC.
                           --------------------------
             (Exact name of registrant as specified in its charter)

      Delaware                       7389                    23-3057155
--------------------------------------------------------------------------------
  (State or other        (Primary Standard Industrial       (IRS Employer
   jurisdiction           Classification Code Number)     Identification  No.)
 of incorporation)


                  ONE LOGAN SQUARE, SUITE 2615, 130 N. 18TH ST.
                     PHILADELPHIA, PA 19103, (215) 557-7488
--------------------------------------------------------------------------------
   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                 FRANK A. MARTIN
                      CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                                  I-TRAX, INC.
                  ONE LOGAN SQUARE, SUITE 2615, 130 N. 18TH ST.
                             PHILADELPHIA, PA 19103
                                 (215) 557-7488
    (Address, including zip code, and telephone number, including area code, of agent for service)

                                   COPIES TO:

   YURI ROZENFELD, ESQ.                          JUSTIN P. KLEIN, ESQ.
   GENERAL COUNSEL                               STEVEN B. KING, ESQ.
   I-TRAX, INC.                                  BALLARD SPAHR ANDREWS
   ONE LOGAN SQUARE, SUITE 2615                     & INGERSOLL, LLP
   130 N. 18TH ST.                               1735 MARKET STREET, 51ST FLOOR
   PHILADELPHIA, PA 19103                        PHILADELPHIA, PA  19103
   (215) 557-7488                                (215) 864-8606

Approximate date of commencement of proposed sale of the securities to the public: Upon consummation of the merger described herein.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement number for the same offering. / /

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

     The information in this prospectus is not complete and may be changed without notice. We may not issue these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.


                  SUBJECT TO COMPLETION, DATED JANUARY 10, 2001


                                   PROSPECTUS

                                  I-TRAX, INC.


                                   19,483,084


                                    SHARES OF
                                  COMMON STOCK

         You are a stockholder of I-Trax.com, Inc. This prospectus is being provided to you in connection with the formation of a holding company for I-Trax.com's operations. Once the holding company reorganization is complete, your shares of I-Trax.com common stock will be converted into shares of I-trax, Inc. common stock. You will receive one share of I-trax, Inc. common stock for each share of I-Trax.com common stock you currently own.

         This document constitutes a prospectus for the shares of common stock that you will receive in the reorganization. You will be able to obtain the asked and bid price for our shares of common stock after the reorganization on the Over-the-Counter Bulletin Board under the trading symbol IMTX.

         In addition, in conjunction with the holding company reorganization, we entered into an agreement with the three owners of iSummit Partners, LLC.
iSummit Partners is doing business as MyFamilyMD. We agreed to issue up to 4,272,500 shares of our common stock to the owners of MyFamilyMD in exchange for their contributions to us of the equity interests in MyFamilyMD. This prospectus does not cover the shares of our common stock that we agreed to issue to the owners of MyFamilyMD.

         You are not entitled to vote on any of the transactions described in this prospectus. This prospectus gives you detailed information about the proposed reorganization and our transaction with the MyFamilyMD owners.

WE ARE NOT ASKING FOR A PROXY AND YOU ARE NOT REQURIED TO SEND US A PROXY.


YOU SHOULD READ THE "RISK FACTORS" ON PAGES 5 THROUGH 11 IN CONSIDERING THIS TRANSACTION.


         Neither the Securities and Exchange Commission nor any state securities regulators have approved or disapproved the I-trax common stock to be issued in the reorganization, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                                TABLE OF CONTENTS



SUMMARY OF THE PROSPECTUS................................................... 1
STATEMENTS REGARDING FORWARD-LOOKING INFORMATION............................ 4
RISK FACTORS................................................................ 5
SELECTED HISTORICAL FINANCIAL DATA OF I-TRAX.COM, INC.......................12
TERMS OF THE TRANSACTION WITH MYFAMILYMD....................................13
REORGANIZATION OF THE CORPORATE STRUCTURE...................................14
DESCRIPTION OF CAPITAL STOCK................................................18
COMPARISON OF CAPITAL STOCK.................................................19
MARKET PRICE AND DIVIDENDS OF I-TRAX.COM, INC. COMMON STOCK.................19
UNAUDITED PRO FORMA FINANCIAL STATEMENTS....................................20
MANAGEMENT'S DISCUSSION AND ANALYSIS........................................24
BUSINESS....................................................................28
MANAGEMENT..................................................................37
EXECUTIVE COMPENSATION......................................................40
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS..............................43
LEGAL OPINIONS..............................................................44
EXPERTS.....................................................................44
WHERE YOU CAN FIND MORE INFORMATION.........................................45
FINANCIAL INFORMATION......................................................F-1
EXHIBIT A     AGREEMENT AND PLAN OF MERGER.................................A-1

                            SUMMARY OF THE PROSPECTUS


         This brief summary highlights selected information from this document but does not contain all the information that is important to you. We urge you to read this entire document, including the financial statements and the notes to the financial statements of I-Trax.com, Inc. to understand the reorganization fully. Although this prospectus concerns common stock that will be issued by I-trax, Inc., as the holding company, because I-trax Holding has no operating history of its own and will succeed to I-Trax.com's business, this prospectus is written from the point of view of I-Trax.com. I-Trax.com, Inc. will become a wholly-owned subsidiary of I-trax Holding as a result of the reorganization.


The Reorganization

         Formation of a Holding Company Which Will Own I-Trax.com, Inc.


         The Board of Directors of I-Trax.com has voted to organize I-trax Holding as a holding company to acquire and own all of the issued and outstanding capital stock of I-Trax.com. We refer to the organization of I-trax Holding and its acquisition and ownership of all of I-Trax.com's capital stock as the "reorganization." The Board of Directors of I-trax.com believes that the holding company structure will provide greater flexibility in terms of operations, expansion, and diversification. In addition, as discussed in greater detail under the heading "Business--I-Trax.com--MyFamilyMD Agreements" on pages 33 and 34 of this prospectus and under the heading "Terms of the Transaction with MyFamilyMD" on page 13 of this prospectus, we have entered into agreement with MyFamilyMD and its owners pursuant to which they will contribute all of the ownership interests in MyFamilyMD in exchange for up to 4,272,500 shares of our common stock. This prospectus does not cover the shares of common stock that we expect to issue to the owners of MyFamilyMD. The reorganization into a holding company structure is also intended to allow the owners of MyFamilyMD to realize certain tax benefits with respect to their contribution of the ownership interests, and is intended to be accomplished immediately prior to the closing of the transactions with MyFamilyMD and its members.

         In the reorganization, I-Trax.com will continue its operations as currently conducted under existing management, but will be a wholly owned subsidiary of I-trax Holding. We have attached the form of Agreement and Plan of Merger relating to the reorganization as Exhibit A at the back of this prospectus. The Boards of Directors of I-Trax.com, I-trax Holding and I-Trax.com Acquisition may elect to abandon the reorganization at any time prior to consummation.


         Management


         The directors and officers of I-Trax.com will continue to be directors and officers of I-Trax.com following the reorganization. After the reorganization, the present directors and officers of I-Trax.com will also become the directors and officers of I-trax Holding.


         Exchange of Shares and Options


         When the reorganization is accomplished, you will receive one share of I-trax Holding common stock for each share of I-Trax.com common stock you own immediately prior to the reorganization. In addition, all of the obligations of I-Trax.com under our 2000 Equity Compensation Plan will become obligations of I-trax Holding on the same terms and conditions, with the exception that the securities issued pursuant to 2000 Equity Compensation Plan will be I-trax Holding common stock.


         Stockholder Rights


         Under Section 251(g) of the Delaware General Corporation Law, which permits us to reorganize as a holding company, you do not have the right to vote on the reorganization. Under Section 262(b) of the Delaware General Corporation Law you are not entitled to appraisal rights for your shares of I-Trax.com stock with respect to the reorganization.

         Tax Treatment


         We expect that, for Federal income tax purposes, the reorganization will be tax-free to holders of I-Trax.com common stock, to I-Trax.com and to I-trax Holding. However, because tax matters are complicated, and tax results may vary among stockholders, we urge you to contact your own tax advisor to understand fully how the reorganization will affect you.

         There are No Significant Differences Between I-trax Holding's and I-Trax.com's Charter Documents

         The certificate of incorporation and by-laws of I-trax Holding are the same as the certificate of incorporation and by-laws of I-Trax.com, except for the existence of an incorporator and the naming of Frank A. Martin as the sole director in the certificate of incorporation of I-trax Holding. The certificates of incorporation and by-laws of both companies contain certain provisions relating to the board of directors and certain business combinations, all of which may be deemed to have "anti-takeover" effects, including undesignated preferred stock, limitations on the call of a special meeting of stockholders, elimination of cumulative voting and limitation on the matters that may be brought before an annual meeting of the stockholders.


         Benefits of the Reorganization to Directors and Officers


         The reorganization will not provide any substantive benefits to directors or officers of I-Trax.com, although they will become directors and officers, respectively, of I-trax Holding.


         Accounting Treatment


         Because the reorganization is a reorganization with no change in ownership interests, the financial statements of I-trax Holding and the financial statements of I-Trax.com will retain the former basis of accounting of I-Trax.com and will be substantially identical to I-Trax.com's financial statements prior to the reorganization.


         The reorganization does not relate to the acquisition of MyFamilyMD, which will be accounted for as a purchase.

The Companies

         I-Trax.com

         I-Trax.com develops sophisticated software solutions to help professionals in the medical community manage the most costly and complex diseases. Our software permits caregivers to enter specific information about a patient and the patient's health at the point-of-care, to access such information at any time during the health delivery process and to share such information with any other professional engaged in the care process. Our software technologies also enable coordination of care through use of shared records by all caregivers - specialists, primary care, critical care, nursing staff, diagnostic-providers, pharmacy and patients. We have developed a powerful disease management software engine and database architecture, which we believe can be expanded into unlimited healthcare applications and partnerships.

         Thus far, we have launched software applications to manage immunization, asthma and cardiovascular disease. Our next product is expected to be a software application for diabetes. We also develop custom products and customize our existing products for individual clients.

         Our principal executive offices are located at One Logan Square, 130 N. 18th Street, Suite 2615, Philadelphia, Pennsylvania 19103. Our telephone number is (215) 557-7488.


         I-trax Holding

         I-trax Holding has not engaged in any business since its incorporation in Delaware in September 2000. After the reorganization, I-trax Holding will become a holding company whose principal asset will be all of the outstanding shares of the capital stock of I-Trax.com, and upon consummation of the MyFamilyMD transaction immediately after the reorganization, all of the equity interests in MyFamilyMD. I-trax Holding does not have any present intention to engage in any other business activity; however, we expect that I-trax Holding will acquire other operating companies in the health care or a related industry if an appropriate opportunity presents itself. As an example, on January 8, 2001 I-Trax.com announced that it has entered into non-binding letters of intent to acquire two related corporations known as XL Health--Disease Management Holdings, Inc., doing business as CardioContinuum, and Diabetex Corporation. CardioContinnum and Diabetex are suppliers of health management support services for patients suffering from the chronic diseases of diabetes, heart failure, pulmonary disease and coronary artery disease. We anticipate that I-trax Holding will enter into binding acquisition agreements with CardioContinnum and Diabetex after the closing of the holding company reorganization, although there is no assurance at this time that I-trax Holding will in fact do so.

         I-trax Holding's principal executive offices are also located at One Logan Square, 130 N. 18th Street, Suite 2615, Philadelphia, Pennsylvania 19103. I-trax Holding's telephone number is (215) 557-7488.


MyFamilyMD Transaction

         In September 2000, we entered into an agreement with iSummit Partners, LLC, which is doing business as MyFamilyMD, and its three owners. The owners have agreed to contribute to us all of the outstanding ownership interests in MyFamilyMD. MyFamilyMD is an Internet and software company developing personalized Internet applications, commonly referred to as the MedWizards, to enable individuals and families to manage their healthcare. Using sophisticated technology to enhance privacy and security, MyFamilyMD's proprietary tools will enable physicians to interact with and educate patients over the Internet, and will allow patients to receive customized information about their healthcare needs. Our acquisition of MyFamilyMD will enable us to offer a unique suite of products that incorporate the patient in his or her own care process.


         Under this agreement, we have agreed to issue an aggregate of 4,272,500 shares of our common stock to the owners of MyFamilyMD, which is equal to approximately 21.9% of the currently issued and outstanding shares of our capital stock and which will result in such owners owning approximately 18.0% of our outstanding common stock after the transaction. After this transaction is completed, the founder of MyFamilyMD, Stuart Ditchek, will also join our board of directors.


         This agreement is terminable if the closing has not occurred by March 31, 2001. The closing of this transaction is conditioned upon the occurrence of several events, including the effectiveness of this registration statement and the consummation of the reorganization described in this prospectus. We do not intend to seek approval for this transaction from our stockholders because none is required under Section 251(g) of the Delaware General Corporation Law pursuant to which we are completing the reorganization.

         Prior to November 20, 2000, MyFamilyMD's principal executive offices were located at 60 Madison Avenue, Suite 903, New York, New York 10010. Effective as of November 20, 2000 the principal executive offices of MyFamilyMD were relocated to One Logan Square, 130 N. 18th Street, Suite 2615, Philadelphia, Pennsylvania 19103. Its telephone number is (215) 557-7488.

                STATEMENTS REGARDING FORWARD-LOOKING INFORMATION

         This prospectus includes and incorporates forward-looking statements. All statements, other than statements of historical facts, included or incorporated in this prospectus regarding our strategy, future operations, financial position, future revenues, projected costs, prospects, plans and objectives of management are forward-looking statements. The words "anticipates," "believes," "estimates," "expects," "intends," "may," "plans," "projects," "will," "would" and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. In particular, but without limiting the foregoing, our statements about our agreement with MyFamilyMD and our combined product offerings following the consummation of the closing under our agreement with MyFamilyMD constitute forward-looking statements. We cannot guarantee that we actually will achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We have included important factors in the cautionary statements included or incorporated in this prospectus, particularly under the heading "Risk Factors," that we believe could cause actual results or events to differ materially from the forward-looking statements that we make. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make.


         You should carefully consider the discussion of these and other factors in the section entitled "Risk Factors" beginning on page 5.

                                  RISK FACTORS

         You should carefully consider the following risks and the other information included in this prospectus. Our business, financial condition and results of operations could be materially and adversely affected by each of such risks. Such an adverse effect could cause the market price of our common stock to decline, and you could lose all or part of your investment.

Our Extremely Limited Operating Experience May Cause Us to Misjudge Our Markets or Needs

         Although we have been in existence since 1969, our involvement in software development and marketing has been a much more recent development. Our initial enterprise software application has been operational for less than two years and we have just begun to launch our Internet operations. Accordingly, we have an extremely limited operating history in our current business. Furthermore, in changing to our current business, we are substantially changing our business operations, sales and implementation practices, customer service and support operations, and management focus. We are also facing new risks and challenges, including a lack of meaningful historical financial data upon which to plan future budgets, more competition, the need to develop strategic relationships and other risks described below. We cannot guarantee that we will be able successfully to change to our new business model. An investor in our common stock must consider the risks, uncertainties, expenses and difficulties frequently encountered by companies in their early stages of development. As a result of the absence of meaningful history and experience in our current business, we may easily misjudge the nature or size of our perceived markets, or the amount of work or capital necessary to complete our pending products or implement our business plan.

We May Be Unable to Implement Our Business Strategy, Which Requires Us, Among Other Things, to Deploy Our Products Effectively, Attract Customers, and Develop and Upgrade Our Technology

         Although we believe our strategy can be successful, there are many reasons why we may be unable to implement it successfully, including our possible inability to:

         o deploy eImmune(TM), AsthmaWatch(R), C-Trax, DiabetesCaretrax and other potential products on a large scale due to software development or other problems;

         o        attract  a  sufficiently   large  audience  of  users  to  our
                  Internet-based healthcare information network;

         o        increase awareness of our brand;

         o        strengthen user loyalty;

         o        develop and improve our product;

         o        continue to develop and upgrade our technology; and

         o        attract, retain and motivate qualified personnel.

We Have a History of Operating Losses and Anticipate We Will Incur Continued Losses for the Foreseeable Future and Therefore May Eventually be Unable to Continue Our Operations

         We have had substantial operating losses since incorporation in May 1969, and we have never earned a profit. As of September 30, 2000, our accumulated deficit was $4,141,496. Moreover, we expect that our operating losses will continue for the foreseeable future. Our ability to achieve profitability will depend, in part, on:

         o        the success of our product development efforts;

         o        the acceptance of our business model by our customers; and

         o        our sales and marketing activities.

         The success of our business model depends upon customers, such as parents, schools, doctors, public health agencies, hospitals, health plans and other health care providers, being attracted to and using our point-of-care applications and related proprietary content which we make available to our clients through the Internet or on a stand alone basis for a fee. This business model is not yet proven, and we cannot assure you that we will ever achieve or sustain profitability or that our operating losses will not increase in the future. There is substantial uncertainty as to our ability to continue as a going concern due to our historical negative cash flow and because we may not have access to sufficient capital to meet our projected operating needs for at least the next twelve months.

Our Capital Resources May Be Insufficient to Fund Implementation of Our System and Marketing Its Advantages to Potential Users and We May Be Unable to Raise Additional Capital

         Substantial funds are required to complete our planned product development efforts and expand our sales and marketing activities. We expect that our existing capital resources together with funds we hope to raise from investors will be adequate to fund our operations through the second quarter of 2001, but we cannot guarantee that this time estimate will be accurate.

         Our future capital requirements and the adequacy of available funds will depend on numerous factors, including:

         o        the successful commercialization of our existing products,

         o        progress in our product development efforts,

         o the growth and success of effective sales and marketing activities, and

         o the cost of filing, prosecuting, defending and enforcing intellectual property rights.

         If funds generated from our operations, together with our existing capital resources, are insufficient to meet current or planned operating requirements, we will have to obtain additional funds through equity or debt financing, strategic alliances with corporate partners and others, or through other sources. We do not have any committed sources of additional financing, and we cannot provide assurance that additional funding, if necessary, will be available on acceptable terms, if at all. If adequate funds are not available, we may have to delay, scale-back or eliminate certain aspects of our operations or attempt to obtain funds through arrangements with collaborative partners or others. These results, in turn, could cause the relinquishment of our rights to certain of our technologies, products or potential markets, dilution of your ownership in our business, or our loss of what we believe is a current competitive advantage in the development of our health management system. Therefore, the inability to obtain adequate funds could have a material adverse impact on our business, financial condition and results of operations.

Our Business Model May Never Be Accepted by the Market

         To date, consumers have generally looked to health care professionals as their principal source for health and wellness information. In turn, these professionals are not accustomed to our system. The success of our business model will depend on public health agencies, parents, schools, primary care providers and other health professionals and other consumers being attracted to and using our sophisticated point-of-care applications for a fee. This business model is not yet proven, and we cannot assure you that it will be successful or, if so, that we will be able profitably to implement this business model.

         We plan to develop relationships with parents, schools, doctors, public health agencies, hospitals and other health care providers to offer our products and services. Such a strategy involves numerous risks and uncertainties. There is no established business model for the sale of health care products or services over the Internet. Accordingly, we cannot predict whether parents, schools, doctors, public health agencies, hospitals and other health care providers will elect to purchase our services and information.

Our Dependence on the Internet and Internet Related Technologies Subjects Us to Frequent Change and Numerous Risks

         Our success will depend, in large part, on Internet access and the ability of the Internet to accommodate rapidly increasing traffic. The Internet may not prove to be a viable commercial medium because of inadequate development of the necessary infrastructure (e.g., reliable network backbone), timely development of complementary products (e.g., high speed modems), delays in the development or adoption of new standards and protocols required to handle increased levels of Internet activity, or increased government regulation. If the Internet continues to experience significant growth in the number of users and the level of use, then the Internet infrastructure may not be able to continue to support the demands placed on it.

         We also depend upon the continuous, reliable and secure operation of Internet servers and related hardware and software. In the past, several large Internet commerce companies have suffered highly publicized system failures, which resulted in adverse reactions in their stock prices, significant negative publicity and, in certain instances, litigation. It is likely that we will also suffer service outages from time to time. To the extent that our service is interrupted, our users will be inconvenienced and our reputation may be diminished. If access to our system becomes unavailable at a critical time, users could allege we are liable as a result. Some of these outcomes could directly result in a reduction in our stock price, significant negative publicity and litigation. Although we anticipate that our computer and communications hardware will be protected through physical and software safeguards, they will still be vulnerable to fire, storm, flood, power loss, telecommunications failures, physical or software break-ins and similar events. We will not have full redundancy for all of our computer and telecommunications facilities. A catastrophic event could have a significant negative effect on our business, results of operations, and financial condition.

         We will also depend on third parties to provide potential users with web browsers and Internet and on-line services necessary for access to our website. It is possible that our users will experience difficulties with Internet and other on-line services due to system failures, including failures unrelated to our systems. Any sustained disruption in Internet access provided by third parties could have a material adverse effect on our business, results of operations and financial condition.

         We also intend to retain confidential customer information in our database. It is, therefore, critical that our facilities and infrastructure remain secure and that our facilities and infrastructure are perceived by consumers to be secure. Despite the implementation of measures in the Internet industry, our infrastructure is likely to be vulnerable to physical break-ins, computer viruses, programming errors or similar disruptive problems. A material security breach could damage our reputation or result in liability to us.

We May Be Unable to Market Our Products Effectively Due to Our Limited Sales and Marketing Experience

         A major thrust of our strategy is to make potential users aware of the existence and functionalities of our point-of care clinical solutions. This will require sales and marketing expertise. However, our current employees have limited sales and marketing experience. Although we intend to identify and recruit employees with sales and marketing experience, we may be unable to do so and may therefore be unable to successfully establish and maintain a significant sales and marketing organization.

Our Business Will Be Adversely Affected If We Lose Key Employees or Fail to Recruit and Retain Other Skilled Employees

         Our Chairman, Frank A. Martin, is an integral part of our business and our future success greatly depends upon his retention. Similarly, other officers and directors provide us with key relationships, such as Dr. Michael O'Connell with Walter Reed Medical Center and Dr. Craig Jones with Breathmobile and the University of Southern California School of Medicine. Our failure to retain these individuals as officers and directors could have a significant adverse impact on our ability to compete and succeed in the future.

         Our future success also depends to a significant extent on our ability to attract, retain and motivate highly skilled employees. As we implement our products, we will need to hire additional personnel in all operational areas. Competition for personnel currently is intense, and competition for employees experienced with Internet applications or in the eHealth industry is particularly intense. We may be unable to retain our key employees or attract, assimilate or retain other highly qualified employees in the future. We have from time to time in the past experienced, and we expect to continue to experience in the future, difficulty in hiring and retaining highly skilled employees with appropriate qualifications. If we do not succeed in attracting new personnel or retaining and motivating our current personnel, our business will be adversely affected.

We May Be Unable to Compete Successfully Against Companies Offering Other, Similar Functions

         A large number of health care companies are offering electronic medical records capabilities. In addition, a large number of Internet companies compete for users, advertisers, e-commerce transactions and other sources of on-line revenue. The number of Internet websites offering users health care content, products and services is vast and increasing at a rapid rate. In addition, traditional media and health care providers compete for consumers' attention both through traditional means as well as through new Internet initiatives. We believe that competition for healthcare consumers will continue to increase as the Internet develops as a communication and commercial medium. Although, we believe our products serve a niche in the market which other competitors currently do not serve, we compete for subscribers, syndication partners and other affiliates with numerous Internet and non-Internet businesses.

         Many of these potential competitors are likely to enjoy substantial competitive advantages compared to our Company, including:

         o the ability to offer a wider array of on-line products and services;

         o        larger production and technical staffs;

         o greater name recognition and larger marketing budgets and resources;

         o        larger customer and user bases; and

         o        substantially   greater   financial,   technical   and   other
                  resources.

         To be competitive, we must respond promptly and effectively to the challenges of technological change, evolving computer and Internet related standards, and our competitors' innovations. To do so, we must continue to enhance our products and services, as well as our sales and marketing channels. Although we currently serve a unique market niche, the large number of Internet-based businesses currently in development makes it likely that we will face a direct competitor before long. Moreover, we could also face reduced prices or reduced margins, any of which could adversely affect our business. Competition is likely to increase significantly as new companies enter the market and current competitors expand their services.

Government Regulation Could Adversely Affect Our Business

         Our business is subject to government regulation. Laws and regulations have been or may be adopted with respect to the Internet or other on-line services covering issues such as:

         o        user libel and personal privacy;

         o        the regulation of medical devices;

         o        the practice of medicine and pharmacology;

         o        the   regulation   of   government   and   third-party    cost
                  reimbursement;

         o        copyright protection;

         o        distribution; and

         o        characteristics and quality of products and services.


         The extent to which existing laws in these areas may affect our business is difficult to assess, in part because the scope and interpretation of such laws to Internet applications is still developing. Accordingly, there is a risk that existing laws could be interpreted in a manner, and new laws could be enacted, which could make our business more difficult or expensive (or even impossible) to operate.


Our Prior Line of Business May Lead to Liabilities; We May be Exposed to Uninsured Liability Claims

         As U.S. Medical Alliance, our prior line of business, we were engaged in the physician practice management business. While we are no longer engaged in that business, the Company may be subject to unknown liabilities arising from such prior business operations, which may have a material adverse effect on our business, operations, financial condition, or prospects.

         Prior to the merger with us, Member-Link Systems, Inc., our predecessor, was engaged in the business of marketing, selling and installing certain software products, including eImmune(TM) and AsthmaWatch(R). Since beginning its operations in 1996 until March 15, 2000, we did so without obtaining product or professional liability insurance. Accordingly, in the event any customer of Member-Link and of I-Trax.com, as a successor-in-interest to Member-Link, should in the future claim that the software Member-Link sold prior to the merger was defective and allege related damages, we would not have the protection of insurance in satisfying or defending against such claims. At this time we are not aware of any such claims. Any such claims, however, could have a material adverse effect on our business, results of operations, financial condition and prospects.

         Consumers may sue us if any of the products or services that are sold through our website are defective, fail to perform properly or injure the user, even if such goods and services are provided by unrelated third parties. Even though we currently have product liability insurance, liability claims could require us to spend significant time and money in litigation, to pay significant damages and to reserve for such liability on our financial statements. At this time we are not aware of any such claims. However, any such claims, whether or not successful, could seriously damage our reputation and our business, results of operations or financial position.

If Our Platform Infrastructure and its Scalability Cannot be Proven, Customers May Be Reluctant to Purchase our Products

         We are just beginning to implement our Internet based products. If the system is used by an increasing number of users, we would need to expand our network infrastructure from time to time. In addition, we will need to accommodate changing consumer and customer requirements. We are unable to project accurately the rate or timing of increases, if any, in the use of our website and may be unable to expand and upgrade our systems and infrastructure to accommodate such changes on a timely basis, at a commercially reasonable cost, or at all. Our systems may not accommodate increased use while maintaining acceptable overall performance. Service lapses could cause our users to instead use the on-line services of our competitors.

We May be Sued by Our Users if We Provide  Inaccurate Health  Information on Our
Website  or   Inadvertently   Disclose   Confidential   Health   Information  to
Unauthorized Users

         Because users of our website will access health content and services relating to a condition they may have or may distribute our content to others, third parties may sue us for defamation, negligence, copyright or trademark infringement, personal injury or other matters. We could also become liable if confidential information is disclosed inappropriately. These types of claims have been brought, sometimes successfully, against on-line services in the past. Others could also sue us for the content and services that will be accessible from our website through links to other websites or through content and materials that may be posted by our users in chat rooms or bulletin boards. Any such liability will have a material adverse effect on our reputation and our business, results of operations or financial position.

If Our Intellectual Property Rights Are Undermined By Third Parties Our Business Will Suffer

         Our intellectual property is important to our business. We rely on a combination of copyright, trademark and trade secret laws, confidentiality procedures and contractual provisions to protect our intellectual property. Our efforts to protect our intellectual property may not be adequate. Our competitors may independently develop similar technology or duplicate our products or services. Unauthorized parties may infringe upon or misappropriate our products, services or proprietary information. In addition, the laws of some foreign countries do not protect proprietary rights as well as the laws of the United States do, and the global nature of the Internet makes it difficult to control the ultimate destination of our products and services. In the future, litigation may be necessary to enforce our intellectual property rights or to determine the validity and scope of the proprietary rights of others. Any such litigation would probably be time-consuming and costly. We could be subject to intellectual property infringement claims as the number of our competitors grows and the content and functionality of our website overlaps with competitive offerings. Defending against these claims, even if not meritorious, could be expensive and divert our attention from operating our company. If we become liable to third parties for infringing their intellectual property rights, we could be required to pay a substantial damage award and forced to develop noninfringing technology, obtain a license or cease selling the applications that contain the infringing technology. We may be unable to develop noninfringing technology or obtain a license on commercially reasonable terms, or at all. We also intend to rely on a variety of technologies that we will license from third parties, including any database and Internet server software, which will be used to operate our future website to perform key functions. These third-party licenses may not be available to us on commercially reasonable terms. The loss of or inability to obtain and maintain any of these licenses could delay the introduction of software enhancements, interactive tools and other features until equivalent technology could be licensed or developed. Any such delays could materially adversely affect our business, results of operations and financial condition.

Provisions of Our Certificate of Incorporation Could Impede a Takeover of Our Company Even Though a Takeover May Benefit Our Stockholders

         Our Board of Directors has the authority, without further action by the stockholders, to issue from time to time, up to 2,000,000 shares of preferred stock in one or more classes or series, and to fix the rights and preferences of such preferred stock. We are subject to provisions of Delaware corporate law which, subject to certain exceptions, will prohibit us from engaging in any "business combination" with a person who, together with affiliates and associates, owns 15% or more of our common stock (referred to as an interested stockholder) for a period of three years following the date that such person became an interested stockholder, unless the business combination is approved in a prescribed manner. Additionally, our bylaws establish an advance notice procedure for stockholder proposals and for nominating candidates for election as directors. These provisions of Delaware law and of our certificate of incorporation and by-laws may have the effect of delaying, deterring or preventing a change in our control, may discourage bids for our common stock at a premium over market price and may adversely affect the market price, and the voting and other rights of the holders of our common stock.

Our Officers Have Effective Control of the Company and Other Stockholders May Have Little or No Voice in Corporate Management


         Our Chairman and President, and the venture capital firm with which our Chairman is affiliated, beneficially own, in the aggregate, approximately 38.4% of the outstanding shares of our common stock (31.5% after the MyFamilyMD transaction). As a result, these stockholders, acting together, effectively control the election of directors and matters requiring approval by our stockholders. Thus, they may be able to prevent corporate transactions such as future mergers that might be favorable from our standpoint or the standpoint of the other stockholders.

Our Agreement with MyFamilyMD and its Owners is Subject to Possible Termination if the Closing Under the Agreement does not Occur by March 31, 2001, Which Will Prevent Us From Executing Our Business Plan

         Our agreement with MyFamilyMD and its owners is subject to termination by either party if the closing conditions under that agreement have not been satisfied by March 31, 2001. The agreement is subject to certain closing conditions that may not be satisfied by March 31, 2001. If the agreement is terminated, our business plan will be adversely affected.

The Loss of Any of Our Very Limited Number of Customers Will Have a Material Adverse Effect On Our Business

         Historically, a very limited number of customers has accounted for a significant percentage of our revenues. In 1998, our largest customer, Walter Reed Army Medical Center, accounted for 71% of revenues. In 1999, our largest two customers, Walter Reed Army Medical Center and Office of the Attending Physician, accounted for 76% of revenues. In the nine month period ended September 30, 2000, our largest customers, Office of the Attending Physician and The Henry M. Jackson Foundation, accounted for 83% of revenues. We anticipate that our results of operations in any given period will continue to depend to a significant extent upon revenues of a small number of customers. Accordingly, if we were to lose the business of even a single customer, our results of operations would be materially and adversely affected.

We May be Unable to Integrate MyFamilyMD into Our Operations, Which Will Have A Material Adverse Effect On Our Business

         Our acquisition of MyFamilyMD will require us to integrate MyFamilyMD and its employees into our corporate structure and to integrate MyFamilyMD's technology into our technology. Although based on our due diligence and reasonable assumptions we believe that we can achieve both of these tasks, there is no assurance that we will be able to do so in a timely manner. In the event that we do not achieve these tasks in a timely manner, it will have a material adverse effect on our business, financial condition and prospects.

             SELECTED HISTORICAL FINANCIAL DATA OF I-TRAX.COM, INC.

         We have summarized below our historical financial data as of December 31, 1999 and for each of the two years in the period ended December 31, 1999, derived from our financial statements audited by Massella, Tomaro & Co., LLP, independent public accountants. The selected financial data and balance sheet data as of and for the nine months ended September 30, 1999 and 2000 have been derived from our unaudited financial statements, which we believe include all adjustments necessary for a fair presentation of the financial condition and results of operations for such periods. When you read the information below, you should refer to "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our financial statements and the notes to those financial statements included elsewhere in this prospectus.

                                                                                            (Unaudited)
                                                    Year ended                          Nine months ended
                                                    December 31,                           September 30,
Statement of Operations Data                    1999               1998               2000               1999
                                                ----               ----               ----               ----
Revenues                                   $   987,533           $347,800        $    277,163         $ 601,376
Operating expenses                           1,558,087            274,276           3,666,713           931,641
(Loss) income from operations                 (570,554)            73,524          (3,389,550)         (330,265)
Interest expense                                   258                500               2,619               255
Other income (expenses)                          9,171                --             (102,692)              --
Net (loss) income                             (561,641)            73,024          (3,494,861)         (330,520)
Basic and diluted (loss) income per share         (.05)               .01                (.20)             (.03)
Basic and diluted weighted average
shares outstanding                          11,336,168          8,852,751          17,767,904        10,409,601


                                                                                  (Unaudited)
                                                   December 31,                  September 30,
Balance Sheet Data                                      1999                          2000
                                                        ----                          ----
Cash                                                $   195,728                  $   311,181
Accounts receivables                                    412,038                      339,094
Office Equipment and furniture, net                      36,120                      327,152
Working capital                                         336,410                       76,078
Total assets                                            708,818                    1,513,360
Total liabilities                                       296,126                      798,483
Stockholders' equity                                    412,692                      714,877

                    TERMS OF THE TRANSACTION WITH MYFAMILYMD

Contribution and Exchange Agreement


         I-Trax.com and I-trax Holding, on the one hand, and MyFamilyMD and its owners, on the other hand, entered into a Contribution and Exchange Agreement on September 22, 2000. Pursuant to this agreement I-trax Holding agreed to issue an aggregate of up to 4,272,500 shares of our common stock to the owners of MyFamilyMD in exchange for all of the ownership interests in MyFamilyMD. Of this total, up to 1,709,000 shares may be forfeited by the owners to us, 854,500 shares in the event MyFamilyMD does not meet certain product development targets and up to 854,500 shares in the event MyFamilyMD does not meet certain revenue targets within one year after product launch. See the section of this prospectus entitled "Business--I-Trax.com--MyFamilyMD Agreements" on pages 33 and 34 for a description of our agreement with MyFamilyMD and its owners.

         The aggregate number of shares of I-trax Holding common stock to be issued to the owners of MyFamilyMD pursuant to the Contribution and Exchange Agreement is equal to approximately 21.9% of the currently issued and outstanding shares of our common stock and once issued, will result in such owners owning approximately 18.0% of our outstanding common stock. We are not required to seek stockholder approval for issuance of shares of our capital stock in this transaction under applicable law.

         The Boards of Directors of I-Trax.com and I-trax Holding has approved the transaction with MyFamilyMD and its owners, including the issuance of shares of I-trax Holding common stock to the owners.

                    REORGANIZATION OF THE CORPORATE STRUCTURE


         The Boards of Directors of I-Trax.com and I-trax Holding have approved a plan of reorganization under which of I-Trax.com will become a wholly-owned subsidiary of I-trax Holding. We have attached the form of Agreement and Plan of Merger relating to the reorganization as Exhibit A at the back of this prospectus. We encourage you to read this agreement, as it is the legal document which governs the reorganization. However, under Section 251(g) of the Delaware General Corporation Law, the reorganization into a holding company structure does not require the approval of the stockholders of I-Trax.com. Therefore, we are not asking you to vote on the reorganization.


Reasons For The Reorganization

         The Board of Directors of I-Trax.com believes that the holding company structure resulting from the reorganization will provide greater flexibility in terms of operations, expansion, and diversification of the Company. In addition, the reorganization into a holding company structure is also intended to allow the owners of MyFamilyMD to treat their contribution of their ownership interests in MyFamilyMD to our business as a tax-free exchange for Federal income tax purposes, and is intended to be accomplished simultaneously with the closing of the transactions with MyFamilyMD and its owners.

Organizational Transactions


         At the direction of the Board of Directors of I-Trax.com, I-trax Holding was incorporated under the laws of the State of Delaware in September 2000 for the purpose of becoming a holding company by acquiring all of the outstanding I-Trax.com common stock.

         At the direction of the Boards of Directors of I-Trax.com and I-trax Holding, I-Trax.com Acquisition Co. was incorporated under the laws of the State of Delaware in September 2000 for the purpose of merging into I-Trax.com to facilitate the reorganization. I-trax Holding is currently the sole stockholder of I-Trax.com Acquisition Co.


Terms of The Plan Of Reorganization

         Conversion

         At the effective time of the reorganization:


         o Each share of I-Trax.com common stock issued and outstanding immediately prior to the effective time of the reorganization will, at the effective time of the reorganization, automatically become and be converted into the right to receive one share of I-trax Holding common stock;


         o Each share of I-Trax.com Acquisition Co. common stock issued and outstanding immediately prior to the effective time of the reorganization will, on and after the effective time of the reorganization, be converted into one share of I-Trax.com common stock, the surviving corporation in the merger; and


         o        Each  share  of  I-trax   Holding   common  stock  issued  and
                  outstanding immediately prior to the effective time of the reorganization will, at the effective time of the reorganization, be canceled.

         As a result, at the effective time of the reorganization, all of the common stock of I-Trax.com will be owned by I-trax Holding. At the effective time of the reorganization, I-Trax.com stockholders and, as a result of the MyFamilyMD transaction, the members of MyFamilyMD, will become the stockholders of I-trax Holding. As stockholders of I-trax Holding, they will have the same rights to govern I-trax Holding's activities as they currently have to govern I-Trax.com's activities; however, as stockholders of I-trax Holding, they will not be entitled to vote on matters requiring the approval of I-Trax.com stockholders. Stockholders of I-trax Holding will be entitled to vote with respect to matters affecting I-trax Holding, which will own 100% of the voting rights in I-Trax.com.

         Effective Time of The Reorganization

         The reorganization will be effective at the time a certificate of merger is filed in the office of the Secretary of State of Delaware. The effective time of the reorganization will not occur until the satisfaction of all of the requirements of law and conditions specified in the plan of reorganization and in our agreement with MyFamilyMD. We currently anticipate that the reorganization will occur shortly following the distribution of this prospectus to our stockholders.

         Interests of Certain Persons In The Reorganization


         The plan of reorganization provides that the directors of I-Trax.com immediately prior to the effective time of the reorganization will be directors of I-Trax.com and I-trax Holding immediately after the reorganization. Additionally, the officers and other employees of I-Trax.com immediately prior to the effective time of the reorganization will all be employed in substantially the same capacities by I-Trax.com immediately after the reorganization. As of December 31, 2000, directors and executive officers of I-Trax.com and their affiliates were the beneficial owners of 9,365,417 shares (48.7% of the issued and outstanding shares) of I-Trax.com common stock.


         Employee Benefits


         Upon consummation of the reorganization, I-Trax.com's 2000 Equity Compensation Plan will be assumed by I-trax Holding. All options issued under this plan will be converted into options to acquire an identical number of shares of I-trax Holding common stock on identical terms and conditions, and for an identical exercise price. I-trax Holding will assume all of I-Trax.com's obligations with respect to the outstanding options.

         All other employee benefits and benefit plans of I-Trax.com in effect immediately prior to the effective time of the reorganization will be unchanged by the reorganization, except that any plan which refers to I-Trax.com common stock will, following consummation of the reorganization, be deemed to refer instead to I-trax Holding common stock and will become the employee benefits and benefit plans solely of I-Trax, Inc.


         Conditions To The Reorganization

         The obligations of each of the parties to the plan of reorganization to consummate the reorganization are subject to the satisfaction on or before the effective time of the reorganization, of the following conditions:


         o        approval  of the plan of  reorganization  by a majority of the
                  outstanding   shares  of   I-trax   Holding   and   I-Trax.com
                  Acquisition Co.;

         o approval by a majority of the respective Board of Directors of I-Trax.com, I-trax Holding and I-Trax.com Acquisition Co.; and


         o effectiveness of the registration statement covering the transactions described in this prospectus.



         The directors of I-Trax.com, I-Trax.com Acquisition Co. and I-trax Holding have approved the plan of reorganization. I-Trax.com, as the sole stockholder of I-trax Holding, and I-trax Holding, as the sole stockholder of I-Trax.com Acquisition Co., have approved the plan of reorganization.


         Termination of Plan of Reorganization


         The plan of reorganization may be terminated before the effective time of the reorganization if it is determined by respective Board of Directors of I-Trax.com, I-trax Holding or I-Trax.com Acquisition Co. that for any reason the completion of the transactions provided for in the plan of reorganization would be inadvisable or not in the best interest of the applicable corporation or its stockholders.

Exchange Of Share Certificates


         The shares of I-trax Holding common stock will continue to be represented by the same stock certificates which previously represented shares of I-Trax.com common stock.

Please do not send your stock certificates to our transfer agent or us. No exchange of certificates is required.


Costs of the Reorganization


         The costs of the reorganization to I-trax Holding and I-Trax.com are estimated at approximately $50,000. These costs will be paid by I-Trax.com. These costs do not include any costs of MyFamilyMD and its owners incurred by them in connection with the negotiation of the Contribution and Exchange Agreement and related transactions.


Stockholder Approval and Appraisal Rights


         Pursuant to the provisions of Section 251(g) of the Delaware General Corporation Law, which controls the holding company reorganization, stockholders of I-Trax.com do not have the right to vote on the reorganization. Pursuant to
Section 262(b) of the Delaware General Corporation Law, stockholders of I-Trax.com are not entitled to appraisal rights for their shares of I-Trax.com stock with respect to the reorganization.


Accounting Treatment


         Because the reorganization is a reorganization with no change in ownership interests, the financial statements of I-trax Holding and the financial statements of I-Trax.com will retain the former bases of accounting of I-Trax.com and will be substantially identical to I-Trax.com's financial statements prior to the reorganization.


         The reorganization does not relate to the acquisition of MyFamilyMD, which will be accounted for as a purchase.

Material Federal Income Tax Consequences

         The following discussion is limited to the material Federal income tax consequences of the proposed reorganization and does not discuss state, local, or foreign tax consequences or all of the tax consequences that might be relevant to an individual stockholder of I-Trax.com in light of his or her particular circumstances.


         We anticipate that the reorganization will qualify for Federal income tax purposes as a "reorganization" under Sections 368(a)(1)(A) and 368(a)(2)(E) of the Internal Revenue Code of 1986, as amended, which we refer to in this prospectus as the Code. In the opinion of our counsel, Ballard Spahr Andrews & Ingersoll, LLP, provided that the reorganization is consummated as described herein, the reorganization will have the following material tax consequences under current law:

         o No gain or loss will be recognized by I-trax Holding upon the issuance of its stock in the reorganization;

         o No gain or loss will be recognized by I-Trax.com upon consummation of the reorganization;

         o No gain or loss will be recognized by the stockholders of I-Trax.com as a result of the exchange of their shares of I-Trax.com common stock for I-trax Holding common stock pursuant to the reorganization;

         o The basis of I-trax Holding common stock received by the stockholders of I-Trax.com pursuant to the reorganization will be the same as the basis of the shares of I-Trax.com common stock surrendered in exchange therefor; and

         o The holding period of I-trax Holding common stock received by stockholders of I-Trax.com pursuant to the reorganization will include the holding period of the I-Trax.com common stock surrendered in exchange therefor, provided that such I-Trax.com common stock is held as a capital asset on the date of consummation of the reorganization.

Counsel's opinion is based on the current provisions of the Code, existing and proposed Treasury regulations, interpretive rulings of the Internal Revenue Service, and court decisions, all of which are subject to change before or after the effective time of the reorganization, possibly with retroactive effect. Any such change could affect the continuing validity of this discussion.

         We further anticipate that the reorganization and the contribution to I-trax Holding of all of the ownership interests of MyFamilyMD in exchange for the issuance of shares of I-trax Holding common stock to the owners of MyFamilyMD will be treated as a single transaction. If the reorganization and such contribution are so treated, the owners of MyFamilyMD will recognize no gain or loss under Section 351(a) of the Code on the exchange of their ownership interests in MyFamilyMD for shares of I-trax Holding common stock.

I-Trax.com's stockholders are urged to consult their own tax advisors as to specific tax consequences to them of the reorganization including tax return reporting requirements and the applicability and effect of federal, state, local, foreign, and other applicable tax laws.

                          DESCRIPTION OF CAPITAL STOCK

General


         The authorized capital stock of I-trax Holding is 52,000,000 shares, of which 50,000,000 shares are designated as common stock, par value $.001 per share, and of which 2,000,000 shares are designated as preferred stock, par value $.001 per share.


Common Stock


         I-trax Holding stockholders are entitled to one vote for each share held of record on all matters submitted to a vote of I-trax Holding stockholders. Subject to preferences that may be applicable to any outstanding preferred stock, holders of common stock are entitled to receive ratably any dividends as may be declared by I-trax Holding's Board of Directors out of funds legally available for dividends. In the event of a liquidation, dissolution or winding up of I-trax Holding, I-trax Holding stockholders are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preferences of any outstanding shares of preferred stock. Holders of common stock have no preemptive rights.


Preferred Stock


         I-trax Holding's preferred stock is issuable in series upon resolution of its Board of Directors. The Board of Directors is authorized to establish the relative terms, rights and other provisions of any series of preferred stock. No preferred stock is outstanding, and I-trax Holding's Board of Directors has no current intention of issuing any preferred stock. However, unless otherwise required by law in a particular circumstance, the Board of Directors can, without stockholder approval, issue preferred stock in the future with voting and conversion rights which could adversely affect the voting power of the common stock. The issuance of preferred stock could be expected to, and may have the effect of, delaying, averting or preventing a change in control of I-trax Holding.

         I-trax Holding's Certificate of Incorporation provides that directors of I-trax Holding will not be personally liable to I-trax Holding or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to I-trax Holding or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the Delaware General Corporation Law relating to prohibited dividends, distributions and repurchases or redemptions of stock or (iv) for any transaction from which the director derives an improper personal benefit. However, such limitation on liability would not generally apply to violations of the Federal securities laws, nor does it limit the availability of non-monetary relief in any action or proceeding.

         The transfer agent for I-trax Holding common stock is StockTrans, Inc., Ardmore, Pennsylvania.

                           COMPARISON OF CAPITAL STOCK


         The Certificate of Incorporation and By-laws of I-trax Holding are the same as the Certificate of Incorporation and By-laws of I-Trax.com except in such minor respects as are permitted under Section 251(g) of the Delaware General Corporation Law. The certificates of incorporation and by-laws of both companies contain certain provisions relating to the board of directors and certain business combinations, all of which may be deemed to have "anti-takeover" effects, including undesignated preferred stock, limitations on the call of a special meeting of stockholders, elimination of cumulative voting and limitation on the matters that may be brought before an annual meeting of the stockholders. See "Risk Factors--Provisions of Our Certificate of Incorporation Could Impede a Takeover of Our Company Even Though a Takeover May Benefit Our Stockholders" above.


           MARKET PRICE AND DIVIDENDS OF I-TRAX.COM, INC. COMMON STOCK

         Since September 29, 1999, I-Trax.com common stock has been quoted on the OTC Bulletin Board under the symbol "IMTX." Prior to September 29, 1999, I-Trax.com common stock had been quoted on the OTC Bulletin Board under the symbol "UMAI." The following table sets forth the high and low closing bid information for the common stock for the periods indicated:

                                                   High                Low
                                                   ----                ---
          2000
           Fourth Quarter                         $3.0000            $1.7500
           Third Quarter                           5.0000             2.3770
           Second Quarter                          3.5000             1.2500
           First Quarter                           5.2500             1.2500

          1999
           Fourth Quarter                          2.2500             0.1875
           Third Quarter                           0.1875             0.1875
           Second Quarter                          No inside quotes reported
           First Quarter                           No inside quotes reported



         The information presented above was supplied to I-Trax.com by Nasdaq Trading and Market Services and reflects inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.


         On December 29, 2000, the last reported sales price of I-Trax.com common stock was $2.00. As of December 31, 2000, there were approximately 706 registered holders of record of the I-Trax.com common stock. As of the same date, 19,483,084 shares of I-Trax.com common stock were outstanding.

         The stock of I-trax Holding is not currently publicly traded. Upon consummation of the reorganization, I-trax Holding common stock will quoted on the OTC Bulletin Board under the symbol "IMTX" as the successor to I-Trax.com.


         I-Trax.com has never paid or declared any cash dividends on our common stock or other securities and does not anticipate paying cash dividends in the foreseeable future.


         I-trax Holding has not paid any dividends since the date of its incorporation and does not anticipate doing so in the foreseeable future.

                    UNAUDITED PRO FORMA FINANCIAL STATEMENTS


         The following table sets forth at September 30, 2000 the unaudited actual financial statements of I-Trax.com and the proposed reorganization, and the pro forma financial statements of I-Trax.com, I-trax Holding and I-trax Holding on a consolidated basis to reflect the completion of the reorganization and the consummation of the MyFamilyMD transaction. A Pro Forma Statement of Operations has not been provided as of December 31, 1999 because MyFamilyMD did not commence operations until January 18, 2000.


         For purposes of the following pro forma financial statements, the valuation of the purchase price and the allocation thereof is deemed preliminary as of the date of this prospectus. Although I-Trax.com expects to obtain a formal valuation of its common stock to be issued in the MyFamilyMD transaction and the allocation of the purchase price to the intangible assets, such valuation has not been completed as of the date of this prospectus. For purposes of recording the acquisition of MyFamilyMD in the pro forma financial statements, the I-Trax.com has established $2 per share as the value of its common stock because this is the price of at which common stock was sold in its most recent private placement.

                             PRO FORMA BALANCE SHEET

                                                                         Pro Forma
                                                                        Consolidated
                                                                           I-trax,       iSummit
                                                                             Inc.     Partners, LLC
                                                I-Trax.com               (Unaudited)   (MyFamilyMD)                      Pro Forma
                                I-Trax.com,    Acquisition     I-trax,     (Net of     September 30,         Pro Forma  Consolidated
                                   Inc.            Co.           Inc.     Elimination      2000      Adj.  Adjustments  I-trax, Inc.
                               (Unaudited)     (Unaudited)   (Unaudited)   Entries)      Unaudited   Ref.  (Unaudited)  (Unaudited)
                              ------------------------------------------------------------------------------------------------------
Cash                             $ 311,181       $    -       $     -   $  311,181       $  28,456        $        -    $  339,637
Accounts receivable                339,094            -             -      339,094               -                 -       339,094
Prepaid expenses                   121,606            -             -      121,606               -                 -       121,606
Other receivables                   75,414           10            10       75,414          26,102                 -       101,516
                               ----------------------------------------------------------------------------------------------------
   Total current assets            847,295           10            10      847,295          54,558                 -       901,853
                               ----------------------------------------------------------------------------------------------------

Machinery & Equipment, net         327,152            -             -      327,152          13,218                         340,370
Software Development Costs         210,750            -             -      210,750               -                         210,750
Intangible assets -
goodwill, etc.                           -                                       -               -    A    6,836,000     3,904,549
                                                                                                      B      100,635
                                                                                                      C   (1,732,086)
                                                                                                      D   (1,300,000)
Security deposits                  128,163            -             -      128,163               -                 -       128,163
                               ----------------------------------------------------------------------------------------------------

   Total assets                $ 1,513,360       $   10       $    10   $1,513,360       $  67,776        $3,904,549    $5,485,685
                               ====================================================================================================

Total Liabilities              $   798,483       $    -       $     -    $ 798,483       $ 168,411        $        -    $  966,894
                               ----------------------------------------------------------------------------------------------------

Common Stock                        18,711           10            10       18,711               -    A        3,418        22,129
Additional Paid - In -
Capital                          4,870,996            -             -    4,870,996               -    A    6,832,582    11,703,578
Member's deficit                         -            -             -            -        (100,635)   B      100,635             -
Accumulated Deficit and
Other                           (4,174,830)           -             -   (4,174,830)              -    C   (1,732,086)   (7,206,916)
                                                                                                      D   (1,300,000)
                               ----------------------------------------------------------------------------------------------------

Total Stockholders' Equity         714,877           10            10      714,877        (100,635)        3,904,549     4,518,791
                               ====================================================================================================

Total liabilities &
stockholder's equity           $ 1,513,360       $   10       $    10   $1,513,360       $  67,776        $3,904,549    $5,485,685
                               ====================================================================================================


                                        See accompanying notes on page 23.

                        PRO FORMA STATEMENT OF OPERATIONS

                                                                                    iSummit
                                                                                  Partners, LLC
                                                                                     From
                                                                                   Inception
                                                                                   January 18,
                                              I-Trax.com               Pro Forma     2000, to                        Pro Forma
                                I-Trax.com,  Acquisition    I-trax,   Consolidated September 30,        Pro Forma   Consolidated
                                   Inc.          Co.          Inc.    I-trax, Inc.     2000      Adj.  Adjustments  I-trax, Inc.
                               (Unaudited)   (Unaudited)  (Unaudited) (Unaudited)  (Unaudited)   Ref.  (Unaudited)  (Unaudited)
                              ---------------------------------------------------------------------------------------------------

Revenue                      $  277,163       $     -        $    -   $   277,163    $         -        $         -   $   277,163
                             ----------------------------------------------------------------------------------------------------

Operating expenses:
   Cost of revenue              163,123             -             -       163,123              -                  -       163,123
   General and
administrative                3,372,752             -             -     3,372,752      1,210,635     C    1,732,086     7,615,473
                                                                                                     D    1,300,000
   Marketing & advertising      130,838             -             -       130,838              -                  -       130,838
                             ----------------------------------------------------------------------------------------------------

Total operating expenses      3,666,713             -             -     3,666,713      1,210,635          3,032,086     7,909,434
                             ----------------------------------------------------------------------------------------------------

Loss before other income
   (expenses)                (3,389,550)            -             -    (3,389,550)    (1,210,635)        (3,032,086)   (7,632,271)

Other income (expenses)        (105,311)            -             -      (105,311)             -                  -      (105,311)
                             ----------------------------------------------------------------------------------------------------

Net loss                    $(3,494,861)      $     -        $    -   $(3,494,861)   $(1,210,635)       $(3,032,086)  $(7,737,582)
                            =====================================================================================================

SHARE DATA:

Basic and Diluted*:

   Net loss                 $     (0.20)          n/a           n/a   $     (0.20)           n/a                      $     (0.37)
                            =====================================================================================================

Weighted average number of
   shares outstanding        17,767,904         1,000         1,000    17,767,904            n/a                n/a    21,185,904
                            =====================================================================================================


                                            See accompanying notes on page 23.

                      FOOTNOTES TO PRO FORMA BALANCE SHEET
                      ------------------------------------
                                       AND
                                       ---
                             STATEMENT OF OPERATIONS
                             -----------------------



*        Basic and Diluted Earnings Per Share are the same because the effect of
         potentially   dilutive  securities  including  options  and  contingent
         issuable shares would be antidilutive.

Adj. A Pursuant to the Contribution & Exchange Agreement, I-trax, Inc. will issue an aggregate of up to 4,272,500 shares of its common stock to the owners of iSummit Partners, LLC. Of this total of number of shares, 1,709,000 will be held in escrow and released as follows; (i) 854,500 shares upon the completion and launch of MyFamilyMD technology (the "MedWizards") and (ii) 854,500 shares when and if the revenues generated by the MedWizards during the period beginning on the launch date and ending on the date which is the first anniversary of such launch date, reach $11,000,000. If such revenues are less than $11,000,000, the number of shares to be released will be reduced by one share for every $5.50 shortfall in revenues. Accordingly, in connection with the terms of the Contribution & Exchange Agreement, I-trax, Inc. will initially issue 3,418,000 shares at $2 each of its common stock or $6,836,000, which is composed of 2,563,500 (the guaranteed shares) and 854,500 (the shares issuable in connection with the development of the MyFamilyMD technology (which is being developed by I-Trax.com)). The remaining 854,500 shares will be recognized as a compensation expense ($1,709,000 assuming the stock is valued at $2 per share) if revenues generated by MyFamilyMD technology reach $11,000,000 on the first anniversary of the launch date of the MedWizards. The purchase price and the allocation thereof are preliminary. As of the date of this prospectus, I-Trax.com is obtaining a valuation of the I-trax, Inc. common stock that is expected to be issued and the assets that it expects to acquire in MyFamilyMD transaction.

Adj. B   To   eliminate   iSummit   Partners,   LLC   partner's   deficit   upon
         consolidation.

Adj. C To write off an estimated 25% of the purchase price to purchased R&D as management believes this amount represents the acquired in-process research which has not reached technical feasibility and has no alternative future use.

Adj. D To amortize goodwill and other intangible assets over an average life of three years.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

         You should read the following discussion and analysis together with our consolidated financial statements and the notes to our consolidated financial statements included elsewhere in this prospectus. This prospectus contains forward-looking statements that involve risks and uncertainties. Actual results may differ materially from those indicated in such forward-looking statements.

Introduction

         We were incorporated in the State of Delaware under the name of Marmac Corporation in May 1969. In December 1979, we changed our name to Ibex
Industries International, Inc. On April 1, 1996, we purchased the assets of certain physician practices, changed our name to U.S. Medical Alliance, Inc., and commenced operations as a physician practice management company.

         As U.S. Medical Alliance, we completed one additional physician practice acquisition. However, we did not have adequate liquidity and capital resources to withstand the downturn in the physician practice management industry, nor the ability to acquire profitable physician practices.

         During 1997, I-Trax.com, Inc. (the "Company"), formerly known as US Medical Alliance, Inc., ceased doing its business activities as a physician practice management company and embarked on a program of winding down such activities. The Company returned physician practice assets to physicians in exchange for cancellation of stock in the Company issued for such assets, and settling its obligations. During 1998, the Company had no operations. In August 1999, six principal stockholders of the Company purchased 4,000,000 shares of the Company's Common Stock for $400,000 to raise working capital which enabled the Company to enter into a license agreement, a technical services agreement and a management services agreement with Member-Link Systems, Inc., a health information technology company, to own and develop the Internet application of an immunization tracking system known as "I-Trax." As consideration for these agreements, we issued 3,000,000 shares of our Common Stock to Member-Link and an aggregate of 2,000,000 shares of our Common Stock to certain executive officers of Member-Link. We also changed our name to "I-Trax.com, Inc." on August 27, 1999.

         Effective as of December 30, 1999, Member-Link merged with and into us pursuant to a Merger Agreement dated as of December 14, 1999. In the merger, each of the 1,809,686 outstanding shares of Common Stock of Member-Link was converted into a right to receive 4.4207 shares of our Common Stock. An aggregate of 8,000,082 shares of our Common Stock was issued in the merger. The 3,000,000 shares of our Common Stock held of record by Member-Link at the time of the merger were canceled. As a further consequence of the merger, each of the license agreement, the technical services agreement and management services agreement were canceled.

         The merger of Member-Link into the Company effective as of December 30, 1999 will have a substantial impact on the Company's current and future operating results. The Company's operating results will be negatively affected as to profitability until mid-2001 because the Company expects to devote substantial sums to developing current and new products, expanding sales and marketing resources necessary to implement rapid rollout of such products into additional markets, and attract and retain additional management personnel.

Overview

         The Company has historically developed enterprise or client server applications for collecting disease specific data at the point of care. In the first fiscal quarter of 2000, the Company began to develop its Internet applications. We have just recently begun to deploy such Internet applications. The Company intends to continue to increase its expenditures primarily in the areas of product development, client services, business development, and sales and marketing. As a result, the Company expects to continue to incur substantial operating losses over the next nine to twelve months.

         The Company's current primary sources of revenues are license fees and product development fees it charges its customers. In the future, the Company expects to generate a significant portion of its revenue from subscriptions to the Company's products delivered over the Internet.

Results of Operations

         Nine-Months Ended September 30, 2000 Compared to Nine-Months Ended September 30, 1999.

         Total revenues for the nine-month period ended September 30, 2000 decreased to $277,163 as compared to $ 601,376 for the nine-month period ended September 30, 1999, due primarily to the Company's continued migration to an Internet model as well as normal sales cycles. Cost of revenue was $163,123 for the nine-month period ended September 30, 2000 as compared to $209,705 for the prior comparable period, consisting primarily of computer hardware and networking and consulting expenses.

         The aggregate operating expenses for the nine-month period ended September 30, 2000 increased to $3,503,590 as compared to $ 721,936 for the prior comparable period. The significant increase in the aggregate operating expenses was due primarily to the Company's selling, general and administrative expenses, which equaled $3,372,752 during this period as compared to $702,028 for the prior comparable period. Selling, general and administrative expenses consisted primarily of compensation for product development, legal, finance, sales, management, travel, rent, telephone and consulting services. This increase resulted primarily from increased costs necessary to support the growth of the Company's business activities, and the development of its core products and new products. The Company intends to continue to spend in these categories in future periods to support continued growth and expansion.

         For the nine months ended September 30, 2000 and 1999, the Company generated losses amounting to $3,494,861 and $ 330,520, respectively. The increase in losses is directly attributable to its increasing selling, general and administrative expenses, which are expected to continue through mid 2001.

         Year Ended December 31, 1999 Compared to Year Ended December 31, 1998.

         Total revenues in fiscal year 1999 were $987,533 as compared to $347,800 for fiscal 1998. Revenues for fiscal 1999 were comprised of $625,209 for the licensing and development of "C-Trax," the Company's cardiovascular disease management program for Walter Reed Army Medical Center ("WRAMC"), $87,055 for "AsthmaWatch" for LA County-USC, Phoenix Children's Hospital, and Mobile Care Foundation in Chicago, $123,161 for the Medicive Medical Records database for The Office of Attending Physician, and $52,108 of other revenue from small subcontracts. Revenues for 1998 consisted of $62,000 from WRAMC for "I-Trax," the Company's immunization tracking system, $81,800 for LA County-USC's "AsthmaWatch," and $204,000 for "C-Trax" from WRAMC.

         Cost of Revenue was $374,132 for fiscal 1999 consisting primarily of hardware and network installations and subcontractors as compared to $149,115 for the same items in fiscal 1998. The increase was due to the increase in revenue.

         Research and development expenses of $186,908 for fiscal 1999 consist primarily of employee compensation of information systems personnel. There was no employee compensation for fiscal 1998. Although the Company has expensed its R&D costs in the past, it will likely capitalize a significant percentage of the costs associated with the development of its web-based versions of its existing products in the future.

         Selling, general and administrative expenses consist primarily of compensation for legal, finance, sales, management, travel, rent, telephone and consulting services. Selling, general and administrative expenses were $997,047 for fiscal 1999 and $125,161 for fiscal 1998. The increase resulted primarily from increased costs necessary to support the growth of the Company's business activities. The Company intends to increase the amounts spent in these categories to support continued growth and expansion in future periods.

Liquidity and Capital Resources

         The Company's accumulated deficit of approximately $4,142,000 from inception through September 30, 2000 has been funded primarily through capital contributions from the sale of its Common Stock. On February 20, 2000, the Company completed a private placement of 1,800,000 shares of its Common Stock at $1.00 per share, yielding to the Company aggregate proceeds of $1,794,880 (net of offering expenses), which have funded the Company's planned expansion.

         In addition, in May 2000 the Company initiated a second private placement of 1,000,000 shares of its Common Stock at $2.00 per share. As of September 30, 2000, the Company had sold 857,750 shares pursuant to this private placement, yielding to the Company an aggregate of $1,715,500. The Company closed the private placement on November 12, 2000. As of November 12, 2000, the Company had sold 905,000 shares pursuant to this private placement yielding to the Company an aggregate of $1,810,000. The raised funds have been and will be used to fund operations and to accelerate the Company's product development efforts. The funds will also be used to fund development of certain intellectual property acquired from MyFamilyMD. For further discussion of this arrangement with MyFamilyMD, see "Business--I-Trax.com--MyFamilyMD Agreements" on page 35. The Company believes that these funds, together with anticipated collection of its accounts receivables, its anticipated revenues and certain bridge financing (which is currently under negotiations) will be sufficient to meet the Company's present business expansion requirements until the end of the second quarter of 2001, at which time the Company expects to become self sufficient. Although the Company plans to seek additional capital during the first half of fiscal 2001, there can be no assurance that such financing will be available on acceptable terms, if at all.

         To allow the Company to meet its current monthly cash requirements, during October 2000, the Company's Chief Executive Officer and Chief Operating Officer advanced an aggregate of $500,000 to the Company for working capital. Furthermore, effective as of November 13, 2000, we initiated an offering of convertible promissory notes and stock purchase warrants to accredited investors pursuant to Rule 506 of Regulation D. As of the date hereof we have raised approximately $1,350,000 pursuant to this offering.

         At September 30, 2000, the Company had approximately $310,000 in cash. The Company's principal source of liquidity is the cash obtained from the private placements described above. The Company currently has no available credit facilities.

         For the nine-months ended September 30, 2000, the Company used $2,806,316 of cash for operating activities and $484,411 for investing activities (which was primarily for the purchase of office equipment and furniture and fixtures). The funds used for operating and investing were all funded through the sale of Common Stock pursuant to the Company's private placements, which amounted to $3,475,380 for the nine months ended September 30, 2000.

         For the nine-months ended September 30, 1999, the Company used $208,585 for operating activities and $29,963 for investing activities. All of the cash used was funded from borrowings pursuant to a promissory note and sale of common stock.

Factors Affecting the Company's Business and Prospects

         We expect to experience significant fluctuations in our future quarterly operating results due to a variety of factors, many of which are outside of our control. These issues are discussed more fully in the section titled "Risk Factors" above.

         The Company is susceptible to additional risk because each of its few customers accounts for a large percentage of revenues. For the three and nine months ended September 30, 2000, the Company had two unrelated customers, respectively, which accounted for 50% and 42% and 39% and 44% of total revenues, respectively. For the three and nine months ended September 30, 1999, the Company had one unrelated customer, which accounted for 74% and 82% of total revenues, respectively. As of September 30, 2000, the Company had two unrelated customers, which accounted for 48% and 36%, respectively, of accounts receivables.

Market Risk

         The Company has no material interest-bearing assets or liabilities, nor does the Company have any current exposure for changes in foreign currency exchange  rates.  The  Company  does  not use  derivatives  or  other  financial instruments. The Company's financial instruments consist of cash and receivables. The market values of these financial instruments approximate book value.

Inflation

         The financial statements are presented on a historical cost basis and do not fully reflect the impact of prior years' inflation. While the U.S. inflation rate has been modest for several years, inflation issues may impact the Company's business in the future. The ability to pass on inflation costs is an uncertainty due to general economic conditions and competitive situations.

Year 2000 Preparation

         Software failures due to calculations using Year 2000 dates are a known risk. Although the most critical date (January 1, 2000) has occurred without incident in our software, problems with Year 2000 software could nonetheless result in system failures or miscalculations causing disruptions of operations, including, among others, a temporary inability to process transactions, send invoices or engage in similar normal business activities. To date, the Company has experienced very few problems related to Year 2000 testing and those requiring modification have been fixed. The Company does not believe that there is material exposure to the Year 2000 issue with respect to its electronic commerce transaction processing and online activity since these systems correctly define the Year 2000. The Company is nonetheless conducting an analysis to determine whether others with whom the Company does business have Year 2000 issues on a continual basis.

         The Company has not incurred any material expenses in addressing Year 2000 compliance to date.

                                    BUSINESS

I-trax Holding


         I-trax Holding was incorporated in September 2000 and has not engaged in any business since its incorporation. After the reorganization and consummation of the MyFamilyMD transaction, I-trax Holding will become a holding company which will own I-Trax.com and MyFamilyMD. The business of I-Trax.com, as currently conducted and as I-trax Holding will conduct such business after the reorganization, is described below.


I-Trax.com

         Business History

         We were incorporated in the State of Delaware under the name of Marmac Corporation in May 1969. In December 1979, we changed the Company's name to Ibex Industries International, Inc. On April 1, 1996, we purchased the assets of certain physician practices, changed the Company's name to U.S. Medical Alliance, Inc., and commenced operations as a physician practice management company.

         As U.S. Medical Alliance we completed one additional physician practice acquisition. However, we did not have adequate liquidity or capital resources to withstand the downturn in the physician practice management industry, nor the ability to acquire profitable physician practices. In January 1997, the Board of Directors, in an effort to reorganize the Company, elected Frank A. Martin as its President. Mr. Martin negotiated the return of the previously acquired physician practice assets to the physicians in exchange for the cancellation of any U.S. Medical Alliance capital stock or notes associated with those acquisitions. We then changed the Company's name to I-Trax.com, Inc. on August 27, 1999.

         On September 3, 1999, we entered into a Software and Proprietary Product Corporate License Agreement with Member-Link Systems, Inc., a health information technology company. The license agreement gave us the exclusive right to use certain software in an immunization tracking system (which we call eImmune(TM)), and to develop an application allowing, public and private health systems, among other parties, to track immunizations over the Internet. Concurrently with entering into the license agreement, the parties also entered into a technical services agreement, related to the technology licensed pursuant to the license agreement, and a management services agreement, related to the management and implementation of our business plan. As consideration for these agreements, we issued 3,000,000 shares of our Common Stock to Member-Link and an aggregate of 2,000,000 shares of our Common Stock to certain executive officers of Member-Link.

         Effective as of December 30, 1999, Member-Link merged with and into us pursuant to a Merger Agreement dated as of December 14, 1999. In the merger, each of the 1,809,686 outstanding shares of Common Stock of Member-Link was converted into a right to receive 4.4207 shares of our Common Stock. 8,000,082 shares of our Common Stock were issued in the merger. The 3,000,000 shares of our Common Stock held of record by Member-Link at the time of the merger were canceled. As a further consequence of the merger, each of the license agreement, the technical services agreement and management services agreement were canceled.


         As of the date of this prospectus we had 19,483,084 outstanding shares of common stock.


         Our Products

         Our Company is a medical information systems and eHealth organization that is building an Internet portal. The portal will be focused on providing a secure and confidential repository of clinical health information to public health agencies, private health organizations, health care providers, and the public at large. The Company's technology, which is already deployed in non-Internet applications, provides a platform for collecting certain disease-specific data at the point of care, offers a secure and confidential repository of clinical health information, which is fully accessible with proper authorization by any branch of the health care community, and is well positioned to offer commerce opportunities in an interactive setting. More specifically, our software permits every individual or entity, such as the family physician, the specialist, the school nurse, the emergency room nurse or the pharmacist, who may be called upon to administer care to an individual, or the individual herself, with proper authorization, to enter data into or view such individual's medical records. We are also developing a series of proprietary data management applications, some of which we will make available over the Internet. Once these proprietary applications are deployed, we will greatly expand the individuals and entities who can share the clinical health information that is stored in our database.

         Each of our software applications is built on a common platform--Medicive Medical Enterprise Data System(TM)--our proprietary, intelligent software architecture. The Medicive Medical Enterprise Data System(TM) is a proprietary database developed to collect, store, retrieve and analyze a broad range of information used in the healthcare industry. In fact, Medicive(TM) is capable of handling all data necessary to operate one or many medical treatment facilities. The Medicive Medical Enterprise Data System(TM) is designed to receive information for both the most complex and the simplest tasks encountered in a medical setting. It currently accommodates over 1,000 standard data elements containing in excess of 4,000 data sub-elements. We believe that it provides the platform for development of unlimited healthcare applications. A key feature of The Medicive Medical Enterprise Data System(TM) is its open architecture, which permits it to accept new and critical data elements, which is important for an industry experiencing rapid advances in clinical and laboratory research, as well as changes in treatment protocols.

         The flexibility of Medicive Medical Enterprise Data System's(TM) construction is due primarily to the effort that went into the design of its architecture. Numerous focus groups with practicing health care providers were held to design the architecture. As a result, it has been structured to capture information about the general health care process or activity and then to narrow the health care process or activity to the most specific level. Thus, the architecture permits new data to be added to the database because in the predominate majority of the instances new data are extensions of data already addressed in the database. We believe that Medicive Medical Enterprise Data System's(TM) flexibility in easily accommodating new health care processes or activities gives us an advantage over competitors which may need to spend far more time to modify their systems to accommodate new health care processes or activities. The Medicive Medical Enterprise Data System(TM) contains and organizes several industry standard medical data elements and is capable of producing ICD9-CM, CPT, SNOMED, or Medcin coded medical data.

         We have used our Medicive Medical Enterprise Data System(TM) as a basis for several disease specific applications.

         Our first product, eImmune(TM), is a comprehensive immunization software product for processing, recording and tracking all immunizations and related adverse events. The application was developed in conjunction with Walter Reed Army Medical Center (WRAMC), Allergy and Immunology Department in Washington, DC to maintain all military immunizations at that site. First installed at Walter Reed Medical Center in January 1998, it now has over one million records. The Internet version of eImmune(TM) will give public health agencies and private health organizations, the ability to create online immunization records that can be accessed over the Internet by parents, schools, primary care, and other health providers.

         eImmune(TM) supports information flow required during the patient encounter and facilitates many aspects of the immunization process. Application functionality includes retrieving and recording vital patient information such as medical history, medication history and allergies, ordering vaccines, tracking administration of vaccines, generating schedules for future vaccines and reminder notices, recording and reporting adverse events. As with all I-trax applications, eImmune(TM) captures standardized data that can be later used to generate outcome studies. eImmune(TM) can provide a record of all immunizations, makes those records always available and thereby avoids re-immunization because of lost records. We believe that the flexibility and accessibility of eImmune(TM) are not matched by any competing product. In addition, we believe that integration of eImmune(TM) with MyFamilyMD technology will accelerate its acceptance by parents and physicians.

         Our second application is an asthma and respiratory disease management system, AsthmaWatch(R), developed in conjunction with The University of Southern California Los Angeles County Medical Center and The Asthma and Allergy
Foundation of America. AsthmaWatch(R) is an information system developed to support community based asthma intervention programs. This information system models the flow of the health process so data is entered at time of the encounter, at point of care. Its functionality includes:

         o capturing complete medical and asthma history, medications and diagnostic results;

         o        supporting   comprehensive   staff   assessments,    including
                  documentation of vital signs, medication, materials and device training and environmental assessment;

         o        capturing case management encounters;

         o capturing a comprehensive provider assessment which includes asthma activity, asthma severity, and upper airway disease assessment; general medical exam and ICD9 and CPT coding; ordering skin tests, medications; and

         o        automating   development  of   personalized   care  plans  and
                  pharmaceutical plans.

         This application facilitates team asthma care management by permitting specialists, nurses, care managers, acute and primary care providers and pharmacists up-to-the-minute access to disease and patient information. Because our software permits real-time access to each patient's complete history by logging into AsthmaWatch(R), none of the participants in the asthma care delivery process would make decisions in a vacuum. Better patient care is achieved by having the data necessary to make the best patient care decisions available in real-time to all participating providers. Furthermore, AsthmaWatch(R) was designed to match the protocol expected to be followed by the applicable provider, thus preventing skipped steps.

         When launched, the eCareCoordination(TM) feature of AsthmaWatch(R) will allow all healthcare specialists, no matter where they are located, to access the same record, enter their treatment and comments, and share that information with the rest of the team by using the Internet. The current healthcare system makes this type of collaboration difficult. AsthmaWatch(R) has proven to be an integral part of aggressive asthma programs such as Breathmobile projects that are underway across the nation and leading the attack on inner-city pediatric asthma.

         Our research and development activities involve adding new functionalities to existing products and developing new disease management modules for the most difficult to manage diseases. Current work includes development of C-Trax, a sophisticated cardiovascular disease management module, development of a complete patient encounter module and development of a diabetes module.

         The Market

         We believe that the potential market for our disease management and medical information services is currently very large and is expected to continue to increase. There is a growing recognition throughout the health care community of the need for coordinated medical care for the following reasons:

         o There is a growing demand in the United States for immunization registries in both public and private health care sectors to track and report the immunizations administered to children and adults. Managed care plans are looking to registries to assist in their meeting the quality measures of Health Plan Employer Data and Information Set (HEDIS) and the accreditation requirements of the National Committee for Quality Assurance (NCQA). Many health care experts believe that utilization of immunization registries will provide health system cost savings and increased vaccine safety.

         o The incidence and severity of asthma is reaching epidemic proportions, particularly in highly populated American cities. The Health Journal (Wall Street Journal) reported on December 3, 1999 that, "Asthma has tripled since 1980 for children under age five." We believe that effective asthma management requires the ability to connect health care providers at every level of specialty, with schools, pharmacies, and community health centers. eCareCoordinator(TM) component of AsthmaWatch(R) enables such networking and care coordination.

         The Company's first two Internet applications will, in essence, create integrated models of care through their unique data repositories that are accessible to all branches of the health care community - providers, hospitals, health plans, pharmacies, consumers and government agencies. The benefits of such a system include both quality and cost advantages.

         We believe that current software technologies for managing medical data are outdated, cumbersome to use, and extremely expensive. In the case of immunization registries, many software products are non-compliant with the data elements required by the current Center for Disease Control requirements. The Internet is likely to be the preferred methodology for the healthcare community to access easily software data management systems with the desired functionality.

         We are beginning to track the cost savings and efficiencies which we believe are realized though use of our software. We recently completed a study of immunization tracking in one of the largest public health care systems in the United States. The report revealed that three of 30 community health centers covered by the study deliver some 3,000 vaccines per month. Further, the study found that the health provider responsible for delivering the vaccinations must complete mandatory paperwork each month to satisfy the requirements set forth by the existing immunization program. This process requires a health provider in each department of each facility to complete two hours of paperwork per week. At this rate, governmental health care professionals devote 15,043 hours per year to such paperwork. The I-Trax.com system can effectively produce one central report covering the activities for all facilities with one person working only three hours per week, for a substantial savings.

         Furthermore, the study discovered that each vaccine encounter takes approximately 30 minutes per patient. There are approximately 19,800 patient vaccination encounters in this study population per year, equating to 9,900 employee hours. I-Trax.com has proven in existing installations that the entire vaccine encounter can be reduced to 10 to 15 minutes, which reduces total delivery times by half and produces an additional 4000(+) employee hours savings.

         Patient   Encounters:   Employee   Hours  for  Current   Approach   vs.
eImmune(TM)Approach

                              Current Process              I-Trax.com Approach
Time/Patient Encounter        30 minutes                   10-15 minutes
# of Patient Encounters       19,800                       19,800
Total Hours/Year              9,900                        4,125

         Represents 3 of 30 community health centers in one of the largest counties in the United States.

         Data on cost savings, efficiencies and improved care is currently being collected by the AsthmaWatch(R) system and being analyzed by medical professionals currently using the system. This data should be available shortly.

         Strategy

         At this time we permit our clients to license our products for a one time fee or on a periodic subscription basis. We currently intend to charge customer fees on a per user basis for our planned Internet applications. We also intend to create virtual communities around our online record/disease management systems between parents, schools, doctors, public health agencies, hospitals and other health care providers. We further plan to develop children and adult health information and referral resources, as well as marketing services for companies selling relevant health care products, educational products and other goods and services. We believe that the user's ability to use and benefit from the secure database through the convenience and utility of the Internet, will foster long-term advertising and promotional relationships, licensing fees, business-to-business and as well as business-to-consumer e-commerce. eImmune(TM) immunization record management system is the first application using this model. We will follow a similar business model for AsthmaWatch(R), C-Trax and our diabetes module, initially focusing marketing efforts on larger public health agencies, academic medical centers and major health care systems along with networks of specialist doctors and pediatricians.

         We believe that I-Trax.com is one of the first companies to target immunization, healthcare and disease management online applications. We believe that our competitive advantages are the clinician-developed, high quality, proprietary interfaces which are combined with a flexible and expandable database system.

         In the future we intend to develop new disease information management applications for difficult to manage diseases, as well as to provide additional functionality and modifications to currently available software. Included will be support for new government and industry standards, such as those set forth in the Health Insurance Portability and Accountability Act of 1996 and any further requirements from the National Centers for Disease Control. There is no assurance that we can successfully do so.

         The Company believes that there will be strong advantages to be the first entrant in the market for these products. As such, we believe it will be possible for us to become the preferred Application Service Provider in particular communities, in which case we would establish ourselves as the dominant leader in such communities. We believe that our potential success factors include offering high quality software applications, secure and expandable databases and a high level of service quality. Our primary goal is to provide many interface and service options so that I-Trax.com software is easy to use and to reduce the impediments to health care providers using our products. Greater compliance in reporting and tracking immunizations and managing the health of asthmatics will be made possible by I-Trax.com.

         We believe strategic partnerships with established medical information and equipment companies can play a central role in our business strategy. Specifically, we believe that our disease specific software products can be a beneficial value-added product to such companies. We further believe that such relationships will provide us access to established customer bases, value-added content, and specific knowledge. Possible partners include eHealth web sites, pharmaceutical companies, and managed care organizations, research institutions and hospitals. We believe such partnerships could enable I-Trax.com effectively to launch multiple disease specific portals that draw upon existing market share and brand name recognition of the partners' products. At this time we have not initiated any substantive negotiations with any such possible partners and there is no assurance that once we do so that we will be able to enter into agreements with such possible partners.


         The I-Trax.com Web Site and Relevant Regulations


         The I-Trax.com web site (www.i-trax.com) is currently available as an informational site offering product descriptions and demonstrations. We are completing the development of our first Internet application, the eImmune(TM) immunization registry. When it is available, physicians who have subscribed to the software will be given access to the application. Other modules will be added to our web site at later dates.

         The Company intends to provide space on its web site for sponsorship by pharmaceutical manufacturers, corporate and institutional supporters. The Company believes that this will lead to reciprocal opportunities for advertising on other Internet websites.

         At this time, the Company does not intend to engage in Internet advertising in the form of banner ads.


         Once our Internet applications are available, we will be subject to additional laws and regulations applicable to the Internet, including user libel and personal privacy, the regulation of medical devices, the practice of medicine and pharmacology, the regulation of government and third-party cost reimbursement, copyright protection, distribution; and characteristics and quality of products and services. The applicability to the Internet of existing laws in various jurisdictions governing issues is uncertain and may take years to resolve. Demand for our content, features and services may be affected by additional regulation of the Internet. The governments of other states or foreign countries may attempt to regulate our transmissions, levy sales or other taxes relating to our activities or impose other restrictions on our content or services. The laws governing the Internet, however, remain largely unsettled, even in areas where there has been some legislative action. In addition, the growth and development of the market for Internet commerce may prompt the adoption of more stringent consumer protection laws, both in the United States and abroad, that impose additional burdens on companies conducting business over the Internet. The requirement that we comply with any new legislation or regulation, or any unanticipated application or interpretation of existing laws, may decrease the demand for our services, increase our cost of doing business or otherwise have a material adverse effect on our business, results of operations and financial condition.

         Furthermore, the practice of medicine and pharmacology requires licensing under applicable state law. We endeavor to structure our website, products, programs and affiliate relationships to avoid violation of state licensing requirements, and specifically warn against and disclaim such practice; however, a state regulatory authority may allege that some portion of our business violates one or more of these statutes. Any such allegation could result in a material adverse effect on our business, results of operations and financial condition. Further, any liability based on a determination that we engaged in the practice of medicine without a license may be excluded from coverage under the terms of our general liability insurance policy.

         The Federal Trade Commission and state governmental bodies have recently investigated the disclosure of personal identifying information obtained from individuals by Internet companies. Legislative proposals have also been made by the Federal government in this area, specifically relating to the use and ownership of patient medical information. Although we believe our current use of patient medical information complies with all applicable rules and regulations, in the event the Federal Trade Commission or other governmental authorities adopt or modify laws or regulations relating to the Internet, it is possible that the dissemination or use of our products may be curtailed. If such an event were to occur, our business, results of operations and financial condition could be adversely affected.

         A number of legislative proposals have been made at the Federal, state and local level, and by certain foreign governments that would impose additional taxes on the sale of goods and services over the Internet or Internet-related activities. Such legislation or other attempts at regulating commerce over the Internet may substantially impair the growth of commerce on the Internet and, as a result, adversely affect our opportunity to derive financial benefit from such activities.

         Some computer applications and software are considered medical devices and are subject to regulation by the United States Food and Drug Administration (the "FDA"). We do not believe that any of our proposed applications or services will be regulated by the FDA; however, our proposed applications and services may become subject to FDA regulation. Additionally, we may expand our application and service offerings into areas that subject us to FDA regulation. We have no experience in complying with FDA regulations. We believe that complying with FDA regulations would be time consuming, burdensome and expensive and could delay or prevent our introduction of our applications or services.


         Customer Service

         We obtain new business, in part, based upon referrals from satisfied customers, such as Walter Reed Army Medical Center and Los Angeles County. We have received referrals from Walter Reed Medical Center in two primary forms. First, the immunology department at Walter Reed has referred its own departments to us for possible product purchase. Second, Walter Reed has provided some of our prospective customers with positive information relating to our products and our commitment to customer service. In addition, customers, such as Walter Reed Medical Center, have returned to purchase some of our new products and upgrades on our existing products. We attribute this success, in part, on our high level of customer service. We intend to continue this high level of customer service, as we believe it is a key factor for its success in this market space. Management has recently implemented a staffing plan in advance of growth to assure that premier standards in customer service are met.

MyFamilyMD Agreements

         In August 2000 and September 2000, we entered into several agreements with iSummit Partners, LLC, which is doing business as MyFamilyMD, and its three owners. MyFamilyMD is an Internet and software company developing personalized Internet applications, commonly referred to as MedWizards, to enable individuals and families to manage their healthcare.

         In August 2000, we entered into an agreement with MyFamilyMD to make arrangements about certain intellectual property of MyFamilyMD and to allocate the responsibility for developing MyFamilyMD's World Wide Web site and the MedWizards. The parties entered into this agreement in recognition of the need to proceed with the development of MyFamilyMD's World Wide Web site and the

MedWizards while we continued to negotiate an acquisition of MyFamilyMD from its owners in exchange for shares of our Common Stock. In this agreement, MyFamilyMD granted us a license (which is exclusive except with respect to MyFamilyMD) to MyFamilyMD's existing intellectual property, including the conceptual framework of the MedWizards, permitted us to develop MyFamilyMD's World Wide Web site and the MedWizards, and permitted us to own all of the intellectual property that would result from this development effort. In turn, we agreed to pay for all development costs and, in the event we did not sign a binding agreement to acquire MyFamilyMD or in the event we signed such an agreement but the closing under such agreement did not occur before March 31, 2001, we also agreed to acquire from MyFamilyMD all intellectual property that we did not already own for a fee equal to a percentage of revenues generated by the MedWizards over a fixed period of time after the MedWizards were launched.


         On September 22, 2000, I-Trax.com and I-trax Holding, on the one hand, and MyFamilyMD and its owners, on the other hand, entered into a Contribution and Exchange Agreement pursuant to which I-trax Holding agreed to acquire all of the outstanding ownership interests in MyFamilyMD from its owners. In addition, prior to and as a condition of the acquisition, we agreed to complete a restructuring to create a new holding company structure. In the restructuring, all of our existing stockholders will become stockholders of I-trax Holding, which will own all of the outstanding capital stock of the I-Trax.com.

         Pursuant to the Contribution and Exchange Agreement, I-trax Holding will issue an aggregate of up to 4,272,500 shares of its common stock to the owners of MyFamilyMD in exchange for their contribution to I-trax Holding of all of the ownership interests in MyFamilyMD. Of this total number of shares, up to 1,709,000 or 40% may be forfeited by the owners to I-trax Holding. 854,500 shares, or 20% of the aggregate shares, will be held in escrow and released to the MyFamilyMD owners when I-trax Holding launches MyFamilyMD's technology -- the MedWizards. In addition, 854,500, or an additional 20% of the aggregate shares, will be held in escrow and released to MyFamilyMD owners when and if I-trax Holding's revenues generated by products incorporating the MedWizards, during the period beginning on the date we launch the MedWizards and ending on the date which is the first anniversary of such launch date, reach $11,000,000. If such revenues are less than $11,000,000, the number of shares released to the members of MyFamilyMD on account of reaching the revenue target will be reduced by one share for every $5.50 shortfall in the revenues. An aggregate of 427,250 shares or 10% of the aggregate shares will be held in escrow and released to the members of MyFamilyMD following I-trax Holding's fiscal 2001 audit if MyFamilyMD's representations, warranties and covenants have not been breached.

         The aggregate number of shares of our common stock to be issued to the owners of MyFamilyMD pursuant to our agreement with them and MyFamilyMD are equal to approximately 21.9% of the currently issued and outstanding shares of our capital stock and which will result in such owners owning approximately 18.0% of our outstanding common stock.


         We are not required to seek stockholder approval for issuance of shares of our capital stock in this transaction under applicable law.

         We have agreed to grant MyFamilyMD owners "piggy back" registration rights (subject to underwriter cut back) in the event we register any common stock for our own account under the Securities Act of 1933.

         Competition

         Many companies are operating in one or more segments of the electronic health-related market. We believe, however, our focus on building disease-specific, coordinated-care applications, intended to operate in conjunction with health care providers at the point of care, are unique and we are not aware of any direct competitors in this market niche. Specifically, we believe that our competitors approach disease management at the point of care in a "one size fits all" fashion by offering the same product to every specialist. After carefully examining many of these products, we believe that these products lack features that we believe specialists require in information management software. As an example, while doctors using our competitors' products enter conditions by typing in free text, our products permit specialists to point and click on a specific disease or condition. Because information collected in this way is more suitable for analysis, our system permits quick outcome studies, while our competitors' products using free-text based systems are more time intensive. Nevertheless, we consider each of the following companies to compete with us in providing a similar, although different, product:

         o Healthcare portals including: Business to Business companies such as Medscape/Medicalogic and Careinsite and Business to Consumer companies such as WebMD and iVillage. (Although we view many firms in this category as competitors they are also capable of becoming strategic partners.)

         o Disease management companies and electronic medical record companies. E.g. H2I, Wellmed, BreathAmerica.

         o        Disease Management Tool Companies. E.g. HealthHero, LifeChart.

         o Established providers of existing, health care information technology. These firms have competencies in hospital information systems but also offer general electronic medical records, practice management systems, clinical data repositories, hospital info systems, accounting systems. E.g. Cerner Corporation, Sheared Medical Systems, McKesson HBOC.

         o Health-related on-line services or websites targeted at consumers, such as accesshealth.com, ahn.com, betterhealth.com, drkoop.com, drweil.com, healthcentral.com,
                  healthgate.com,       intelihealth.com,        mayohealth.org,
                  mediconsult.com, onhealth.com, thriveonline.com and webmd.com;

         o On-line and Internet portal companies, such as America Online, Inc.; Microsoft Network; Yahoo! Inc.; Excite, Inc.; Lycos Corporation and Infoseek Corporation;

         o        Hospitals,   HMOs,  managed  care   organizations,   insurance
                  companies and other healthcare providers and payors which offer healthcare information through the Internet; and

         o Other consumer affinity groups, such as the American Association of Retired Persons, SeniorNet and ThirdAge Media, Inc., which offer healthcare-related content to special demographic groups.

         One or more of these companies could choose to expand their markets so as to compete more directly with our applications. Many of them are better capitalized than we are, and therefore such an entry into our niche would add to the competitive pressures of our business. Nonetheless, we believe we enjoy two primary competitive advantages. First, we have standing strategic relationships with two early adopters of our technology: Walter Reed Army Medical Center and LA County/USC Medical Center, two entities that have used our custom applications since 1995 and 1996, respectively. The use by these customers of our software we believe has proved that our products add value to the delivery of healthcare to patients with specific diseases. Second, we have a time advantage in software and database development over any new direct competitor.

Intellectual Property

         The Company's proprietary software for the structure, integration and access to its databases is registered under United States copyright laws, and the Company's graphic user interfaces (screens) are similarly protected. The Company has registered the use of certain of its tradenames and service names in the United States. The Company also has the rights to several Internet domain names, including I-Trax.com and I-Trax.net; Asthma-Watch.com and Asthma-Watch.net; Member-Link.com; eImmune.com and eImmune.net; and MedicalRecordsDept.com. In addition, the Company is currently exploring the potential availability of patent protection for its business processes and innovations.

Research and Development

         We conduct research and development on three levels on a continuing basis. First, the Company continually studies the business process in the medical community. A pivotal part of the success of our products is understanding the exact needs of our customers, and applying that knowledge to the graphic user interface, thus allowing our systems to integrate into the user's workflow without disruption. The Company was founded on this principle. We are constantly studying the changing work environment and clinical landscape of our customers and the industry as a whole. New disease modules, such as the C-Trax cardiovascular module, are under development and modifications and additional functionality will continue to be added to currently available software applications.

         Second, as a by-product of the business process study, the invention and development of unique problem solving tools embedded in our software make possible the process of entering and retrieving vast amounts of information in short periods of time. Constant development, re-engineering and implementation of these tools is a priority of the design and engineering staff and will continue to be a focus of the Company, allowing us to maintain a leading role in information systems development.

         Third, further technology platform research, development and engineering are conducted on a continual basis. New technologies, such as Internet applications and the commercial software that support it, lack certain capabilities and functionalities required to allow the medical and health care industry to migrate to a total eHealth strategy. We believe we are in the process of creating software components to solve these problems and are constantly educating ourselves on available and emerging technologies that will help support and enhance our products.

Employees

         The Company believes its success depends to a significant extent on its ability to attract, motivate and retain highly skilled vision-oriented management and employees. To this end, the Company focuses on incentive programs for its employees and endeavors to create a corporate culture which is challenging, rewarding and fun. As of November 20, 2000, the Company had 51 full-time employees.

Properties

         Our executive, administrative and sales offices are located at our principal office in Philadelphia, Pennsylvania, where we lease approximately 4,659 square feet of office space pursuant to a lease expiring in June 2005 at a current annual rate of $123,463.50. The property is in good condition.

         Our technology development offices are located in Reston, Virginia, where we lease approximately 6,455 square feet of office space pursuant to a lease expiring in October 2004 at a current annual rate of $161,375. The property is in good condition.

Legal Proceedings

         We are not a party to any material legal proceedings.


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
                                   MANAGEMENT

Executive Officers and Directors

         The following table sets forth the executive officers and directors of I-Trax.com and their ages:

Name                             Age         Position
----                             ---         --------

Frank A. Martin                   50         Chairman, Chief Executive Officer,
                                             Treasurer and Director
Hans C. Kastensmith               40         President and Director
Gary Reiss                        50         Chief Operating Officer
David C. McCormack                31         Vice President and Chief
                                             Technology Officer
Michael O'Connell, M.D.           41         Chief Medical Officer
Alan D. Sakal                     41         Senior Vice President, Sales
Craig Jones, M.D.                 42         Director
David R. Bock                     56         Director
William S. Wheeler                44         Director
Philip D. Green                   51         Director
John R. Palumbo                   49         Director
Michael M. E. Johns, M.D.         58         Director

         Frank A. Martin has been a director of I-Trax.com, Inc. since 1996, President since January 1997 and the Chief Executive Officer and Treasurer since February 1, 2000. Mr. Martin founded, and has been a Managing Director of, the Nantucket Group, LLC, a health care venture capital firm specializing in investing in early stage health care service and technology companies since December 1998. He is currently also on the Board of Directors of two other companies, ReCall Services, Inc. and Beansprout Networks, Inc. Mr. Martin served as the Chief Executive Officer and Director of EduNeering, Inc. from April 1999 to April 2000. In November of 1992 Mr. Martin founded Physician Dispensing
Systems, Inc. ("PDS"), a health care information technology company that developed pharmaceutical software for physicians' offices. Mr. Martin assisted in the sale of PDS to Allscripts Inc. in December of 1996 and joined its Board of Directors where he remained until 1998.

         Hans C. Kastensmith has been the President and one of the directors of I-Trax.com, Inc. since September 1999. Mr. Kastensmith founded and served as the Chief Executive Officer of Member-Link since 1992. Mr. Kastensmith is responsible for bringing the Medicive Medical Enterprise Data System from concept to reality, playing an active role in the design both of the Medical
Enterprise Data System and its various graphic user interfaces and application modules. He has personally built the Company's present customer base, and overseen all aspects of the development to date.

         Gary Reiss has been the Chief Operating Officer of I-Trax.com, Inc. since March 2000. In this capacity, he oversees the daily operations of the Company. Mr. Reiss has over eight years of experience as the chief operating officer of health and medical information management companies. From November 1999 to March 2000, Mr. Reiss served as the Chief Operating Officer of EduNeering, Inc., an electronic knowledge management company, where his responsibilities include positioning the company as a web provider and portal. From 1995 to 1999, Mr. Reiss served as the Chief Operating Officer of Allscripts, Inc., a one billion dollar health care information and implementation publicly traded company, where he was responsible for all operations and implementations. From 1992 to 1995, Mr. Reiss was an Executive Vice President and Chief Operating Officer of Physician Dispensing Systems, a company he founded and which was later acquired by Allscripts, Inc.

         David C. McCormack has been the Chief Technology Officer of I-Trax.com, Inc. since January 2000. Mr. McCormack was the Vice President, Engineering of Member-Link since January 1999. In this capacity, he advises software system developers and integrators on issues related to the analysis, development, integration and testing of distributed enterprise information systems. Mr. McCormack has significant software development experience with both Microsoft Windows and Unix based operating systems. He has developed and deployed systems with most major programming languages. From April 1997 until January 1999, Mr.

McCormack served as a partner in a Virginia based consulting firm, where he oversaw all software developed by the firm: an inventory management system, an EDI transaction processing system and an electronic document management system. Additionally, from January 1995 until April 1997, Mr. McCormack consulted Lockheed Martin Mission Systems during its development of the Global Transportation Network (GTN) for the Air Force. His architectural guidance was instrumental in successfully fielding multi-terabyte distributed data warehouse that integrates millions of transportation related transactions daily. Mr. McCormack has worked for several large defense contractors. His responsibilities have included the design, development and integration of mission critical systems for the Army, Navy and Air Force. Mr. McCormack has a current Top Secret clearance.

         Michael O'Connell, M.D., has been the Chief Medical Officer of I-Trax.com, Inc. since November 1999. In this role, he oversees development of the I-Trax(TM) database system. He is responsible for intellectual content and successful compliance with current Center for Disease Control and other national immunization guidelines. Dr. O'Connell has served as the Assistant Chief of the Allergy-Immunology Department at Walter Reed Army Medical Center and as a Co-Consultant to the Army Surgeon General for Allergy & Immunizations since May 1997. He has been intimately involved in the development and deployment of the I-Trax.com immunization system at Walter Reed, providing the current immunization data, tables, and guideline/recommendations for incorporation. Dr. O'Connell has served as a United States Army Medical Officer since 1985 and offers us excellent leadership skills.

         Alan D. Sakal has been our Senior Vice President, Sales, since April 2000. In this capacity he oversees all of the Company's sales initiatives. Mr. Sakal has over 17 year of experience in sales and related areas. From November 1999 to March 2000, Mr. Sakal served as the Vice President, Sales, of EduNeering, Inc., an electronic knowledge management company, where his responsibilities included overseeing all of EduNeering's sales initiatives. From 1997 to 1999, Mr. Sakal served as a Senior Sales Strategy Consultant of MDM Marketing. From 1992 to 1997, Mr. Sakal held several sales positions, including Vice President, Point of Care Sales, of Allscripts, Inc.

         Craig A. Jones, M.D., has been a director of I-Trax.com, Inc. since January 2000. Dr. Jones is currently Director of the Division of Allergy & Immunology and the Allergy & Immunology Residency Training Program at the Los Angeles County and University of Southern California Medical Center and an Assistant Professor of Pediatrics at the University of Southern California School of Medicine. From November 1996 to present Dr. Jones serves as Director of the Breathmobile Mobile Asthma Clinic Program, which he developed. The Company's AsthmaWatch(R) system is currently installed and in use in this Breathmobile. Based on the clinical impact, the program is serving as a model for community based preventive healthcare and disease management. From January 1997 to December 1997 Dr. Jones served as President of the Los Angeles Society of Asthma, Allergy & Immunology. Because of this position, Dr. Jones is widely respected for his clinical, educational, and managerial commitment to this public health problem. Currently, he is designing and implementing for the Los Angeles County Department of Health Services. This program integrates clinical operations and patient flow in three Breathmobiles serving more than sixty school sites, County Comprehensive Health Centers, and Pediatric Services at the LAC+USC Medical Center. He is instrumental in the future development of the AsthmaWatch(R) application.

         David R. Bock has been a director of I-Trax.com, Inc. since February 1, 2000. Mr. Bock has been a managing partner in Federal City Capital Advisors, LLC ("FCCA"), an investment banking firm located in Washington, D.C. Mr. Bock is also a Managing Director of the Nantucket Group, LLC. From 1992 to 1995 Mr. Bock was a Managing Director in the London corporate finance group of Lehman Brothers and was responsible for developing Lehman Brothers' investment banking business in a wide range of emerging markets, including India, Russia, Turkey and Central Europe. Mr. Bock also served in a variety of management positions in the World Bank, including as chief of staff for the Bank's worldwide lending operations. From 1995 to 1997, he was President of Maitland-Ruick & Company, a predecessor firm to FCCA. He was also a partner in a corporate finance boutique focused on the Mid-Atlantic region of the United States from 1979 to 1982, and an Associate with McKinsey & Company in London, Paris and Washington, D.C. from 1970 to 1974. Mr. Bock has extensive experience in economic policy, capital markets and corporate strategy across a wide range of sectors, including financial services, health care, real estate, energy and natural resources.

         William S. Wheeler has been a director of I-Trax.com, Inc. since September 1999. Mr. Wheeler offers an excellent technology, financial and customer perspective to the Board of Directors. Mr. Wheeler was a Vice President at Cable & Wireless USA from June 1989 until February 1999. During this period, Mr. Wheeler held the positions Vice President & Controller, Senior Vice President, Finance and acting President, Dial Internet Services. While leading the Dial Internet Services division, Mr. Wheeler successfully transitioned 300,000 consumer and business dial Internet customers to Cable & Wireless USA from MCI as a result of Cable & Wireless' acquisition of MCI's Internet Business. In this capacity, Mr. Wheeler had full responsibility for Marketing, Finance, a 500-seat Customer Service Center, and all Operational Support Systems (billing, registration, authentication, etc.). He developed a Marketing and Financial Plan to increase the customer base and improve profitability in a very short time frame; and he directed the launch of Cable & Wireless USA's first Consumer Internet Service (www.cwix.com). The business was later sold to Prodigy Internet in the 3rd quarter of 1999. In May 1999 Mr. Wheeler co-founded an Internet Communications business that is being launched in April 2000. Mr. Wheeler's experience is critical to the development of the I-Trax.com Internet disease specific applications.

         Philip D. Green has been our director since March 2000. Since July 2000, Mr. Green has been a partner of Akin, Gump, Strauss, Hauer & Feld, L.L.P., a leading international law. From its formation in 1989 until its merger with Akin Gump in July 2000, Mr. Green was the founding principal of the Washington, D.C. based law firm of Green, Stewart, Farber & Anderson, P.C. From 1978 through 1989, Mr. Green was a partner in the Washington, D.C. based law firm of Schwalb, Donnenfeld, Bray and Silbert, P.C. Mr. Green practices health care law, and corporate planning and transactions. Mr. Green represents a significant number of major teaching hospitals and integrated health care delivery systems. Mr. Green also represents a number of public and private for-profit health care companies. Mr. Green is currently a member of the Board of Director of Allscripts, Inc. and Imagyn Medical Technologies.

         John R. Palumbo has been our director since March 2000. Since 1996, Mr. Palumbo has served as a Vice President of Shared Medical Systems Corporation, a worldwide leader of health information solutions serving over 5,000 providers in the United States, Europe and the Pacific Rim. At Shared Medical, Mr. Palumbo oversaw the start-up of the National Health Services division, which markets to and services the for-profit and not-for profit national health systems, such as for example Tenant and UHS, and now has responsibility for National Health and Western Operations. From 1995 to 1996, Mr. Palumbo served as an Executive Vice President and Chief Operating Officer of Allscripts, Inc. From 1990 to 1995, Mr. Palumbo was the Executive Vice President of Healthworks Alliance, Inc., a company he founded specializing in point of care technology and reengineering services allowing physicians to process patients through the healthcare delivery system.

         Michael M. E. Johns, M.D., has been our director since October 2000. Since 1996, Dr. Johns has served as an Executive Vice President for Health Affairs of Emory University, overseeing Emory University's widespread academic and clinical programs in health sciences. In this position, Dr. Johns leads strategic planning initiatives for both patient care and research. In addition, since 1996, Dr. Johns has served as the Chairman of the Board and Chief Executive Officer of Emory Healthcare, the most comprehensive healthcare system in metropolitan Atlanta. Emory Healthcare includes two physician practices, three wholly owned hospitals and a jointly owned fourth hospital, as well as numerous affiliated hospitals in Atlanta and throughout Georgia. Dr. Johns also is Chairman of the Board of EHCA, LLC, a company overseen jointly by Emory Healthcare and HCA Corporation. Through EHCA, Emory is responsible for clinical performance improvement and quality assurance in six local hospitals and five surgery centers owned by HCA Corporation. From 1990 to 1996, Dr. Johns served as the Dean of the Johns Hopkins School of Medicine and Vice President for Medical Affairs at Johns Hopkins University. Under Dr. Johns' leadership, the medical school moved into first place among all medical schools in sponsored research, completely revamped its medical education curriculum and developed a technology transfer program considered a model of its kind.

         All directors hold office until their respective successors are elected, or until death, resignation or removal. Officers serve at the discretion of the Board of Directors. There are no family relationships between any directors or executive officers of the Company.

                             EXECUTIVE COMPENSATION

I-Trax.com

         Frank A. Martin, Chairman, Chief Executive Officer and Treasurer of I-Trax.com received during fiscal 1999, in lieu of compensation, 250,000 shares of Common Stock of I-Trax.com, valued at $.10 per share, representing aggregate compensation of $25,000. Mr. Martin did not receive any compensation during fiscal 1998.

Member-Link (Our predecessor)

         Hans C. Kastensmith, former President of Member-Link and current President of I-Trax.com received no compensation from Member-Link during fiscal 1998. Mr. Kastensmith received $77,250 in compensation from Member-Link in fiscal 1999. Mr. Kastensmith also received during fiscal 1999, in lieu of compensation, 1,000,000 shares of Common Stock of I-Trax.com, valued at $.125 per share, representing aggregate compensation of $125,000.

         David C. McCormack, former Chief Technology Officer of Member-Link and current Chief Technology Officer of I-Trax.com received $100,984 in compensation from Member-Link in fiscal 1999. Mr. McCormack also received during fiscal 1999, in lieu of compensation, 330,000 shares of Common Stock of I-Trax.com, valued at $.125 per share, representing aggregate compensation of $41,250.

                                                     Summary Compensation Table

                                      Annual Compensation                         Long-Term Compensation
                                                                       Restricted   Number
Name and Principal                    Salary    Bonus                    Stock        of        LTIP          All
Position                   Year         ($)      ($)       Other ($)     Awards     Options    Payouts ($)  Other ($)
---------------------------------------------------------------------------------------------------------------------
Frank A. Martin            1999        -0-       -0-       25,000(1)      -0-         -0-          -0-         -0-
CEO

Hans C. Kastensmith        1999        77,250    -0-      125,000(2)      -0-         -0-          -0-         -0-
President

David C. McCormack         1999       100,984    -0-       41,250(3)      -0-         -0-          -0-         -0-
Chief Technology Officer

-----------------
(1)      250,000 shares of I-Trax.com common stock valued at $0.10 per share.
(2)      1,000,000 shares of I-Trax.com common stock valued at $0.125 per share.
(3)      330,000 shares of I-Trax.com common stock valued at $0.125 per share.

                                   Option/SAR Grants in Last Fiscal Year
                            Number of Securities        % of Total
                                 Underlying        Options/SARs Granted
                                Options/SARs          to Employees in       Exercise Price
Name                               Granted              Fiscal Year       (Dollars per Share)      Expiration Date
------------------------------------------------------------------------------------------------------------------
Frank A. Martin                      -0-                    -0-                   -0-                    N/A

Hans C. Kastensmith                  -0-                    -0-                   -0-                    N/A

David C. McCormack                   -0-                    -0-                   -0-                    N/A

                  Aggregated Option/SAR Exercises in Last Fiscal Year and FY-End Option/SAR Values

                                                                               Number of
                                                                               Securities
                                                                               Underlying       Value of Unexercised
                                                                              Unexercised           In-the-Money
                                                                            Options/SARs At        Options/SARs at
                                                                               FY-End (#)            FY-End ($)
                             Shares Acquired on                               Exercisable/          Exercisable/
Name                              Exercise            Value Realized         Unexercisable          Unexercisable
-----------------------------------------------------------------------------------------------------------------
Frank A. Martin                      -0-                    -0-                   -0-                    -0-

Hans C. Kastensmith                  -0-                    -0-                   -0-                    -0-

David C. McCormack                   -0-                    -0-                   -0-                    -0-



Employment Agreements

         We have entered into employment agreements with each of Hans C. Kastensmith, David C. McCormack and Dr. Michael O'Connell.

         Hans C. Kastensmith

         On June 1, 1999, Member-Link, our predecessor, entered into an employment agreement with Hans C. Kastensmith, our President and one of our directors, for a period of three years ending on May 31, 2002. We are bound by the agreement as a successor-in-interest to Member-Link. The agreement provides for an annual base salary of $175,000 and cash bonuses from time to time as our Board of Directors may deem appropriate. Effective March 23, 2000, Mr. Kastensmith waived his right to receive any compensation, bonuses or any other benefits accumulated but unpaid under this agreement during fiscal 1999.

         The agreement prohibits Mr. Kastensmith from using or disclosing any of our confidential information at any time in the future and he has agreed that any inventions he develops during his employment relating to our business will become our sole and absolute property. He is also prohibited from competing with us for a period of 12 months following the termination of the agreement, unless the resulting termination is due to our breaching the agreement.

         Mr. Kastensmith may terminate the agreement at any time upon at least 60 days written notice.

         David C. McCormack

         On September 28, 2000 and effective as of January 1, 2000, we entered into an employment agreement with David C. McCormack, our Chief Technology Officer, for an initial term of three years ending on December 31, 2002. Thereafter, the employment agreement renews automatically for successive periods of one year, unless either party elects not to renew. The agreement provides for an annual base salary during the initial term of $125,000 and bonuses and option grants that may be approved by our Board of Directors or the compensation committee of the Board of Directors from time to time.

         In the event we terminate Mr. McCormack's employment without cause at any time during his employment, we will pay Mr. McCormack severance, equal to one year's salary, payable over one year. Further, in the event of such a termination, Mr. McCormack will be released from the non-competition restrictions described below.

         With the exception of the circumstance described above, Mr. McCormack agreed not to compete against us for a period of one year following the expiration of the original term or any renewal term, even if the actual employment is terminated prior to such expiration. Mr. McCormack also agreed not to use or disclose any of our confidential information for at least five years after the expiration of the original term or any additional term, even if the actual employment is terminated prior to such expiration. He also agreed that any inventions he develops during his employment relating to our business will become our sole and absolute property.

         Mr. McCormack can terminate the agreement for health reasons, upon a material breach of the agreement by us and upon 90 days notice.

         Dr. Michael O'Connell

         On November 29, 1999, we entered into an employment agreement with Dr. Michael O'Connell, our Chief Medical Officer, for a period of three years ending on November 29, 2002. The agreement provides for an annual base salary of $85,000 and cash bonuses from time to time as our Board of Directors may deem appropriate. We also issued to Dr. O'Connell 100,000 shares of our Common Stock and granted to him options to acquire an additional 100,000 shares of our Common Stock under our 2000 Equity Competition Plan. The options vest in increments to be determined but in no event later than November 29, 2002.

         Dr. O'Connell is also entitled to a sales bonus for sales of our enterprise application systems for which he is determined to be primarily responsible. The bonus is equivalent to a commission of six percent (6%) of the revenue realized from such sales net of sales costs and expenses, gross receipts taxes, and capital cost recovery.

         The agreement prohibits Dr. O'Connell from using or disclosing any of our confidential information at any time in the future and he has agreed that any inventions he develops during his employment relating to our business will become our sole and absolute property. He is also prohibited from competing with us for a period of 24 months following the termination of the agreement, unless the resulting termination is due to our breaching the agreement.

         Dr. O'Connell may terminate the agreement at any time upon at least 60 days written notice.

2000 Equity Compensation Plan

         On February 1, 2000 and March 14, 2000, the Company's Board of Directors adopted and amended, respectively, and as of March 14, 2000 the Company's then stockholders ratified and approved, the Company's 2000 Equity Compensation Plan. The purpose of the Plan is to provide (i) designated employees of I-Trax.com and its subsidiaries, (ii) certain consultants and advisors who perform services for the Company or its subsidiaries and (iii) non-employee members of the Board of Directors of the Company with the opportunity to receive grants of incentive stock options, nonqualified stock options and restricted stock. The Company believes that the Plan will encourage the participants to contribute materially to the growth of the Company, thereby benefitting the Company's stockholders, and will align the economic interests of the individuals to whom grants are made with those of the stockholders.

         The Plan permits grants to be made for a total of 3,000,000 shares of Common Stock. The maximum aggregate number of shares of Common Stock that shall be subject to grants made under the Plan to any individual during any calendar year is 350,000 shares. Shares issuable pursuant to grants that terminate or expire unexercised will be available for future grants under the Plan.

         All employees of the Company and its subsidiaries, including employees who are officers or members of the Board of Directors, and members of the Board of Directors who are not employees shall be eligible to participate in the Plan. Consultants and advisors who perform services for the Company or any of its subsidiaries shall be eligible to participate in the Plan if such key advisors render bona fide services to the Company or its subsidiaries, the services are not in connection with the offer and sale of securities in a capital-raising transaction, and such key advisors do not directly or indirectly promote or maintain a market for the Company's securities.

         The Plan is administered by the Compensation Committee of the Board of Directors. The Compensation Committee has the sole authority to (i) determine the individuals to whom grants shall be made under the Plan, (ii) determine the type, size and terms of the grants to be made to each such individual, (iii) determine the time when the grants will be made and the duration of any applicable exercise or restriction period, including the criteria for exercisability and the acceleration of exercisability, (iv) amend the terms of any previously issued grant, and (v) deal with any other matters arising under the Plan. The Compensation Committee shall from time to time review the implementation and results of the Plan to determine the extent to which the Plan's purpose is being accomplished. In addition, the Compensation Committee shall periodically meet with senior management of the Company to review management's suggestions regarding grants under the Plan, including the individuals who are proposed to receive grants and the amount and time of such grants; provided, that all such grants shall be determined solely by the Committee in its discretion.

         Recipients of stock options under the Plan will have the right to purchase shares of Common Stock at an exercise price, during a period of time and on such other terms and conditions as are determined by the Compensation Committee. For incentive stock options, the recipient must be an employee, the exercise price must be at least 100% (110% if issued to persons owning 10% or more of the Common Stock of the Company) of the fair market value, as defined in the Plan, of the Common Stock on the date of grant and the term cannot exceed ten years (five years if issued to persons owning 10% or more of the Common Stock of the Company) from the date of grant. If permitted by the Compensation
Committee and subject to certain conditions, an option exercise price may be paid by delivery of shares of Common Stock that have been outstanding, a promissory note, a broker's undertaking to deliver promptly the necessary funds or by a combination of these methods. If permitted by the Compensation Committee, options may be settled by the Company's paying to the recipient, in cash or in shares of Common Stock valued at the then fair market value of the Common Stock, an amount equal to such fair market value minus the exercise price of the option shares.

         Generally, upon termination of a recipient's employment or other relationship with the Company, stock options remain exercisable for a period of three months (one year if termination is due to death or disability) to the extent the stock options were exercisable at the date of expiration, except as otherwise agreed between the employee and the Company.

         The Board of Directors of the Company has adopted a policy of granting options to acquire I-Trax.com common stock to non-stockholder members of the Company's Board of Directors. As of October 10, 2000, the Board has awarded options to acquire 100,000 shares of I-Trax.com common stock to each of Philip.
D. Green, John R. Palumbo and Dr. Michael M.E. Johns at exercise prices of $1.00, $1.00 and $2.00, respectively, which amounts represent the fair market value of the stock at the time of grant. The options vest over a period of two years.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         In July 1999, we issued and sold 1,000,000 shares of our Common Stock to each of Frank A. Martin, Melvin B. Siegel and Joseph E. Shamy and Greta Shamy, as tenants in common, at a per share price of $.10, for an aggregate cash consideration of $300,000 to raise working capital. Mr. Martin is our Chairman, Chief Executive Officer and director. Each of Melvin B. Siegel and Joseph E. Shamy and Greta Shamy, as tenants in common, are beneficial owners of more than 5% of our outstanding common stock.

         In September 1999, we issued to certain executive officers of Member-Link an aggregate of 2,000,000 shares, of which 1,000,000 shares were issued to Hans C. Kastensmith, the Company's President and director, as consideration for services to be rendered by Mr. Kastensmith in connection with a certain license agreement, a management services agreement and a technical services agreement between Member-Link and the Company. The aggregate consideration deemed received by Mr. Kastensmith in this transaction was $125,000.

         Effective as of December 30, 1999, Member-Link merged with and into I-Trax.com pursuant to a Merger Agreement dated as of December 14, 1999. In the merger, each of the 1,809,686 outstanding shares of Common Stock of Member-Link was converted into a right to receive 4.4207 shares of I-Trax.com common stock. 8,000,082 shares of I-Trax.com Common Stock were issued in the merger. At the time of the merger, Nantucket Healthcare Ventures I, L.P., an affiliate of Mr. Martin, the Chairman and a Director of the Company, and an affiliate of David R.

Bock, a director of the Company, held in the aggregate 486,168 shares of Member-Link Common Stock, which shares were converted in the merger into 2,149,203 shares of our Common Stock. In addition, at the time of the merger, Hanks C. Kastensmith, our President, held in the aggregate 796,148 shares of Member-Link Common Stock, which shares were converted in the merger into 3,519,534 shares of our Common Stock.

         In February 2000, we sold 1,800,000 shares of our Common Stock for an aggregate consideration of $1,800,000, in a series of closings pursuant to a private placement. Mr. Martin together with his wife and children purchased 125,000 of such shares for an aggregate purchase price of $125,000.

         Dr. Craig A. Jones, one of our directors, is the Director of the Division of Allergy & Immunology at the Los Angeles County and University of Southern California Medical Center, which is operated by the Los Angeles County Department of Health Services (DHS). The Los Angeles County DHS is purchasing an information system from us at an approximate cost of $100,000 to support implementation of a clinical disease management program. Dr. Jones is the director of that clinical program. In May 2000, the Company also entered into a verbal consulting agreement with Dr. Craig Jones. Pursuant to the agreement, in addition to attending Board of Directors meeting, Dr. Jones assists us with our product development efforts, attends trade shows on our behalf and originates business leads. We compensated Dr. Jones at a rate of $3,000 per month.

         In May 2000, we entered into a Consulting Agreement with Health Industry Investments, LLC, an affiliate of Philip D. Green, a director of the Company. Pursuant to the Consulting Agreement, Health Industry agreed to perform certain service for the Company, which include arranging introductions with potential customers. In turn, Health Industry received the right to purchase 20,000 shares of our Common Stock at a purchase price of $2.00 per share. This right was exercised and the shares were purchased in September 2000 by the beneficial owners of Health Industry pursuant to a private placement conducted by the Company. In addition, Health Industry received options to acquire up to 80,000 shares of our Common Stock at an exercise price of $0.625 as compensation for performing services under the Consulting Agreement. The options vest in equal monthly installments over the one-year term of the Consulting Agreement.

                                 LEGAL OPINIONS


         The validity of the shares of common stock issued in the reorganization and the tax treatment of the reorganization will be passed upon for I-trax Holding by Ballard Spahr Andrews Ingersoll, LLP, Philadelphia, Pennsylvania.


                                     EXPERTS

         The financial statements of I-Trax.com, Inc. as of December 31, 1999 and 1998, and for each of the years in the two-year period ended December 31, 1999, included in this document and in the registration statement have been audited by Massella, Tomaro & Co., LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said report.

         The financial statements of iSummit Partners, LLC as of August 31, 2000 and from the period from inception (January 18, 2000) through August 31, 2000, included in this document have been audited by Bernath & Rosenberg, P.C., independent public accountants, and are included herein in reliance upon the authority of said firm as experts.

                       WHERE YOU CAN FIND MORE INFORMATION

         We file reports, proxy statements and other information with the Securities and Exchange Commission (SEC File No. 0-30275). Copies of such reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the Securities and Exchange
Commission:

Judiciary Plaza           Citicorp Center
Room 1024                 500 West Madison Street      Seven World Trade Center
450 Fifth Street, N.W.    Suite 1400                   13th Floor
Washington, D.C. 20549    Chicago, Illinois 60661      New York, New York 10048

         Copies of these materials can also be obtained by mail at prescribed rates from the Public Reference Section of the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549 or by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission maintains a website that contains reports, proxy statements and other information regarding our company. The address of this website is http://www.sec.gov.


         I-trax Holding has filed a registration statement under the Securities Act with the Securities and Exchange Commission with respect to the shares of common stock of I-trax Holding to be issued to I-Trax.com stockholders in the reorganization. This document constitutes the prospectus of I-trax Holding filed as part of the registration statement. This document does not contain all of the information set forth in the registration statement because some parts of the registration statement are omitted as provided by the rules and regulations of the Securities and Exchange Commission. You may inspect and copy the registration statement at any of the addresses listed above.

This document does not constitute an offer to sell, or a solicitation of an offer to purchase, the common stock of I-trax Holding or the solicitation of a proxy, in any jurisdiction to or from any person to whom or from whom it is unlawful to make the offer, solicitation of an offer or proxy solicitation in that jurisdiction. Neither the delivery of this document nor any distribution of securities means, under any circumstances, that there has been no change in the information set forth in this document or in the affairs of I-trax Holding since the date of this document.

                              FINANCIAL INFORMATION


         The following financial information represents historical financial information of I-Trax.com, Inc. If the reorganization is completed, this financial information will represent the historical financial information of I-trax Holding on a consolidated basis.









                                     -F-1-

                                I-TRAX.COM, INC.
                     (FORMERLY U.S. MEDICAL ALLIANCE, INC.)
                              FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998

                          INDEX TO FINANCIAL STATEMENTS

                                                                    Page
                                                                   Number
                                                                   ------

Independent auditors' report                                         F-3
Balance sheet at December 31, 1999                                   F-4
Statements of operations for the years
   ended December 31, 1999 and 1998                                  F-5
Statement of stockholders' equity (deficiency) for the
   years ended December 31, 1999 and 1998                            F-6
Statements of cash flows for the
   years ended December 31, 1999 and 1998                            F-7
Notes to financial statements                                   F-8 to F-17



                                     -F-2-

                          INDEPENDENT AUDITORS' REPORT


To the Board of Directors of
I-Trax.com, Inc. (formerly U.S. Medical Alliance, Inc.)

We have audited the accompanying balance sheet of I-Trax.com, Inc. (formerly U.S. Medical Alliance, Inc.) (the "Company") as of December 31, 1999, and the related statements of operations, stockholders' equity (deficiency) and cash flows for the years ended December 31, 1999 and 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 1999, and the results of its operations and cash flows for the years ended December 31, 1999 and 1998 in conformity with generally accepted accounting principles.

Massella, Tomaro & Co., LLP
Jericho, New York
March 13, 2000, except for
note 10(c) as to which
the date is April 4, 2000


                                     -F-3-

                                I-TRAX.COM, INC.
                     (FORMERLY U.S. MEDICAL ALLIANCE, INC.)
                                  BALANCE SHEET
                                DECEMBER 31, 1999

                                     ASSETS
                                     ------

Current assets:
     Cash                                                       $    195,728
     Accounts receivable                                             412,038
     Prepaid expenses                                                 24,770
                                                                 -----------
         Total current assets                                        632,536
                                                                 -----------

Property and equipment, net                                           36,120
         Security deposits                                            40,162
                                                                 -----------

         Total Assets                                            $   708,818
                                                                 ===========


                      LIABILITIES AND STOCKHOLDERS' EQUITY
                      ------------------------------------

Current Liabilities:
     Accounts payable and accrued expenses                      $    192,578
     Convertible note payable                                         37,500
     Due to related parties                                           66,048
                                                                 -----------
         Total current liabilities                                   296,126
                                                                 -----------

Commitments & Contingencies (Note 8)                                      --

Stockholders' Equity:
     Preferred stock - $.001 par value, 2,000,000 shares
         authorized, -0- issued and outstanding                           --
     Common Stock - $.001 par value, 50,000,000 shares
         authorized, 16,028,084 issued and outstanding                16,028
     Additional paid - in capital                                  1,043,299
     Accumulated deficit                                            (646,635)
                                                                 ------------
         Total stockholders' equity                                  412,692
         --------------------------                              -----------

         Total Liabilities and Stockholders' Equity             $    708,818
         ==========================================             ============


                 See accompanying notes to financial statements


                                     -F-4-

                                I-TRAX.COM, INC.
                     (FORMERLY U.S. MEDICAL ALLIANCE, INC.)
                            STATEMENTS OF OPERATIONS
                 FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998


                                                          1999             1998
                                                          ----             ----
Revenue                                             $    987,533    $   347,800
                                                     -----------     ----------

Operating expenses:
     Cost of revenue                                     374,132        149,115
     Selling, general and administrative                 997,047        125,161
     Research and development                            186,908              -
                                                     -----------     ----------
Total operating expenses                               1,558,087        274,276
                                                     -----------     ----------

(Loss) income before other income
     (expenses) and provision for income tax           (570,554)         73,524
                                                     -----------     ----------

Other income (expenses):
     Miscellaneous income                                  9,171              -
     Interest expense                                      (258)           (500)
                                                     -----------     -----------

     Total other income (expenses)                         8,913           (500)
                                                     -----------     -----------

(Loss) income before provision for income taxes        (561,641)         73,024
                                                     -----------     ----------

Provision for income taxes                                    -               -
                                                     ----------      ----------

Net (loss) income                                   $  (561,641)    $    73,024
                                                     ===========     ==========

Basic:
     Net (loss) income                              $       (.05)   $       .01
                                                     ============    ==========

Weighted average number of shares
     outstanding                                       11,336,168     8,852,751
                                                     ============    ==========


                 See accompanying notes to financial statements.


                                     -F-5-

                                I-TRAX.COM, INC.
                     (FORMERLY U.S. MEDICAL ALLIANCE, INC.)
                 STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIENCY)
                 FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998


                                                                                                     Total
                                             Common Stock          Additional                     Stockholders'
                                             ------------           Paid-in       Accumulated        Equity
                                          Shares       Amount       Capital          Deficit      (Deficiency)
                                          ------       ------       -------          -------      ------------
Balances at December 31, 1997             852,669        $853        $434,156     $(910,509)       $(475,500)
                                          -------        ----        --------     ---------        ---------

Net income for the year ended
   December 31, 1998                        --             --             --         73,024           73,024
                                          -------        ----        --------     ---------        ---------

Balances at December 31, 1998             852,669         853         434,156      (837,485)        (402,476)

Issuance of common stock in
   connection with conversion of
   subordinated convertible notes         270,333         270         405,230            --          405,500

Issuance of common stock in
   connection with services
   rendered to the Company                685,000         685          67,815            --           68,500

Sale of common stock                    4,220,000       4,220         530,780            --          535,000

Issuance of common stock to the
   former stockholders of
   Memberlink-System
   for services rendered to
   the Company                          2,000,000       2,000         248,000            --          250,000

Issuance of common stock in
   connection with the merger
   of Memberlink-Systems, Inc.,
   net of costs                         8,000,082       8,000         300,327      (190,518)         117,809

Recapitalization in connection
with reverse acquisition                      --           --       (943,009)       943,009              --

Net loss for the year ended
   December 31, 1999                          --           --             --       (561,641)        (561,641)
                                          -------        ----        --------     ---------        ---------

Balances at December 31, 1999          16,028,084     $16,028      $1,043,299     $(646,635)        $412,692
                                       ==========     =======      ==========     ==========        ========

                 See accompanying notes to financial statements.


                                     -F-6-

                                 I-TRAX.COM, INC
                      (FORMERLY U.S. MEDICAL ALLIANCE INC.)
                            STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998


                                                                         1999           1998
                                                                         ----           ----
Operating activities:
     Net (loss) income                                              $  (561,641)    $   73,024
                                                                    -----------     ----------
     Adjustments to reconcile net loss to net
         Cash used for operating activities:
         Depreciation and amortization                                    7,647            --
         Issuance of common stock for consideration of services         318,500            --
     Decrease (increase) in:
         Accounts receivable                                           (165,538)      (156,500)
         Prepaid expenses                                               (18,770)         1,450
     (Decrease) increase in:
         Accounts payable and accrued expenses                           62,654          2,697
                                                                    -----------     ----------
Net cash used for operating activities                                 (357,148)       (79,329)
                                                                    -----------     ----------

Investing activities:
     Purchase of property and equipment                                 (43,817)        (5,950)
     Security deposits                                                  (40,162)           --
                                                                    -----------     ----------

Net cash used for investing activities                                  (83,979)        (5,950)
                                                                    -----------     ----------

Financing activities:
     Proceeds from notes payable                                        150,000        100,000
     Costs in connection with merger                                    (92,952)           --
     (Repayments to) advances from related parties                       (8,076)        23,760
     Proceeds from sale of common stock                                 535,000            --
                                                                    -----------     ----------

Net cash provided by financing activities                               583,972        123,760
                                                                    -----------     ----------

Net increase in cash                                                    142,845         38,481

Cash and cash equivalents at beginning of year                           52,883         14,402
                                                                    -----------     ----------

Cash and cash equivalents at end of year                            $   195,728     $   52,883
                                                                     ==========      =========

Supplemental disclosure of non-cash flow information:
     Cash paid during the year for:
         Interest                                                   $       258     $      500
                                                                     ==========      =========
         Income taxes                                               $       --      $      --
                                                                     ==========      =========

Schedule of non-cash financing activities:
     Issuance of 270,333 shares of common
     stock in connection with conversion of
     debentures                                                     $   405,500     $       --
                                                                     ==========      =========

                 See accompanying notes to financial statements.


                                     -F-7-

                                I-TRAX.COM, INC.
                     (FORMERLY U.S. MEDICAL ALLIANCE, INC.)
                        NOTES TO THE FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998

NOTE 1-- ORGANIZATION

           HISTORY

           I-Trax.com, Inc (the "Company") was incorporated in the state of Delaware on May 23, 1969 under the name Marmac Corporation. During December 1979, the Company changed its name to Ibex Industries International, Inc. During April 1996, in connection with the acquisition of assets and the assumption of liabilities of various medical practices (which reverted back to the original owners during 1997 as a result of cash flow deficiencies), the Company changed its name to U.S. Medical Alliance, Inc. The Company, on August 27, 1999 changed its name to I-Trax.com, Inc. prior to the merger discussed below. The Company had no operations for the year ended December 31, 1998 and only general and corporate expenses for the year ended December 31, 1999.

           MERGER

           Prior to the Company's considering a merger with Memberlink, on September 3, 1999, it had entered into a Software and Proprietary
           Product Corporate License Agreement ("License Agreement"), a Technical Service Agreement ("Technical Agreement") and a Management Service Agreement ("Management Agreement") with Memberlink for the use and exploitation of certain proprietary software created by Memberlink. In consideration for the technical and management support from Memberlink, the Company paid a $10,000 per month management fee to Memberlink and issued an aggregate of 2,000,000 shares of its common stock to it's officers and to key personnel responsible for the successful implementation and customization of the proprietary software. As consideration for the license, the Company issued 3,000,000 shares to Member Link Systems, Inc. ("Memberlink") which were subsequently cancelled as a result of the merger discussed below.

           Pursuant to a merger agreement dated as of December 14, 1999 (with an effective date of December 30, 1999), the Company issued 8,000,082 shares of its common stock in exchange for all the issued and outstanding common stock of Memberlink. Memberlink which is also a Delaware corporation, is a health information technology company which has developed certain software technology which it sells and licenses to various organizations, including but not limited to governmental agencies.

           The merger of the Company and Memberlink has been treated as a recapitalization of Memberlink with Memberlink as the accounting acquirer (reverse acquisition). The accompanying financial statements reflect this transaction as if it had occurred on January 1, 1998. Such transaction is considered a capital transaction whereby Memberlink contributed its stock for the net assets of the Company. Upon consummation of the merger on December 30, 1999, the shareholders of Memberlink received 8,000,082 shares of the Company's common stock, which in addition to the previously owned shares represented 60% of the outstanding common stock immediately after the merger. Simultaneously with the merger, Memberlink's former President was elected as the Company's President. Upon consummation of the merger transaction, the Company was recapitalized and Memberlink ceased to exist with the Company being the surviving entity. No goodwill or intangibles were recorded as the public shell (the Company) only had nominal net assets and based on the reverse acquisition accounting rules, the merger is valued at the net tangible assets of the Company.


                                     -F-8-

                                I-TRAX.COM, INC.
                     (FORMERLY U.S. MEDICAL ALLIANCE, INC.)
                        NOTES TO THE FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998

NOTE 1 --  ORGANIZATION (cont'd)

           MEMBERLINK

           Memberlink was originally incorporated in the state of New York on June 8, 1993. On June 29, 1999, Memberlink as a New York corporation was merged into Memberlink - Delaware pursuant to an agreement and plan of merger dated June 29, 1999. In connection with such merger from Memberlink - New York to Memberlink - Delaware, the previous shareholders of Memberlink New York exchanged their stock on a one for one basis for a total of 1,323,518 shares of MemberLink - Delaware.

NOTE 2 --  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

           a)     Cash and cash equivalents
                  -------------------------

                  The  Company   considers   highly  liquid   investments   with
                  maturities of three months or less at the time of purchase to be cash equivalents.

           b)     Income Taxes
                  -------------

                  The  Company  accounts  for income  taxes in  accordance  with
                  Statement of Financial Accounting Standards ("SFAS") No. 109 "Accounting for Income Taxes" which requires the use of the "liability method" of accounting for income taxes. Accordingly, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax bases of assets and liabilities, using enacted tax rates in effect for the year in which the differences are expected to reverse. Current income taxes are based on the respective periods' taxable income for federal and state income tax reporting purposes.

           c)     Earnings per share
                  -------------------

                  Earnings per share are computed pursuant to Financial Accounting Standards Board, "SFAS No. 128," "Earnings Per Share." SFAS No. 128 replaced the previously required reporting of primary and fully diluted earnings per share with basic and diluted earnings per share, respectively. Unlike the previously reported primary earnings per share, basic earnings per share exclude the dilutive effects of stock options.
                  Diluted earnings per share are similar to the previously reported fully diluted earnings per share. Earnings per share amounts for all periods presented have been calculated in accordance with the requirements of SFAS No. 128.

           d)     Use of estimates
                  ----------------

                  In preparing the financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions which affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reporting period. Actual results could differ from those estimates.

           e)     Fair value disclosure at December 31, 1999
                  ------------------------------------------

                  The carrying value of cash, accounts receivable, accounts payable and accrued expenses are a reasonable estimate of their fair value because of the short-term maturity.

                                     -F-9-

                                I-TRAX.COM, INC.
                     (FORMERLY U.S. MEDICAL ALLIANCE, INC.)
                        NOTES TO THE FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998

NOTE 2 --  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont'd)

           f)     Effect of New Accounting Standards
                  ----------------------------------

                  The Company does not believe that any recently issued accounting standards, not yet adopted will have a material impact on its financial position and results of operations when adopted.

           g)     Property and Equipment
                  ----------------------

                  Property and equipment are recorded at cost less accumulated depreciation which is provided on the straight line basis over the estimated useful lives of the assets which range between five and seven years. Expenditures for maintenance and repairs are expensed as incurred.

           h)     Accounts Receivable
                  -------------------

                  The Company utilizes the allowance method for recognizing the collectibility of its accounts receivable. The allowance method recognizes bad debt expense based on a review of the individual accounts outstanding based on the surrounding facts. As of December 31, 1999 no allowance was deemed necessary by management.

           i)     Research and Development Costs
                  ------------------------------

                  Research and development costs are expensed as incurred. Such costs amounted to $186,908 and $- 0 - for the years ended December 31, 1999 and 1998, respectively.

           j)     Software Development Costs
                  --------------------------

                  In October 1997, the American Institute of Certified Public Accountant's Accounting Standards Executive Committee ("ACSEC") issued Statement of Position ("SOP") 97-2, "Software Revenue Recognition." SOP 97-2 was effective January 1, 1998 and generally requires revenue earned on software arrangements involving multiple elements such as software products, upgrades, enhancements, post-contract customer support, installation and training to be allocated to each element based on the relative fair value of the elements. There was no material change to the Company's accounting policy for revenue as a result of the adoption of SOP 97-2.

                  In December 1998, the ACSEC released SOP 98-9, "Modification of SOP 97-2, "Software Revenue Recognition with Respect to Certain Transactions." SOP 98-9 amends SOP 97-2 to require that an entity recognize revenue for multiple element arrangements by means of the "residual method" when (1) there is vendor-specific objective evidence ("VSOE") of the fair values of all the undelivered elements that are not accounted for by means of long-term contract accounting, (2) VSOE of fair value does not exist for one or more of the delivered elements, and (3) all revenue recognition criteria of SOP 97-2 (other than the requirement for VSOE of the fair value of each delivered element) are satisfied.

                                     -F-10-

                                I-TRAX.COM, INC.
                     (FORMERLY U.S. MEDICAL ALLIANCE, INC.)
                        NOTES TO THE FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998

NOTE 2 --  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont'd)

           k)     Comprehensive income

                  The Company adopted SFAS No. 130, "Accounting for Comprehensive Income," during the fiscal year ended 1998. This statement establishes standards for reporting and disclosing of comprehensive income and its components (including revenues, expenses, gains and losses) in a full set of general-purpose financial statements. The Company had no comprehensive income in any of the years ended December 31, 1999 and 1998.

NOTE 3 --  PROPERTY AND EQUIPMENT

                  Property and equipment are as follows at December 31, 1999:

                        Furniture & fixtures                          $ 2,700
                        Computer equipment                            $41,067
                        ------------------                            -------

                                                                       43,767
                        Less: accumulated depreciation                  7,647
                        ------------------------------                -------

                                                                      $36,120
                                                                      =======

                  Depreciation expense for the years ended December 31, 1999 and 1998 amounted to $7,647, and $- 0 - respectively.

NOTE 4 --  ACCOUNTS PAYABLE AND ACCRUED EXPENSES

                  Accounts payable and accrued expenses consist of the following at December 31, 1999:

                           Consulting                               $104,188
                           Professional fees                          17,522
                           Rent                                       23,123
                           Contingency loss                           22,500
                           Other                                      25,245
                           -----                                      ------

                               Total                                $192,578
                               =====                                ========

NOTE 5 --  CONVERTIBLE NOTE PAYABLE

           During 1996, the Company issued subordinated convertible promissory notes to investors accruing interest at an annual rate of 10% which were convertible into shares of common stock at a conversion rate of one share for each $5 of principal and accrued and unpaid interest.

                                     -F-11-

                                I-TRAX.COM, INC.
                     (FORMERLY U.S. MEDICAL ALLIANCE, INC.)
                        NOTES TO THE FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998

NOTE 5 --  CONVERTIBLE NOTE PAYABLE (cont'd)

           During October 1999, all such noteholders, except one, agreed to convert their principal balance on the notes which amounted to $405,500 at $1.50 per share. Accordingly, the Company issued 270,333 shares of its common stock to certain noteholders. All interest due pursuant to the notes was waived by all noteholders. The convertible note balance at December 31, 1999 amounting to $37,500 represents one noteholder who did not convert the note to common stock, and accordingly, was repaid the principal balance in full subsequent to December 31, 1999.

NOTE 6 --  DUE TO RELATED PARTIES

           Due to related parties as of December 31, 1999 amounting to $66,048 is comprised of the following:

               i) Advances made by a former officer of Memberlink amounting to $35,683. The former officer and current shareholder of the Company has agreed to a repayment of the advances at a rate of $3,000 per month until fully paid, without interest, commencing April 2000.

               ii)   Advances   made  by  a  current   officer  of  the  Company
                     (previously an officer of Memberlink) amounting to $18,679. The amount is due on demand and is non-interest bearing.

               iii)  Advances  made by a relative  of the officer  discussed  in
                     (ii) above amounting to $11,686. The amount is also due on demand and is non-interest bearing.

NOTE 7 --  PROVISION FOR INCOME TAXES

           The Company accounts for income taxes in accordance with SFAS 109. Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes related to differences between the financial statement and tax bases of assets and liabilities for financial statement and income tax reporting purposes. Deferred tax assets and liabilities represent the future tax return consequences of these temporary differences, which will either be taxable or deductible in the year when the assets or liabilities are recovered or settled. Accordingly, measurement of the deferred tax assets and liabilities attributable to the book-tax basis differentials are computed at a rate of 34% federal and 6% state pursuant to SFAS No. 109.

           The only material tax effect of significant items comprising the Company's current deferred tax assets as of December 31, 1999 is its net operating loss carryforwards which amounted to approximately $997,000. The deferred tax asset associated with the Company's NOL's amounted to approximately $358,000 as of December 31, 1999.


                                     -F-12-

                                I-TRAX.COM, INC.
                     (FORMERLY U.S. MEDICAL ALLIANCE, INC.)
                        NOTES TO THE FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998

NOTE 7 --  PROVISION FOR INCOME TAXES (cont'd)

           In accordance with SFAS No. 109, the Company has recorded a 100% valuation allowance for such deferred tax asset since management could not determine that it was "more likely than not" that the deferred tax asset would be realized in the future. The Company's NOL's will expire between 2011 and 2014 if not utilized.

NOTE 8 --  COMMITMENTS AND CONTINGENCIES

           a)     Lack of Insurance
                  -----------------

                  The Company through March 14, 2000, did not maintain any liability insurance or any other form of general insurance. Although the Company is not aware of any claims resulting from product malfunctions or any other type, there is no assurance that none exists.

           b)     Significant customers and vendors
                  ---------------------------------

                  For the year ended December 31, 1999, the Company had two unrelated customers, which accounted for approximately 63%, and 13%, respectively, of total revenues. For the year ended December 31, 1998 the Company had one unrelated customer which accounted for approximately 71% of total revenue. As of December 31, 1999, the Company had three unrelated customers, which accounted for approximately 12%, 30% and 40% respectively, of accounts receivables.

           c)     Office Lease
                  ------------

                  On October 22, 1999, the Company entered into a non-cancelable lease agreement for its administrative offices pursuant to a five year lease expiring October 31, 2004 with annual rent at approximately $162,000 before annual escalations.

                  The Company's approximate future minimum rental payments under non-cancelable operating leases in effect on December 31, 1999 are as follows:

                                 2000                        $161,376
                                 2001                         166,212
                                 2002                         171,192
                                 2003                         176,352
                                 2004                         151,370
                                 ----                         -------

                                                             $826,502
                                                             ========

                  Prior to October 1999, the Company rented office space on a month to month basis at a rate of approximately $2,500 per month for a portion of the year ended December 31, 1999 and $1,700 per month for the year ended December 31, 1998.

                  Rent expense for the years ended December 31, 1999 and 1998 amounted to approximately $52,625 and $21,020, respectively.

                                     -F-13-

                                I-TRAX.COM, INC.
                     (FORMERLY U.S. MEDICAL ALLIANCE, INC.)
                        NOTES TO THE FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998

NOTE 8 --  COMMITMENTS AND CONTINGENCIES (cont'd)

           d)     Employment Agreements
                  ---------------------

                  i) On June 1, 1999, Memberlink entered into four employment agreements with certain officers' of the Company. The employment agreements terminate on May 31, 2000 with annual salaries ranging from $125,000 to $175,000. Subsequent to year end, the Company began renegotiating the remaining three employment agreements (since one was terminated) due to the merger effectuated on December 30, 1999. (See note 10(c) for additional information)

                  ii) The Company entered into an employment agreement on November 29, 1999, with an individual to act as the Company's Chief Medical Officer at an annual salary of $85,000. In addition, the Company agreed to grant options to purchase 100,000 shares of common stock pursuant to the Company's newly established 2000 Equity Compensation Plan (see note 10(b)). Such options will vest in increments to be determined, but in no event no later than November 29, 2002. Such individual also received additional 100,000 common shares, valued at $12,500 for past services rendered to the Company during the year ended December 31, 1999. Lastly, such individual is also entitled to a sales bonus for sales (after costs and related expenses) of the Company's application systems for which he is primarily responsible.

           e)     Judgments
                  ---------

                  During 1998, several judgments were entered against U.S. Medical Alliance, the predecessor to the Company, relating among other things, to the Company's prior line of business of managing physician practices. The allegations made in the underlying suits relate to wrongful discharge, general breach of contract, breach of equipment lease agreements and miscellaneous vendor claims. The aggregate amount of such judgments entered against the Company and certain associated physicians is approximately $600,000. None of the plaintiffs in the underlying suits has attempted to collect on the judgments. While it remains unclear whether the Company can successfully satisfy the judgments in a favorable manner, based on a reasoned opinion issued by the Company's special counsel retained to resolve these matters, the Company has accrued, as of December 31, 1999, approximately $22,500, with a related charge to operations, as a reserve for satisfying such judgments.


                                     -F-14-

                                I-TRAX.COM, INC.
                     (FORMERLY U.S. MEDICAL ALLIANCE, INC.)
                        NOTES TO THE FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998

NOTE 9 --  STOCKHOLDERS' EQUITY

           a)     Subordinated Loan and Warrant Purchase Agreement
                  ------------------------------------------------

                  Pursuant to a Subordinated Loan and Warrant Purchase Agreement dated September 24, 1998 between Memberlink - New York (prior to its re-incorporation in Delaware) and Nantucket Healthcare Ventures I, L.P., ("Nantucket") a Delaware limited partnership, a partnership controlled by the Company's Chief Executive Officer, Memberlink - New York borrowed a total of $250,000 from Nantucket by issuing a convertible promissory note. In addition to the convertible promissory note, Nantucket was also issued a warrant to purchase at an exercise price of $.01 per share the number of fully paid and non-assessable shares of common stock of Memberlink - Delaware as will equal 1.5% of the issued and outstanding common stock at the time Nantucket exercised such warrant. Additionally, Nantucket received the option to purchase from Memberlink -
                  Delaware additional warrants determined as follows: an additional 0.5% of the issued and outstanding common stock of Memberlink - Delaware at the time Nantucket exercised such warrant shall be subject to such warrant for each $10,000 increment purchased by Nantucket in the form of notes.

                  Effective as of December 30, 1999, Memberlink - Delaware issued 486,168 shares to Nantucket, upon Nantucket's exercising its warrants. During June 1999, Memberlink - New York's shareholders converted their stock in Memberlink - New York for stock of Memberlink - Delaware. Accordingly, during June and December 1999, Memberlink - Delaware issued 486,168 and 1,323,518, respectively, of its common stock.

           b)     Issuance of common stock for settlement of debt
                  -----------------------------------------------

                  During 1996, the Company issued subordinated convertible promissory notes to investors accruing interest at an annual rate of 10% which were convertible into shares of common stock at a conversion rate of one share for each $5 of principal and accrued and unpaid interest.

                  During October 1999, all such noteholders, except one, agreed to convert their principal balance on the notes which amounted to $405,500 at $1.50 per share. Accordingly, the Company issued 270,333 shares of its common stock to certain noteholders. All accrued and unpaid interest on such notes was waived by all noteholders. The convertible note balance at
                  December 31, 1999 amounting to $37,500 represents one noteholder who did not convert the note to common stock, and accordingly, was repaid the principal balance in full subsequent to December 31, 1999.


                                     -F-15-

                                I-TRAX.COM, INC.
                     (FORMERLY U.S. MEDICAL ALLIANCE, INC.)
                        NOTES TO THE FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998

NOTE 9 --  STOCKHOLDERS' EQUITY (cont'd)

           c)     Issuance of common stock for consulting services
                  ------------------------------------------------

                  In connection with various services provided to the Company for legal, accounting, public relations and financial consulting, the Company, during July 1999, issued an aggregate of 685,000 shares of its restricted common stock to various individuals which has been valued at $68,500. Included in the common stock issued are 250,000 shares issued to its Chief Executive Officer valued at $25,000 for consulting services.

           d)     Sale of common stock
                  --------------------

                  From July 1999 to November 1999, the Company sold 4,220,000 restricted shares of its common stock yielding net proceeds of $535,000 pursuant to regulation D promulgated under the Securities Act of 1933. The shares of common stock were sold pursuant to subscription agreements with prices ranging between $.10 to $.50 a share, and include 1,000,000 shares having been sold to its Chief Executive Officer for $100,000.

           e) Issuance of common stock in connection with acquisition of license and related consulting/management agreements
                  -----------------------------------------------------------

                  Prior to the Company's considering a merger with Memberlink, on September 3, 1999, it had entered into a Software and
                  Proprietary Product Corporate License Agreement ("License Agreement), a Technical Service Agreement ("Technical Agreement") and a Management Service Agreement ("Management Agreement") with Memberlink for the use and exploitation of certain proprietary software created by Memberlink. In consideration for the license and the technical and management support from Memberlink, the Company paid a $10,000 per month management fee to Memberlink and issued an aggregate of 2,000,000 shares of its common stock to it's officers and to key personnel responsible for the successful implementation and customization of the proprietary software. Such shares have been valued at $250,000 and charged to operations during the year ended December 31, 1999.

                  Due to the merger on December 30, 1999, the agreements are deemed void and are no longer applicable since the Company's is the surviving entity after the transaction.

           f)     Acquisition of Memberlink
                  -------------------------

                  Pursuant to the merger agreement, dated as of December 14, 1999 (with an effective date of December 30, 1999), the Company issued 8,000,082 shares of its common stock in exchange for all the issued and outstanding common stock of Memberlink.


                                     -F-16-

                                I-TRAX.COM, INC.
                     (FORMERLY U.S. MEDICAL ALLIANCE, INC.)
                        NOTES TO THE FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998

NOTE 9 --  STOCKHOLDERS' EQUITY (cont'd)

           f)     Acquisition of Memberlink (cont'd)
                  ----------------------------------

                  For accounting purposes the acquisition is treated as a recapitalization of Memberlink with Memberlink as the acquirer (reverse acquisition). The accompanying financial statements reflect this merger as if it had occurred on January 1, 1998. Such transactions are considered capital transactions whereby Memberlink contributed its stock for the net assets of the Company and accordingly, no goodwill is recorded. Upon consummation of the merger on December 30, 1999, the previous shareholders of Memberlink received 8,000,082 shares of the Company's common stock, which in addition to the previously owned shares represented approximately 60% of the outstanding common stock immediately after the merger. Simultaneously with the merger, Memberlink's former President was elected as the Company's President. Upon consummation of the merger transaction, all of the issued and outstanding common stock of Memberlink was cancelled and, accordingly, Memberlink ceased to exist with the Company being the surviving entity.

NOTE 10 -- SUBSEQUENT EVENTS

           a)     Sale of common stock
                  --------------------

                  During February 2000, the Company sold an aggregate of 1,800,000 shares of its common stock at $1 per share yielding net proceeds of approximately $1,795,000 after certain offering expenses. Such shares were sold pursuant to Rule 506 of Regulation D promulgated under the Securities Act of 1933.

           b)     2000 Equity Compensation Plan
                  -----------------------------

                  During February 2000, the Company established the 2000 Equity Compensation Plan (the "Plan") to provide (i) designated employees of the Company and its subsidiaries, (ii) certain consultants and advisors who perform services for the Company or its subsidiaries, and (iii) non-employee members of the Board of Directors of the Company with the opportunity to receive grants of incentive stock options, non-qualified stock options and restricted stock.

                  The aggregate number of shares of common stock of the Company that may be issued or transferred under the Plan is 3,000,000 shares. The maximum aggregate number of shares of that shall be subject to grants made under the Plan to any individual during any calendar year shall be 350,000 shares.

           c)     Termination of Employment Agreement
                  -----------------------------------

                  Effective April 4, 2000, the Company and an employee responsible to act as in-house counsel for the Company, executed an agreement of settlement for the termination of the underlying employment agreement entered on June 1, 1999. The Company agreed to pay $50,000, payable in $10,000 monthly installments commencing April 15, 2000 for compensation. The Company also agreed to arrange for the sale of 70,000 shares of the employee's common stock in the Company at a price of not less than a $1.25 per share.


                                     -F-17-

                                I-TRAX.COM, INC.
                              FINANCIAL STATEMENTS
         FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2000 AND 1999
                                   (UNAUDITED)


                                                                        Page
                                                                       Number
                                                                       ------

Balance sheets at September 30, 2000 (unaudited) and
    December 31, 1999                                                   F-19
Statements of operations for the three months
    ended September 30, 2000 and 1999 (unaudited)                       F-20
Statements of operations for the nine months
    ended September 30, 2000 and 1999 (unaudited)                       F-21
Statement of stockholders' equity for the
    nine months ended September 30, 2000 (unaudited)                    F-22
Statements of cash flows for the nine months
    ended September 30, 2000 and 1999 (unaudited)                       F-23

Notes to financial statements (unaudited)                           F-24 to F-33



                                     -F-18-

                                I-TRAX.COM, INC.
                                 BALANCE SHEETS

                                     ASSETS
                                     ------

                                                                           September 30,
                                                                                2000             December 31,
                                                                             (unaudited)               1999
                                                                           --------------        --------------
Current assets:
     Cash                                                                  $     311,181         $     195,728
     Accounts receivables, net                                                   339,094               412,038
     Prepaid expenses                                                            121,606                18,770
     Other receivables                                                            75,414                     -
                                                                            ------------          ------------
         Total current assets                                                    847,295               626,536
                                                                            ------------          ------------

Office equipment and furniture, net                                              327,152                36,120
Software development costs                                                       210,750                 6,000
Security deposits                                                                128,163                40,162
                                                                            ------------          ------------
         Total assets                                                      $   1,513,360         $     708,818
                                                                            ============          ============



                      LIABILITIES AND STOCKHOLDERS' EQUITY
                      ------------------------------------

Current Liabilities:
     Accounts payable                                                      $     418,123         $      20,502
     Accrued expenses                                                             31,442               172,076
     Convertible note payable                                                          -                37,500
     Due to related party                                                            683                66,048
     Capital lease payable                                                         5,689                     -
     Deferred revenue                                                            315,280                     -
                                                                            ------------          ------------
         Total current liabilities                                               771,217               296,126
                                                                            ------------          ------------

Capital lease obligation, net of current portion                                  27,266                     -
                                                                            ------------          ------------
         Total liabilities                                                       798,483               296,126
                                                                            ------------          ------------

Commitments & Contingencies  (Note 5)                                                  -                     -

Stockholders' Equity:
     Preferred Stock - $.001 par value, 2,000,000 shares authorized,
         -0- issued and outstanding                                                    -                     -
     Common Stock - $.001 par value, 50,000,000 shares authorized,
         18,710,834 and 16,028,084 issued and outstanding, respectively           18,711                16,028
     Additional paid in capital                                                4,870,996             1,043,299
     Accumulated deficit                                                      (4,141,496)             (646,635)
     Deferred expenses                                                           (33,334)                    -
                                                                            ------------          ------------
         Total stockholders' equity                                              714,877               412,692
                                                                            ------------          ------------

Total Liabilities and Stockholders' Equity                                  $  1,513,360          $    708,818
                                                                             ===========           ===========

           See accompanying notes to financial statements (unaudited)


                                     -F-19-

                                I-TRAX.COM, INC.
                            STATEMENTS OF OPERATIONS
             FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2000 AND 1999
                                   (UNAUDITED)


                                                                 Three months         Three months
                                                                    ended                 ended
                                                                 September 30,         September 30,
                                                                     2000                  1999
                                                                  (unaudited)           (unaudited)
                                                                 ------------          ------------

Revenue                                                         $     212,936         $     364,557
                                                                 ------------          ------------

Operating expenses:
     Cost of revenue                                                  117,610                21,406
     General and administrative                                     1,624,457               213,005
     Marketing and advertising                                          8,686                 8,325
                                                                 ------------          ------------
Total operating expenses                                            1,750,753               242,736
                                                                 ------------          ------------

(Loss) income before other income (expenses)
     and provision for income tax                                  (1,537,817)              121,821
                                                                 -------------         ------------

Other income (expenses):
     Miscellaneous income                                              11,718                     -
     Interest income                                                    4,730                     -
     Interest expense                                                    (944)                  (87)
                                                                 -------------         -------------

Total other income (expense)                                           15,504                   (87)
                                                                 ------------          -------------

(Loss) income before provision for income taxes                    (1,522,313)              121,734
                                                                 -------------         ------------

Provision for income taxes                                                  -                     -
                                                                 ------------          ------------
Net (loss) income                                               $  (1,522,313)        $     121,734
                                                                 =============         ============

Basic:
     Net loss                                                   $        (.08)        $         .01
                                                                 =============         ============

Weighted average number of shares
     outstanding                                                    18,325,647            13,472,53
                                                                 =============         ============

           See accompanying notes to financial statements (unaudited)


                                     -F-20-

                                I-TRAX.COM, INC.
                            STATEMENTS OF OPERATIONS
              FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2000 AND 1999
                                   (UNAUDITED)


                                                              Nine months            Nine months
                                                                 ended                  ended
                                                              September 30,          September 30,
                                                                  2000                   1999
                                                               (unaudited)           (unaudited)
                                                              ------------          ------------
Revenue                                                      $     277,163         $     601,376
                                                              ------------          ------------

Operating expenses:
     Cost of revenue                                               163,123               209,705
     General and administrative expenses                         3,372,752               702,028
     Marketing and advertising                                     130,838                19,908
                                                              ------------          ------------
Total operating expenses                                         3,666,713               931,641
                                                              ------------          ------------

Loss before other income (expenses)
     and provision for income taxes                             (3,389,550)             (330,265)
                                                              -------------         -------------

Other income (expenses):
     Miscellaneous income                                           69,078                     -
     Interest income                                                 4,730                     -
     Interest expense                                               (2,619)                 (255)
     Provision for loss contingency                               (176,500)                    -
                                                              -------------         ------------

Total other income (expenses)                                     (105,311)                 (255)
                                                              -------------         -------------

Loss before provision for income taxes                          (3,494,861)             (330,520)
                                                              -------------         -------------

Provision for income taxes                                               -                     -
                                                              ------------          ------------

Net loss                                                      $ (3,494,861)         $   (330,520)
                                                               ============          ============
Basic:
     Net loss                                                 $       (.20)         $       (.03)
                                                              =============         =============

Weighted average number of
     common shares outstanding                                  17,767,904            10,409,601
                                                             =============         =============

           See accompanying notes to financial statements (unaudited)


                                     -F-21-

                                I-TRAX.COM, INC.
                        STATEMENT OF STOCKHOLDERS' EQUITY
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2000
                                   (UNAUDITED)


                                                                Additional                         Total
                                         Common Stock             Paid-in       Accumulated       Deferred     Stockhoders'
                                     Shares         Amount        Capital         Deficit         Expenses          Equity
                                   ----------      -------       ----------     -----------       --------         --------

Balances at December 31, 1999      16,028,084      $16,028       $1,043,299       $(646,635)        $    -         $412,692

Sale of common stock,
   net of costs (Note 6(a)(i))      1,800,000        1,800        1,793,080               -              -        1,794,880

Sale of common stock
   (Note 6(a)(ii))                    840,250          840        1,679,660               -              -        1,680,500

Common Stock issued
   in exchange for services
   rendered                            25,000           25           49,975               -        (33,334)          16,666

Common Stock issued
   in connection with conversion
   of related party debt               17,500           18           34,982               -              -           35,000

Grant of Non-Qualified and
   Non-Plan options to Consultants
   as consideration for services            -            -          270,000                                         270,000


Net loss for the nine months
ended September 30, 2000                    -            -                -      (3,494,861)             -       (3,494,861)
                                   ----------      -------       ----------     -----------       --------         --------

Balances at September 30, 2000     18,710,834      $18,711       $4,870,996     $(4,141,496)      $(33,334)        $714,877
                                   ==========      =======       ==========     ===========       ========         ========


           See accompanying notes to financial statements (unaudited)


                                     -F-22-

                                 I-TRAX.COM, INC
                             STATEMENT OF CASH FLOWS
              FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2000 AND 1999
                                   (UNAUDITED)

                                                                            Nine months            Nine months
                                                                               ended                 ended
                                                                           September 30,          September 30,
                                                                               2000                   1999
                                                                            (unaudited)           (unaudited)
                                                                          --------------         -------------
Cash flows from operating activities:
     Net loss                                                             $   (3,494,861)        $    (330,520)
     Adjustments to reconcile net loss to net
     cash used for operating activities:
     Depreciation and amortization                                                22,809                 4,664
     Grant of Non-Qualified and Non-Plan
       Options to Consultants for services                                       270,000                     -
Decrease (increase) in:
     Accounts receivable                                                          72,944                80,430
     Prepaid expenses                                                            (85,448)                    -
     Other receivables                                                           (75,414)                    -
     Security deposits                                                           (88,001)                    -
(Decrease) increase in:
     Accounts payable                                                            379,621                39,098
     Accrued expenses                                                           (123,246)               (2,257)
     Deferred revenue                                                            315,280                     -
                                                                          --------------         -------------
         Net cash used for operating activities                               (2,806,316)             (208,585)
                                                                          --------------         -------------

Cash flows from investing activities:
     Purchase of office equipment and furniture                                 (279,661)              (29,693)
     Increase in software development costs                                     (204,750)                    -
                                                                          --------------         -------------
         Net cash used for investing activities                                 (484,411)              (29,693)
                                                                          --------------         -------------

Cash flows from financing activities:
     Capital lease principal payments                                             (1,335)                    -
     (Repayment of) proceeds from convertible notes payable                      (37,500)              150,000
     Repayments to related parties                                               (30,365)              (10,121)
     Net proceeds from sale of common stock                                    3,475,380                58,500
                                                                          --------------         -------------
     Net cash provided by financing activities                                 3,406,180               198,379
                                                                          --------------         -------------

Net increase (decrease) in cash                                                  115,453               (39,899)

Cash and cash equivalents at beginning of period                                 195,728                52,883
                                                                          --------------         -------------
Cash and cash equivalents at end of period                                $      311,181         $      12,984
                                                                          ==============         =============

Supplemental disclosure of non-cash flow information:
Cash paid during the period for:
     Interest                                                             $        2,619         $         255
                                                                          ==============         =============
     Income taxes                                                         $            -         $           -
                                                                          ==============         =============

Schedule of non-cash investing activities:
     Acquisition of office equipment in connection
     with capital lease obligation                                        $       34,290         $           -
                                                                          ==============         =============

Schedule of non-cash financing activities:
     Issuance of common stock in connection
     with debt conversion                                                 $      (35,000)        $    (405,500)
                                                                          ==============         ==============

           See accompanying notes to financial statements (unaudited)

                                     -F-23-

                                I-TRAX.COM, INC.
                        NOTES TO THE FINANCIAL STATEMENTS
                                   (UNAUDITED)

NOTE 1 --  ORGANIZATION AND NATURE OF BUSINESS

                  I-Trax.com, Inc. (the "Company") was incorporated in the state of Delaware on May 23, 1969 under the name Marmac Corporation. During December 1979, the Company changed its name to Ibex Industries International, Inc. During April 1996, in connection with the acquisition of assets and the assumption of liabilities of various medical practices (which reverted back to the original owners during 1997), the Company changed its name to U.S. Medical Alliance, Inc. The Company, on August 27, 1999, changed its name to I-Trax.com, Inc. prior to the merger discussed below.

                  Prior to the Company's considering a merger with Memberlink, on September 3, 1999, it had entered into a Software and
                  Proprietary Product Corporate License Agreement ("License Agreement), a Technical Service Agreement ("Technical Agreement") and a Management Service Agreement ("Management Agreement") with Memberlink for the use and exploitation of certain proprietary software created by Memberlink. In consideration for the technical and management support from Memberlink, the Company paid a $10,000 per month management fee to Memberlink and issued an aggregate of 2,000,000 shares of its common stock to it's officers and to key personnel responsible for the successful implementation and customization of the proprietary software. As consideration for the license, the Company issued 3,000,000 shares to Member Link Systems, Inc. ("Memberlink"), which were subsequently cancelled as a result of the merger discussed below.

                  Pursuant to a merger agreement dated as of December 14, 1999 (with an effective date of December 30, 1999), the Company issued 8,000,082 shares of its common stock in exchange for all the issued and outstanding common stock of Member-Link
                  Systems, Inc. ("Memberlink"). Memberlink also a Delaware corporation was a health information technology company, which developed, sold and licensed software technology to various organizations, including but not limited to, governmental agencies.

                  The merger of the Company and Memberlink has been treated as a recapitalization of Memberlink with Memberlink as the accounting acquirer (reverse acquisition). The accompanying financial statements reflect this transaction as if it had occurred on January 1, 1998. Such transaction is considered a capital transaction whereby Memberlink contributed its stock for the net assets of the Company. Upon consummation of the merger on December 30, 1999, the shareholders of Memberlink received 8,000,082 shares of the Company's common stock, which in addition to the previously owned shares represented 60% of the outstanding common stock immediately after the merger. Simultaneously with the merger, Memberlink's former President was elected as the Company's President. Upon consummation of the merger transaction the Company was recapitalized and
                  Memberlink ceased to exist with the Company being the surviving entity. No goodwill or intangibles were recorded as the public shell (the Company) only had nominal assets and based on the reverse acquisition accounting rules, the merger is valued at the net tangible assets of the Company.

                  The   Company   has   incurred    substantial   losses   since
                  incorporation. As of September 30, 2000, the accumulated deficit was $4,174,830. Moreover, the Company expects that its operating losses will continue for the foreseeable future. The Company's ability to continue as a going concern is primarily based on raising sufficient equity to meet its objectives.


                                     -F-24-

                                I-TRAX.COM, INC.
                        NOTES TO THE FINANCIAL STATEMENTS
                                   (UNAUDITED)

NOTE 2 --  INTERIM RESULTS AND BASIS OF PRESENTATION

                  The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information, the instructions to Form 10-QSB and Items 303 and 310(B) of Regulation S-B. In the opinion of management, the unaudited financial statements have been prepared on the same basis as the annual financial statements and reflect all adjustments, which include only normal recurring adjustments, necessary to present fairly the financial position as of September 30, 2000 and the results of the operations and cash flows for the three and nine month periods ended September 30, 2000 and 1999. The results for the three and nine month periods ended September 30, 2000 are not necessarily indicative of the results to be expected for any subsequent quarter or the entire fiscal year ending December 31, 2000. The balance sheet at December 31, 1999 has been derived from the audited financial statements at that date.

                  Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to the Securities and Exchange Commission's rules and regulations.

                  It is suggested that these unaudited financial statements be read in conjunction with our audited financial statements and notes thereto for the year ended December 31, 1999 as included in our report on Form 10-SB filed on April 10, 2000.

                  Revenue Recognition
                  -------------------

                  The Company recognizes revenues in accordance with Statement of Position 97-2 "Software Revenue Recognition" as further modified by Statement of Position 98-9 "Modification of SOP 97-2, "Software Revenue Recognition with Respect to Certain Transactions". SOP 97-2 was effective January 1, 1998 and generally requires revenue earned on software arrangements involving multiple elements such as software products, upgrades, enhancements, post-contract customer support, installation and training to be allocated to each element based on the relative fair value of the elements. SOP 98-9 amends SOP 97-2 to require that an entity recognize revenue for multiple element arrangements by means of the "residual method" when (1) there is vendor-specific objective evidence ("VSOE") of the fair values of all the undelivered elements that are not accounted for by means of long-term contract accounting, (2) VSOE of fair value does not exist for one or more of the delivered elements, and (3) all revenue recognition criteria of SOP 97-2 (other than the requirement for VSOE of the fair value of each delivered element) are satisfied.


                                     -F-25-

                                I-TRAX.COM, INC.
                        NOTES TO THE FINANCIAL STATEMENTS
                                   (UNAUDITED)

NOTE 2 --  INTERIM RESULTS AND BASIS OF PRESENTATION (cont'd)

                  Revenue Recognition (cont'd)
                  -------------------

                  Revenue from software development contracts is recognized on a percentage-of-completion method with progress to completion measured based upon labor hours incurred or achievement of contract milestones.

                  Revenue from re-sale of hardware and software, obtained from vendors, is recognized at the time hardware and software is delivered to customers.

                  Deferred revenue represents funds received in advance in excess of revenue recognized.

                  Software Development Costs
                  --------------------------

                  In accordance with the provisions of Statement of Financial Accounting Standard (SFAS) No. 86, Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed, the Company capitalizes software development and production costs once technological feasibility has been achieved.
                  Software development costs incurred prior to achieving technological feasibility are included in research and development expense in the accompanying statement of operations.

                  Capitalized software development costs are reported at the lower of unamortized cost or net realizable value. Commencing upon the initial product release or when software development revenue has begun to be recognized, these costs are amortized, based on current and future revenue for each product with an annual minimum equal to the straight-line amortization over the remaining estimated economic life of the product, generally two to five years.


                                     -F-26-

                                I-TRAX.COM, INC.
                        NOTES TO THE FINANCIAL STATEMENTS
                                   (UNAUDITED)


NOTE 3 --  CONVERTIBLE NOTE PAYABLE

                  The $37,500 convertible note payable was repaid in full during the quarter ended March 31, 2000.

NOTE 4 --  DUE TO RELATED PARTIES

                  Due to related parties as of September 30, 2000 is comprised of $683 of advances made by the Company's President (formerly an officer of Memberlink). This amount was repaid in October 2000.

                  During September 2000, the Company issued 17,500 shares of its $.001 common stock to a former officer of Memberlink in lieu of repayments of $35,000 of advances made by such officer during 1999.

NOTE 5 --  COMMITMENTS AND CONTINGENCIES

             a)   Nature of Business
                  ------------------

                  The Company is subject to risks and uncertainties common to growing technology-based companies, including rapid technological developments, reliance on continued development and acceptance of the internet, intense competition and a limited operating history.

             b)   Lack of Insurance
                  -----------------

                  The Company, through March 14, 2000, did not maintain any liability insurance or any other form of general insurance. Although the Company is not aware of any claims resulting from product malfunctions or any other type, there is no assurance that none exist.

             c)   Significant customers and vendors
                  ---------------------------------

                  Financial instruments which potentially expose the Company to concentrations of credit risk consist primarily of accounts receivable. For the three and nine months ended September 30, 2000, the Company had two unrelated customers, respectively, which accounted for 50% and 42% and 39% and 44% of total revenues, respectively. For the three and nine months ended September 30, 1999, the Company had one unrelated customer, which accounted for 74% and 82% of total revenues, respectively. As of September 30, 2000, the Company had two unrelated customers, which accounted for 48% and 36%, respectively, of accounts receivables.

             d)   Office Lease
                  -------------

                  On October 22, 1999, the Company entered into a non-cancelable lease agreement for its technology and product development office pursuant to a five year lease expiring October 31, 2004 with annual rent at approximately $162,000 before annual escalations.


                                     -F-27-

                                I-TRAX.COM, INC.
                        NOTES TO THE FINANCIAL STATEMENTS
                                   (UNAUDITED)

NOTE 5 --  COMMITMENTS AND CONTINGENCIES (cont'd)

             d)   Office Lease (cont'd)
                  ---------------------

                  On April 10, 2000, the Company entered into a non-cancelable lease agreement for its executive offices pursuant to a five-year lease expiring June 29, 2005 with annual rent of approximately $123,000 per year before annual escalations.

                  The  Company's   approximate   future  minimum  annual  rental
                  payments under the non-cancelable operating leases in effect as of September 30, 2000 are as follows:

                           For the year
                         ended December 31:
                         ------------------

                               2000                          $    244,000
                               2001                               292,005
                               2002                               299,315
                               2003                               306,804
                               2004                               284,152
                               Thereafter                          66,390
                                                             ------------
                                                             $  1,492,666
                                                             ============

                  Prior to October 1999, the Company rented office space on a month-to-month basis at a rate of approximately $2,500 per month.

                  Rent expense for the three months ended September 30, 2000 and 1999 amounted to approximately $72,000 and $15,500, respectively. Rent expense for the nine months ended September 30, 2000 and 1999 amounted to approximately $174,000 and $26,000, respectively.

             e)   Employment Agreements
                  ---------------------

                  i) On June 1, 1999, Memberlink entered into three employment agreements with certain officers of the Company. The Company succeeded to Memberlink's obligations under these employment agreements. The employment agreements expire on May 31, 2002 with annual salaries ranging from $125,000 to $175,000. Subsequent to December 31, 1999, the Company began renegotiating two of the employment agreements, one with its chief technology officer and one with its President. On September 28, 2000 with an effective as of January 1, 2000, the Company entered into a new employment agreement with the chief technology officer. The agreement is for an initial term of three years and provides for initial annual pay of $125,000. The employment agreement with its president remains under negotiations as of December 18, 2000.

                  A third such agreement was terminated effective April 4, 2000, pursuant to an agreement of settlement. The Company paid $50,000, in $10,000 monthly installments commencing April 15, 2000, as settlement payments for which such employee continued to render services as necessary for the Company during the period of installments. The Company also arranged for the sale of 70,000 shares of common stock of the Company held by this employee at a price of $1.25 per share, which was deemed to be the market value at the date of settlement. As of September 30, 2000 the Company has paid all such installments and accordingly such former employee is not obligated to perform any future services.

                                     -F-28-

                                I-TRAX.COM, INC.
                        NOTES TO THE FINANCIAL STATEMENTS
                                   (UNAUDITED)

NOTE 5 --  COMMITMENTS AND CONTINGENCIES (cont'd)

             e)   Employment Agreements (cont'd)
                  ------------------------------

                  ii) The Company entered into an employment agreement on November 29, 1999, with an individual to act as the Company's Chief Medical Officer at an annual salary of $85,000. In addition, the Company agreed to grant options to purchase 100,000 shares of common stock in accordance with the Company's newly established 2000 Equity Compensation Plan (see note 6(b)). Such options will vest in increments to be determined, but in no event, later than November 29, 2002.

             f)   Judgments
                  ---------

                  During 1998, several judgments were entered against the Company while it was operating as U.S. Medical Alliance, relating to, among other things, the Company's prior line of business of managing physician practices. The allegations made in the underlying suits relate to wrongful discharge, general breach of contract, breach of equipment lease agreements and miscellaneous vendor claims. The aggregate amount of such judgments entered against the Company and certain associated physicians was approximately $600,000. As of September 30, 2000, the Company has settled and paid all such judgments (except one), for approximately $189,000 in the aggregate. The last judgment in the amount of approximately $24,000, stemming from a breach of contract claim, has not yet been satisfied due to the death of the judgment holder. The Company's offer amounting to $6,000 is likely to be accepted based on legal counsel's correspondence. As of September 30, 2000, the Company has kept a $10,000 reserve in its contingency loss accrual relating to this judgment.

             g)   Profit sharing plan
                  -------------------

                  During the second quarter 2000, the Company established a 401(k) profit sharing plan covering certain qualified employees, which includes employer participation in accordance with the provisions of the Internal Revenue Code. The plan allows participants to make pretax contributions and the Company to match certain percentages of employee contributions depending on a number of factors, including the participant's length of service. The profit sharing portion of the plan is discretionary and noncontributory. All amounts contributed to the plan are deposited into a trust fund administered by an independent trustee. As of September 30, 2000, the Company has made no contributions.

             h)   Capital lease obligation
                  ------------------------

                  In April 2000, the Company acquired a telephone system for $34,290 by entering into capital lease obligations with interest at approximately 10.1% per annum, requiring 60 monthly payments of $731, which include principal and interest. The related equipment secures the lease.


                                     -F-29-

                                I-TRAX.COM, INC.
                        NOTES TO THE FINANCIAL STATEMENTS
                                   (UNAUDITED)



NOTE 5 --  COMMITMENTS AND CONTINGENCIES (cont'd)

             h)   Capital lease obligation (cont'd)
                  ---------------------------------

                  The future minimum lease commitment under the capital lease as of September 30, 2000 is as follows:

                      For the year
                    ended December 31:
                    ------------------

                          2000                                                  $ 2,193
                          2001                                                    8,771
                          2002                                                    8,771
                          2003                                                    8,771
                          2004                                                    8,771
                          Thereafter                                              4,380
                                                                                -------

                          Total future payments                                  41,657

                          Less amount representing interest                      (8,702)
                                                                                -------

                          Present value of minimum lease payments               $32,955
                                                                                =======

                  At September 30, 2000 computer equipment under capital leases are carried at a book value of $33,982.

NOTE 6 --  STOCKHOLDERS' EQUITY

             a)   Sale of common stock
                  ---------------------

                  i) During January and February 2000, the Company sold an aggregate of 1,800,000 shares of its common stock at $1 per share yielding net proceeds of $1,794,880 after certain offering expenses. Such shares were sold pursuant to Rule 506 of Regulation D promulgated under the Securities Act of 1933.

                  ii) In May 2000, the Company commenced a Private Placement ("the Offering") pursuant to Rule 506 of Regulation D under the Securities Act of 1933. The offering was initially comprised of 1,000,000 shares of its $.001 par value common stock at $2 per share. As of September 30, 2000, the Company has sold an aggregate of 840,250 shares yielding proceeds of $1,680,500. In July 2000, the Board of Directors approved an amendment to the offering by increasing the number of shares offered from 1,000,000 to 2,500,000.


                                     -F-30-

                                I-TRAX.COM, INC.
                        NOTES TO THE FINANCIAL STATEMENTS
                                   (UNAUDITED)

NOTE 6 --  STOCKHOLDERS' EQUITY  (cont'd)

             b)   2000 Equity Compensation Plan

                  During February 2000 (as amended during March 2000), the Company established the 2000 Equity Compensation Plan (the "Plan") to provide (i) designated employees of the Company and its subsidiaries, (ii) certain consultants and advisors who perform services for the Company or its subsidiaries, and
                  (iii) non-employee members of the Board of Directors of the Company with the opportunity to receive grants of incentive stock options, non-qualified stock options and restricted stock. The aggregate number of shares of common stock of the Company that may be issued under the Plan is 3,000,000 shares. The maximum aggregate number of shares of common stock that shall be subject to grants made under the Plan to any individual during any calendar year shall be 350,000 shares. The exercise price of any incentive stock option granted under the plan shall not be less than the fair market value of the stock on the date of grant, as determined in good faith be the board of directors.

                  As of September 30, 2000, the Company has granted an aggregate of 2,318,500 incentive and non-qualified stock options pursuant to the above plan with exercise prices ranging between $1 and $2 per share. Such options are subject to various vesting periods ranging from June 2000 to May 2003.

                  A summary of the status of the Company's options as of September 30, 2000 and changes during the nine months then ended is presented below:

                                                                                 Exercise
                                                                       Shares               Price
         Outstanding at beginning of period - January 1, 2000                -                     -
              Granted                                                2,318,500     Between $1.00 and
                                                                                               $2.00
              Exercised                                                      -                     -
              Canceled                                                       -                     -
         Outstanding at end of period September 30, 2000             2,318,500
         Options available for grant at end of period                  681,500

                  In addition, during the nine months ended September 30, 2000, the Company granted 280,000 non-plan options to consultants. For the three and nine months ended September 30, 2000, the Company recorded $30,000 and $270,000 consulting expenses on account of such options.


                                     -F-31-

                                I-TRAX.COM, INC.
                        NOTES TO THE FINANCIAL STATEMENTS
                                   (UNAUDITED)


NOTE 6 --  STOCKHOLDERS' EQUITY  (cont'd)

             b)   2000 Equity Compensation Plan
                  -----------------------------

                  During 2000, Financial Accounting Standard ("FAS") No. 123, "Accounting for Stock-Based Compensation," became effective for the Company. FAS 123, which prescribes the recognition of compensation expense based on the fair value of options on the grant date, allows companies to continue applying APB 25 if certain pro forma disclosures are made assuming hypothetical fair value method application. The Company has elected not to disclose any pro forma disclosures since it has determined that the hypothetical fair value of its incentive stock options is equal to or less than the exercise price of the options at the date of grant.

             c)   Issuance of Common Stock For Services
                  -------------------------------------

                  During August 2000, the Company issued 25,000 shares of its $.001 par value common stock at $2.00 per share along with payments for recruiting expenses in connection with expanding its sales force. As of September 30, 2000, a portion of such shares and cash payments are considered prepaid because a portion of the services was not received until after September 30, 2000. Accordingly, as of September 30, 2000, $14,583 of cash has been recorded as prepaid and $33,334 of stock issued has been recorded as a deferred expense and accordingly presented as a reduction of stockholders' equity.

NOTE 7 --  SUBSEQUENT EVENTS

             a)   Agreement to acquire iSummit Partners, LLC
                  ------------------------------------------

                  In connection with the non-binding letter of intent entered into during July 2000 with iSummit Partners, LLC (D/B/A MyFamilyMD) ("MyFamilyMD"), during September 2000, the Company entered into a Contribution and Exchange Agreement (the "Exchange Agreement") whereby the Company agreed to issue an aggregate of up to 4,272,500 shares of its common stock to the owners of MyFamilyMD in exchange for all of the ownership interest in MyFamilyMD.

                  Of this total, up to 1,709,000 shares may be forfeited as follows: 854,500 shares in the event MyFamilyMD does not meet certain product development targets and up to 854,500 shares in the event MyFamilyMD does not meet certain revenue targets within one year after product launch.

                  Immediately prior to the closing of the above transaction, the Company will perform a reorganization (as approved by the Board of Director) whereby the Company will become a wholly owned subsidiary of I-trax, Inc. ("Holding Company").

                  In the reorganization, the Company's outstanding common stock will be converted into Holding Company common stock on a share-for-share basis. Immediately following the reorganization, the owners of MyFamilyMD will contribute their interest to the Holding Company, which in effect will make MyFamilyMD a wholly owned subsidiary of Holding Company.


                                     -F-32-

                                I-TRAX.COM, INC.
                        NOTES TO THE FINANCIAL STATEMENTS
                                   (UNAUDITED)


NOTE 7 --  SUBSEQUENT EVENTS (cont'd)

             a)   Agreement to Acquire iSummit Partners, LLC (cont'd)
                  ---------------------------------------------------

                  As part of the Exchange Agreement, the Company committed to fund the development of MyFamilyMD's products (the "New Intellectual Property") and in the event that the transaction is not consummated by March 31, 2001 (as stipulated in the Exchange Agreement), the Company will retain ownership of the New Intellectual Property. In addition in the event the transaction is not consummated by March 31, 2001, the Company will pay MyFamilyMD, over a five-year period, 7% of the consumer revenue generated by the New Intellectual Property in exchange for any of MyFamilyMD's intellectual property that the Company does not already own.



                                     -F-33-

                              ISUMMIT PARTNERS, LLC
                               FINANCIAL STATEMENT
                                 FROM INCEPTION
                    JANUARY 18, 2000 THROUGH AUGUST 31, 2000







                                     -F-34-

                          INDEPENDENT AUDITORS' REPORT
                          ----------------------------


To the Members of
ISUMMIT PARTNERS, LLC
New York, N.Y.

We have audited the accompanying balance sheet of ISUMMIT PARTNERS, LLC (the "Company") as of August 31, 2000, and the related statements of income, operations and members' deficit and cash flows for the period from inception, January 18, 2000 through August 31, 2000. The financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of August 31, 2000 and the results of its operations and cash flows for the period from inception, January 18, 2000 through August 31, 2000 in conformity with generally accepted accounting principles.

BERNATH & ROSENBERG P.C.


Certified Public Accountants
New York, N.Y.
September 14, 2000



                                     -F-35-

                              ISUMMIT PARTNERS, LLC
                                  BALANCE SHEET
                                 AUGUST 31, 2000


                                     ASSETS
                                     ------

CURRENT ASSETS
           Cash                                                                       $64,587
           ----                                                                       -------

           Loans Receivable (Note 2)                                                   26,102
           -------------------------                                                   ------

                      Total Current Assets                                             90,689
                      --------------------                                             ------

Property, Plant and Equipment

           Furniture & Fixtures                                                         3,248
           --------------------                                                         -----

           Equipment                                                                   13,004
           ---------                                                                   ------

           Less: Accumulated Depreciation                                              (2,709)
           ------------------------------                                              -------

                      Total Property, Plant and Equipment                              13,543

TOTAL ASSETS                                                                         $104,232

                              LIABILITIES AND MEMBERS' DEFICIT
CURRENT LIABILITIES

           Accrued Expenses (Note 3)                                                 $196,574
           -------------------------                                                 --------

                      Total Current Liabilities                                       196,574
                      -------------------------                                       -------

           Commitments and Contingencies (Note 4)

           Members' Deficit (Note 5)                                                  (92,342)
           -------------------------                                                  --------

TOTAL LIABILITIES AND MEMBERS' DEFICIT                                               $104,232

                        See Notes to Financial Statements


                                     -F-36-

                              ISUMMIT PARTNERS, LLC
                  STATEMENT OF OPERATIONS AND MEMBERS' DEFICIT
             FROM INCEPTION JANUARY 18, 2000 THROUGH AUGUST 31, 2000

REVENUE                                                                  $-0-

GENERAL AND ADMINISTRATIVE EXPENSES:

           Salaries                                                    181,080
           --------                                                    -------

           Payroll Taxes                                                19,572
           -------------                                                ------

           Rent                                                         35,849
           ----                                                         ------

           Health Insurance                                              3,336
           ----------------                                              -----

           Advertising                                                   3,549
           -----------                                                   -----

           Consulting                                                   50,000
           ----------                                                   ------

           Shows & Expositions                                           9,200
           -------------------                                           -----

           Dues & Subscription                                             280
           -------------------                                             ---

           Professional Fees                                           170,412
           -----------------                                           -------

           Office Expense                                                8,208
           --------------                                                -----

           Miscellaneous Expenses                                        3,787
           ----------------------                                        -----

           Internet Expense                                              2,955
           ----------------                                              -----

           Development Costs                                           693,122
           -----------------                                           -------

           Depreciation                                                  2,709
           ------------                                                  -----

           Telephone                                                     3,008
           ---------                                                     -----

           Travel & Conferences                                         15,275
           --------------------                                         ------

                      Total General & Administrative Expenses        1,202,342

Net Loss                                                           (1,202,342)
                                                                   -----------

Members' Contributions                                               1,110,000
                                                                     ---------

Members' Deficit - August 31, 2000                                  $ (92,342)


                        See Notes to Financial Statements


                                     -F-37-

                              ISUMMIT PARTNERS, LLC
                             STATEMENT OF CASH FLOWS
             FROM INCEPTION JANUARY 18, 2000 THROUGH AUGUST 31, 2000


Cash Flows from Operating Activities:
           Net Loss                                             $(1,202,342)
           --------                                             ------------

           Adjustments to Reconcile Net Loss to Net Cash
                      Used For Operating Activities:
                      ------------------------------

                      Depreciation                                     2,709
                      ------------                                     -----

           Changes in Operating Assets and Liabilities:
           --------------------------------------------

                      Increase in Loans Receivables                 (26,102)
                      -----------------------------                 --------

                      Increase in Accrued Expenses                   196,574
                      ----------------------------                   -------

                                 Total Adjustments                   173,181
                                 -----------------                   -------

           Net Cash Used for Operating Activities                (1,029,161)
           --------------------------------------                -----------

Cash Flows from Investing Activities:

           Cash Payments for the Purchase of Property               (16,252)
           ------------------------------------------               --------

           Net Used by Investing Activities                         (16,252)
           --------------------------------                         --------

Cash Flows From Financing Activities:

           Capital Contributions by Members                        1,110,000
           --------------------------------                        ---------

           Net Cash Provided by Financing Activities               1,110,000
           -----------------------------------------               ---------

Net Increase in Cash                                                  64,587
                                                                      ------

Cash    - August 31, 2000                                            $64,587


                        See Notes to Financial Statements


                                     -F-38-

                              ISUMMIT PARTNERS, LLC
                          NOTES TO FINANCIAL STATEMENTS
             FROM INCEPTION JANUARY 18, 2000 THROUGH AUGUST 31, 2000

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

This summary of significant accounting policies of ISUMMIT PARTNERS, LLC , dba My Family MD (the Company) is presented to assist in understanding the Company's financial statements. The financial statements and notes are representations of the Company's management who is responsible for its integrity and objectivity. These accounting policies conform to generally accepted accounting principles and have been consistently applied in the preparation of the financial statements.

a. Business Activity
The Company was formed in January 2000. The focus of the Company is to allow patients to assist their physicians in both wellness and disease management through their unique MD Wizard application readily accessible via the Internet. The purpose of the Internet abled software is to streamline clinical care for the patient, physician and institutions, including insurance providers and hospitals.

b. Cash and Cash Equivalents
The Company considers all highly liquid investments with maturities of three months or less at the time of the purchase to be cash equivalents.

c. Property and Equipment
Property and equipment are stated at cost. Depreciation is computed on the straight-line method (half-year convention) over estimated useful life. The estimated useful lives of property and equipment are from 3 to 5 years. Expenditures for maintenance and repairs are charged against operations. Renewals and betterments that materially extend the life of the assets are capitalized.

d. Revenue Recognition
In October 1997, the American Institute of Certified Public Accountant's Accounting Standards Executive Committee ("ACSEC") issued Statement of Position ("SOP") 97-2, "Software Revenue Recognition ." SOP 97-2 was effective January 1, 1998 and generally requires revenue earned on software arrangements involving multiple elements such as software products, upgrades, enhancements, post-contract customer support, installation and training to be allocated to each element based on the relative fair value of the elements. Upon commencement of operations, the Company will adopt SOP 97-2 and SOP 98-9 as discussed below.

In December 1998, the ACSEC released SOP 98-9, "Modification of SOP 97-2, "Software Revenue Recognition with Respect to Certain Transactions." SOP 98-9 amends SOP 97-2 to require that an entity recognize revenue for multiple element arrangements by means of the "residual method" when (1) there is vendor-specific objective evidence ("VSOE") of the fair values of all the undelivered elements that are not accounted for by means of long-term contract accounting, (2) VSOE of fair value does not exist for one or more of the delivered elements, and (3) all revenue recognition criteria of SOP 97-2 (other than the requirement for VSOE of the fair value of each delivered element) are satisfied.


                                     -F-39-

                              ISUMMIT PARTNERS, LLC
                          NOTES TO FINANCIAL STATEMENTS
             FROM INCEPTION JANUARY 18, 2000 THROUGH AUGUST 31, 2000

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

e. Use of Estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect amounts reported in its financial statements and accompanying notes. Actual results could differ from those estimates.

f. Income Taxes
The Company is a limited liability company, treated as a partnership for income tax purposes, and as such is not subject to income tax. Accordingly, no provision for Federal and State income taxes is provided in the financial statements. The Company is subject to New York City Unincorporated Business Tax.

g. Fair Value Disclosure at August 31, 2000

The carrying value of cash, loans receivable and accrued expenses are a reasonable estimate of their fair value because of the short-term maturity.

h. Liability Insurance
The Company did not maintain any liability insurance or any other form of general insurance. Although the Company is not aware of any claims resulting from product malfunctions or any other type, there is no assurance that none exists.

NOTE 2 - LOANS RECEIVABLE

This represents the amount of expenses incurred after August 1, 2000 by the Company to be reimbursed by ITRAX. (Note 6)

NOTE 3 - ACCRUED EXPENSES

Accrued Expenses consists of the following at August 31, 2000:

            Consulting                                          $25,000
            Professional Fees                                   143,412
            Miscellaneous Office Expenses                         6,062
            Software Development                                 22,100
            ------------------------------                     --------

            Total                                              $196,574
            =====                                              ========


                                     -F-40-

                              ISUMMIT PARTNERS, LLC
                          NOTES TO FINANCIAL STATEMENTS
             FROM INCEPTION JANUARY 18, 2000 THROUGH AUGUST 31, 2000

NOTE 4 - COMMITMENTS AND CONTINGENCIES

ISUMMIT PARTNERS, LLC has a non-cancelable triple net lease for the operational facility. The monthly rental payment is $7,083.33 under a lease that expires August 31, 2004. As of report date the assignment of this lease to I-TRAX has not yet been completed.

The future minimum lease payments are as follows:

                                Year
                                 2000                               $28,333
                                 2001                                85,000
                                 2002                                85,000
                                 2003                                85,000
                                 2004                                56,667
                                 ----                                ------

                                                                   $340,000

Rent expense for the period ended August 31, 2000 was $42,933.

NOTE 5 - MEMBERS' DEFICIT

The  Company is a successor  to  ISUMMIT,  INC.  (the  "Corporation")  which was liquidated in February 2000. Pursuant to the plan of liquidation, the Corporation distributed its assets (consisting of cash, furniture and fixtures and intangibles) subject to liabilities (consisting of shareholders' loans) to the shareholders in proportion to their stock interest. Immediately thereafter the shareholders contributed the assets distributed, subject to the liabilities, to the Company, in exchange for interest in the Company, in proportion to the respective interest in the Corporation.

As of August 31, 2000, each of the shareholders contributed his respective loan to the capital of the Company.

NOTE 6 - SUBSEQUENT EVENTS

Letter of Intent
----------------
During July 2000, the Company and its members entered into a non-binding letter of intent to exchange its membership interest in exchange for shares of I-TRAX common stock. As a result of this transaction, MyFamilyMD will become wholly owned subsidiary of the Company.

I-TRAX expects to issue up to five million shares of its common stock in this transaction. Two million of the five million shares are forfeitable depending on whether the Company achieves certain performance targets mutually established by the parties.

In anticipation, ITRAX assumed all of the Company's employees as of August 16, 2000. It has also contracted with a consulting firm for the further development of ISUMMIT's project.


                                     -F-41-

                              ISUMMIT PARTNERS, LLC
                              FINANCIAL STATEMENTS
                     FOR THE MONTH ENDED SEPTEMBER 30, 2000
                                       AND
                                 FROM INCEPTION
                   JANUARY 18, 2000 THROUGH SEPTEMBER 30, 2000
                                   (UNAUDITED)








                                     -F-42-

                              ISUMMIT PARTNERS, LLC
                                 BALANCE SHEETS

                                     ASSETS
                                     ------


                                                                 September 30,
                                                                    2000                August 30,
                                                                 (unaudited)          2000
                                                                 -----------       -----------
CURRENT ASSETS
--------------

         Cash                                                    $   28,456         $   64,587
         ----

         Loans Receivable                                            26,102             26,102
         ----------------

                  Total Current Assets                               54,558             90,689
                  --------------------

         Property, Plant and Equipment
         -----------------------------

                  Furniture & Fixtures                                3,248              3,248
                  --------------------

                  Equipment                                          13,004             13,004
                  ---------

                  Less: Accumulated Depreciation                     (3,034)            (2,709)
                  ------------------------------

                  Total Property, Plant and Equipment                 13,218             13,543
                  -----------------------------------

TOTAL ASSETS                                                     $    67,776        $   104,232


                        LIABILITIES AND MEMBERS' DEFICIT

CURRENT LIABILITIES

         Accrued Expenses                                        $  168,411         $  196,574
         ----------------

                  Total Current Liabilities                         168,411            196,574
                  -------------------------

         Commitments and Contingencies                                    -                  -
         -----------------------------

         Members' Deficit                                          (100,635)           (92,342)
         ----------------

TOTAL LIABILITIES AND MEMBERS' DEFICIT                           $   67,776         $  104,232


                  See Notes to Financial Statements (unaudited)


                                     -F-43-

                              ISUMMIT PARTNERS, LLC
                  STATEMENTS OF OPERATIONS AND MEMBERS' DEFICIT
                     FOR THE MONTH ENDED SEPTEMBER 30, 2000
                                       AND
           FROM INCEPTION JANUARY 18, 2000 THROUGH SEPTEMBER 30, 2000
                                   (UNAUDITED)


                                                               For the Month         From Inception,
                                                                    Ended            January 18, 2000
                                                               September 30,             Through
                                                                    2000              September 30,
                                                                 (unaudited)                2000
                                                               --------------        -----------------

REVENUE                                                          $        -0-           $          -0-

GENERAL AND ADMINISTRATIVE EXPENSES:

         Salaries                                                           -                  181,080
         --------
         Payroll Taxes                                                      -                   19,572
         -------------
         Rent                                                           7,083                   42,932
         ----
         Health Insurance                                                   -                    3,336
         ----------------
         Advertising                                                        -                    3,549
         -----------
         Consulting                                                         -                   50,000
         ----------
         Shows & Expositions                                                -                    9,200
         -------------------
         Dues & Subscription                                                -                      280
         -------------------
         Professional Fees                                                  -                  170,412
         -----------------
         Office Expense                                                     -                    8,208
         --------------
         Miscellaneous Expenses                                             -                    3,787
         ----------------------
         Internet Expense                                                 885                    3,840
         ----------------
         Development Costs                                                  -                  693,122
         -----------------
         Depreciation                                                     325                    3,034
         ------------
         Telephone                                                          -                    3,008
         ---------
         Travel & Conferences                                               -                   15,275
         --------------------

                  Total General & Administrative Expenses               8,293                1,210,635
                  ---------------------------------------

         Net Loss                                                      (8,293)              (1,210,635)

         Members' Contributions                                             -                1,110,000

Members' Deficit - September 30, 2000                                       -            $    (100,635)


                  See Notes to Financial Statements (unaudited)


                                     -F-44-

                              ISUMMIT PARTNERS, LLC
                            STATEMENTS OF CASH FLOWS
                     FOR THE MONTH ENDED SEPTEMBER 30, 2000
                                       AND
           FROM INCEPTION JANUARY 18, 2000 THROUGH SEPTEMBER 30, 2000
                                   (UNAUDITED)


                                                                           For the Month         From Inception,
                                                                                Ended            January 18, 2000
                                                                           September 30,             Through
                                                                                2000              September 30,
                                                                             (unaudited)                2000
                                                                           --------------        -----------------
Cash Flows from Operating Activities:

         Net Loss                                                           $   (8,293)             $ (1,210,635)
         --------

         Adjustments to Reconcile Net Loss to Net Cash
                  Used For Operating Activities:
                  -----------------------------

                  Depreciation                                                     325                    3,034
                  ------------

         Changes in Operating Assets and Liabilities:
         -------------------------------------------

         Increase in Loans Receivables                                               -                  (26,102)
         -----------------------------

         (Decrease) Increase in Accrued Expenses                               (28,163)                 168,411
         ---------------------------------------

                  Total Adjustments                                            (27,838)                 145,343
                  -----------------

         Net Cash Used for Operating Activities                                (36,131)              (1,065,292)
         --------------------------------------

Cash Flows from Investing Activities:

         Cash Payments for the Purchase of Property                                  -                  (16,252)
         ------------------------------------------

         Net Used by Investing Activities                                            -                  (16,252)
         --------------------------------

Cash Flows From Financing Activities:

         Capital Contributions by Members                                            -                1,110,000
         --------------------------------

         Net Cash Provided by Financing Activities                                   -                1,110,000
         -----------------------------------------


Net (Decrease) Increase in Cash for the Period                                 (36,131)                  28,456

Cash - September 30, 2000                                                            -           $       28,456

                  See Notes to Financial Statements (unaudited)


                                     -F-45-

                              ISUMMIT PARTNERS, LLC
                          NOTES TO FINANCIAL STATEMENTS
                     FOR THE MONTH ENDED SEPTEMBER 30, 2000
                                       AND
           FROM INCEPTION JANUARY 18, 2000 THROUGH SEPTEMBER 30, 2000
                                   (UNAUDITED)


NOTE 1 - GENERAL

ISUMMIT PARTNERS, LLC (the "Company") was formed in January 2000. The focus of the Company is to develop software, which allow patients to assist their physicians in both wellness and disease management through their unique MD Wizard application readily accessible via the Internet. The purpose of the Internet-abled software is to streamline clinical care for the patient, physician and institutions, including insurance providers and hospitals.

NOTE 2 - INTERIM RESULTS AND BASIS OF PRESENTATION

The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information.. In the opinion of management, the unaudited financial statements have been prepared on the same basis as the annual financial statements and reflect all adjustments, which include only normal recurring adjustments, necessary to present fairly the financial position as of September 30, 2000 and the results of the operations and cash flows for the one month then ended and from inception, January 18, 2000 through September 30, 2000. The results for the one month then ended and from inception, January 18, 2000 through September 30, 2000 are not necessarily indicative of the results to be expected for any subsequent quarter or for the entire fiscal year ending August 31, 2001. The balance sheet at August 31, 2000 has been derived from the audited financial statements at that date.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to the Securities and Exchange Commission's rules and regulation. It is suggested that these unaudited financial statements be read in conjunction with the audited financial statements and notes thereto from January 18, 2000, date of inception through August 31, 2000 as included in this filing.

NOTE 3 - COMMITMENTS AND CONTINGENCIES

The Company had a non-cancelable triple net lease for its operational and development facility. The monthly rental payment was $7,083 under such lease, which was to expire August 31, 2004. During November 2000, such lease was mutually terminated with no additional costs or penalties as a result of the sale of the membership's interest in the Company to I-Trax.com, Inc. (See note
5).

Rent expense for the month ended September 30, 2000 and from inception, January 18, 2000 to September 30, 2000, was $7,083 and $ 42,932, respectively.



                                     -F-46-

                              ISUMMIT PARTNERS, LLC
                          NOTES TO FINANCIAL STATEMENTS
                     FOR THE MONTH ENDED SEPTEMBER 30, 2000
                                       AND
           FROM INCEPTION JANUARY 18, 2000 THROUGH SEPTEMBER 30, 2000
                                   (UNAUDITED)


NOTE 4 - MEMBERS' DEFICIT

The Company is a successor to ISUMMIT, INC. (the "Corporation"), which was liquidated in February 2000. Pursuant to the plan of liquidation, the Corporation distributed its assets (consisting of cash, furniture and fixtures and intangibles) subject to liabilities (consisting of shareholders' loans) to its shareholders in proportion to their stock interest. Immediately thereafter the shareholders contributed the assets distributed, subject to the liabilities, to the Company, in exchange for interest in the Company, in proportion to the respective interest in the Corporation.

Pursuant to the liquidation during February 2000, each of the shareholders contributed his respective loan to the capital of the Company.

NOTE 5 - SALE OF MEMBERSHIP INTERESTS

In connection with the non-binding letter of intent entered into during July 2000 with I-Trax.com, Inc., during September 2000, the Company entered into a Contribution and Exchange Agreement (the "Exchange Agreement") whereby the members of the Company agreed to exchange their membership interest for an aggregate of up to 4,272,500 shares of I-Trax.com, Inc.

Of this total, up to 1,709,000 shares may be forfeited by I-Trax.com, Inc as follows: 854,500 shares in the event the Company does not meet certain product development targets and up to 854,500 shares in the event the Company does not meet certain revenue targets within one year after product launch.

Immediately prior to the closing of the above transaction I-Trax.com, Inc. will perform a reorganization whereby the Company will become a wholly owned subsidiary of I-Trax.com, Inc.

As part of the Exchange Agreement, I-Trax.com, Inc. committed to fund the development of the Company's products (the "New Intellectual Property") and assume certain overhead and salaries expense of the Company from August 1, 2000. In the event that the transaction is not consummated by March 31, 2001 (as stipulated in the Exchange Agreement), I-Trax.com, Inc. will retain ownership of the New Intellectual Property. In addition, in the event the transaction is not consummated by March 31, 2001, I-Trax.com, Inc. will pay the Company, over a five year period, 7% of the consumer revenue generated by the New Intellectual Property in exchange for any of the Company's intellectual property that I-Trax.com, Inc. does not already own.


                                     -F-47-

                                    EXHIBIT A

                          AGREEMENT AND PLAN OF MERGER

         AGREEMENT AND PLAN OF MERGER (the "Agreement"), entered into as of September 22, 2000, by and among I-Trax.com, Inc., a Delaware corporation ("I-trax"), I-trax, Inc., a Delaware corporation (the "Holding Company") which is a direct, wholly owned subsidiary of I-trax, and I-trax.com Acquisition Co., a Delaware corporation (the "Indirect Subsidiary") which is a direct, wholly owned subsidiary of the Holding Company.

                             PRELIMINARY STATEMENTS

         1. As of the date hereof, I-trax's authorized capital stock consists of
(i) 50,000,000 shares of common stock, par value $0.001 per share (the "I-trax Common Stock"), of which, 18,327,834 shares are issued and outstanding and no shares are held in I-trax's treasury; and (ii) 2,000,000 shares of preferred stock, par value $0.001 per share, none of which are outstanding.

         2. As of the date hereof, Holding Company's authorized capital stock consists of (i) 50,000,000 shares of common stock, par value $0.001 per share (the "Holding Company Common Stock"), of which 100 shares are issued and outstanding and owned by I-trax and no shares are held in Holding Company's treasury, and (ii) 2,000,000 shares of preferred stock, par value $0.001 per share, none of which are outstanding.

         3. As of the date hereof, Indirect Subsidiary's authorized capital stock consists of 1,000 shares of common stock, par value $0.001 per share (the "Indirect Subsidiary Common Stock"), of which 100 shares are issued and outstanding and owned by Holding Company and no shares are held in Indirect Subsidiary's treasury.

         4.  The   designations,   rights  and   preferences,   powers  and  the
qualifications, limitations and restrictions of the Holding Company Common Stock are the same as those of I-trax Common Stock.

         5. The Certificate of Incorporation of Holding Company (the "Holding Company Charter") and the Bylaws of Holding Company (the "Holding Company Bylaws") in effect immediately after the Effective Date (as hereinafter defined) will contain provisions identical to the Certificate of Incorporation of I-trax (the "I-trax Charter") and Amended and Restated Bylaws of I-trax (the "Company Bylaws") in effect immediately before the Effective Date (other than as required by Section 251(g) of the General Corporation Law of the State of Delaware (the "DGCL")).

         6. The directors and executive officers of I-trax immediately prior to the Merger (as hereinafter defined) will be the directors and executive officers of Holding Company as of the Effective Date.

         7.   Holding   Company  and  Indirect   Subsidiary   are  newly  formed
corporations organized for the purpose of participating in the transactions herein contemplated.

         8. I-trax desires to create a new holding company structure by merging Indirect Subsidiary with and into I-trax, with (a) I-trax continuing as the surviving corporation of such merger and (b) each outstanding share (or any fraction thereof) of I-trax Common Stock being converted in such merger into a like number of shares of Holding Company Common Stock, all in accordance with the terms of this Agreement (the "Merger").

         9. The Merger is being made in connection with the execution of that certain Contribution and Exchange Agreement, of even date herewith, by and among I-trax, Holding Company, iSummit Partners, LLC (d/b/a MyFamilyMD), a New York limited liability company ("MyfamilyMD"), and each member of MyFamilyMD (collectively, the "Members") pursuant to which, among other things, immediately following Merger the Members agree to contribute all issued and outstanding membership interests of MyFamilyMD (collectively the "Interests") to Holding Company in exchange for a certain number of shares of Holding Company Common Stock (such shares, the "Consideration Shares", and such contribution, the "Contribution").

                                     -A-1-

         10. The Merger and the Contribution are intended to qualify as a tax-free transaction under Section 351 of the Internal Revenue Code of 1986, as amended (the "Code"), and the Merger is intended to qualify as a tax-free merger transaction pursuant to Section 368(a) of the Code.

         11. The boards of directors of Holding Company, Indirect Subsidiary and I-trax, I-trax, in its capacity as the sole stockholder of Holding Company, and Holding Company, in its capacity as the sole stockholder of Indirect Subsidiary, have approved this Agreement and the Merger upon the terms and subject to the conditions set forth in this Agreement.

         NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained in this Agreement, and intending to be legally bound hereby, I-trax, Holding Company and Indirect Subsidiary hereby agree as follows:

                                   ARTICLE I.
                                   THE MERGER

         ARTICLE 1.01. THE MERGER. In accordance with Section 251(g) of the DGCL and subject to, and upon the terms and conditions of, this Agreement, Indirect Subsidiary shall, at the Effective Date, be merged with and into I-trax, the separate corporate existence of Indirect Subsidiary shall cease, and I-trax shall continue as the surviving corporation of the Merger (the "Surviving Corporation"). At the Effective Date, the effects of the Merger shall be as provided in Section 259 of the DGCL.

         ARTICLE 1.02. EFFECTIVE DATE. As soon as practicable on or after the date hereof, the parties shall file a Certificate of Merger effecting the Merger (the "Certificate of Merger"), executed in accordance with the relevant provisions of the DGCL, with the Secretary of State of the State of Delaware and shall make all other filings or recordings required under the DGCL to effectuate the Merger. The Merger shall become effective upon filing of the Certificate of Merger with the Secretary of State of the State of Delaware (such date and time being referred to herein as the "Effective Date").

         ARTICLE  1.03.  CERTIFICATE  OF  INCORPORATION.   From  and  after  the
Effective Date, I-trax's Charter, as in effect immediately prior to the Effective Date, shall be the certificate of incorporation of the Surviving Corporation (the "Surviving Corporation's Charter") until thereafter amended as provided therein or by the DGCL, except as follows:

Article FOURTH thereof shall be amended so as to read in its entirety as follows:

         "FOURTH: The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 1,000 shares, all such shares to be Common Stock having a par value of $0.001 per share.

A new Article NINTH shall be added thereto which shall be and read in its entirety as follows:

         "NINTH: Any act or transaction by or involving the Corporation other than the election or removal of directors of the Corporation that requires for its adoption under the General Corporation Law of the State of Delaware or this Certificate of Incorporation the approval of the stockholders of the Corporation shall, pursuant to Section 251(g) of the General Corporation Law of the State of Delaware, require, in addition, the approval of the stockholders of Holding Company, a Delaware corporation, or any successor thereto by merger, by the same vote that is required by the General Corporation Law of the State of Delaware or this Certificate of Incorporation, as the case may be."

         ARTICLE 1.04. BYLAWS. From and after the Effective Date, I-trax Bylaws, as in effect immediately prior to the Effective Date, shall constitute the Bylaws of the Surviving Corporation until thereafter amended as provided therein or by applicable law.

                                     -A-2-

         ARTICLE 1.05. DIRECTORS. The directors of I-trax in office immediately prior to the Effective Date shall be the directors of the Surviving Corporation and will continue to hold office from the Effective Date until their successors are duly elected or appointed and qualified in the manner provided in the Surviving Corporation's Charter and Bylaws, or as otherwise provided by law.

         ARTICLE 1.06. OFFICERS. The officers of I-trax in office immediately prior to the Effective Date shall be the officers of the Surviving Corporation until the earlier of their resignation or removal or until their successors are duly elected or appointed and qualified in the manner provided in the Surviving Corporation's Charter and Bylaws, or as otherwise provided by law.

         ARTICLE 1.07. ADDITIONAL ACTIONS. Subject to the terms of this Agreement, the parties hereto shall take all such reasonable and lawful actions as may be necessary or appropriate in order to effectuate the Merger, which shall include executing and delivering an Assumption Agreement (as hereinafter defined), effective upon consummation of the Merger, in such form as I-trax and Holding Company determine to be appropriate to evidence the assignment to, and assumption by, Holding Company of such rights, interests, obligations and liabilities as I-trax and Holding Company determine to be appropriate. If, at any time after the Effective Date, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of either of Indirect Subsidiary or I-trax acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger or otherwise to carry out this Agreement, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of each of Indirect Subsidiary and I-trax, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of each of Indirect Subsidiary and I-trax or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out this Agreement.

         ARTICLE 1.08. CONVERSION OF SECURITIES. At the Effective Date, by virtue of the Merger and without any action on the part of Holding Company, Indirect Subsidiary, I-trax or the holder of any of the following securities:

                  (a) Conversion of I-trax Common Stock. Each share of I-trax Common Stock (or fraction of a share of I-trax Common Stock) issued and outstanding immediately prior to the Effective Date shall be converted into and thereafter represent one duly issued, fully paid and nonassessable share (or equal fraction of a share) of Holding Company Common Stock.

                  (b) Conversion of Capital Stock of Indirect Subsidiary. Each share of Indirect Subsidiary Common Stock issued and outstanding immediately prior to the Effective Date shall be converted into and thereafter represent one duly issued, fully paid and nonassessable share of common stock, par value $0.001 per share, of the Surviving Corporation.

                  (c) Cancellation of Capital Stock of Holding Company. Each share of Holding Company Common Stock that is owned by I-trax immediately prior to the Merger shall automatically be cancelled and retired and shall cease to exist.

                  (d) Rights of Certificate Holders. From and after the Effective Date, holders of certificates formerly evidencing I-trax Common Stock shall cease to have any rights as stockholders of I-trax, except as provided by law; except, however, that such holders shall have the rights set forth in
Section 1.09 herein.

         ARTICLE 1.09. NO SURRENDER OF CERTIFICATES. Until thereafter surrendered for transfer or exchange, each outstanding stock certificate that, immediately prior to the Effective Date, evidenced I-trax Common Stock shall be deemed and treated for all corporate purposes to evidence the ownership of the number of shares of Holding Company Common Stock into which such shares of I-trax Common Stock were converted pursuant to the provisions of Section 1.08(a) herein.

                                     -A-3-

                                   ARTICLE II.
                ACTIONS TO BE TAKEN IN CONNECTION WITH THE MERGER

         ARTICLE 2.01. ASSUMPTION OF STOCK INCENTIVE PLAN. Holding Company and I-trax shall, as of the Effective Date, execute, acknowledge and deliver an assignment and assumption agreement (the "Assumption Agreement") pursuant to which Holding Company will, from and after the Effective Date, assume and agree to perform all obligations of I-trax pursuant to I-trax's 2000 Equity Compensation Plan (the "Stock Incentive Plan"). As of the Effective Date, each option to purchase a share of I-trax Common Stock which has been granted and is then outstanding and unexercised under the Stock Incentive Plan ("Existing Stock Option") shall be converted into an option to purchase one share of Holding Company Common Stock at the same exercise price, for the same period and subject to substantially the same terms and conditions applicable to the relevant Existing Stock Option ("Substitute Option"); provided, however, that each holder of the Existing Stock Option shall execute and deliver to Holding Company, not later than the Effective Date, an instrument in such form as Holding Company may prescribe to evidence his or her acceptance of the terms and conditions of the Substitute Option.

         ARTICLE 2.02. RESERVATION OF SHARES. On or prior to the Effective Date, Holding Company shall reserve sufficient authorized but unissued shares of Holding Company Common Stock to provide for the issuance of Holding Company Common Stock upon the exercise of options payable and outstanding under the Stock Incentive Plan.

                                  ARTICLE III.
                              CONDITIONS OF MERGER

         ARTICLE 3.01. CONDITIONS PRECEDENT. The obligations of the parties to this Agreement to consummate the Merger and the transactions contemplated by this Agreement shall be subject to fulfillment or waiver by the parties hereto of each of the following conditions:

                  (a) Listing of Holding Company Common Stock. Prior to the Effective Date, the Holding Company Common Stock to be issued pursuant to the Merger shall have been approved for listing, upon official notice of issuance, by the Over-the-Counter Bulletin Board ("OTC BB").

                  (b) Registration Statement. Prior to the Effective Date, a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), on Form S-4 promulgated thereunder relating to the issuance of shares Holding Company Common Stock pursuant to Article 1.08(a) (the "Registration Statement") above shall have become effective under the Securities Act or the parties hereto shall have determined that no such registration statement is required.

                  (c) Rules and Regulations. Prior to the Effective Date, no order, statute, rule, regulation, executive order, injunction, stay, decree, judgment or restraining order shall have been enacted, entered, promulgated or enforced by any court or governmental or regulatory authority or instrumentality which prohibits or makes illegal the consummation of the Merger or the transactions contemplated hereby.

                                   ARTICLE IV.
                                    COVENANTS

         ARTICLE 4.01. ELECTION OF DIRECTORS. I-trax, in its capacity as the sole stockholder of Holding Company, shall elect each person who is then a member of the board of directors of I-trax as a director of Holding Company (and to be the only directors of Holding Company), each of whom shall serve until the next annual meeting of stockholders of Holding Company and until his successor shall have been elected and qualified or until such director's early resignation or removal.

         ARTICLE 4.02. LISTING OF HOLDING COMPANY COMMON STOCK. Holding Company shall use its best efforts to obtain, at or before the Effective Date, authorization to list, upon official notice of issuance, on the OTC BB of Holding Company Common Stock issuable pursuant to the Merger.

                                     -A-4-

         ARTICLE 4.03. STOCK INCENTIVE PLAN. I-trax and Holding Company shall take or cause to be taken all actions necessary or desirable in order for Holding Company to assume the Stock Incentive Plan.

         ARTICLE 4.04. REGISTRATION STATEMENT. Holding Company shall use its best efforts to obtain effectiveness of the Registration Statement under the Securities Act.

                                   ARTICLE V.
                           TAX TREATMENT OF THE MERGER

         ARTICLE 5.01. CODE SECTION 351. The parties hereto intend and agree that the Merger and the Contribution shall be treated as part of a single integrated transaction qualifying under Section 351 of the Code, so that the I-trax stockholders and the Members will be treated as a single group in control (as defined in Section 368(c) of the Code) of the Holding Company immediately after the Merger and the Contribution.

         ARTICLE 5.02. FEDERAL INCOME TAX TREATMENT OF MEMBERS. The parties hereto intend that for federal income tax purposes, the contribution by the Members of all of the outstanding Interests to Holding Company in exchange for the Consideration Shares will qualify under Section 351 of the Code, pursuant to which the Members will not recognize any gain or loss.

         ARTICLE 5.03. FEDERAL INCOME TAX TREATMENT OF THE I-TRAX STOCKHOLDERS. The parties hereto intend that for federal income tax purposes, the Merger will be treated as a contribution by the I-trax stockholders of I-trax Common Stock in exchange for Holding Company Common Stock and will qualify under Section 351 of the Code, pursuant to which the I-trax stockholders will not recognize any gain or loss.

         ARTICLE 5.04. FEDERAL INCOME TAX TREATMENT OF THE HOLDING COMPANY. The parties hereto intend that Holding Company shall not recognize any gain or loss as a result of the Merger and Contribution under Section 362(a) of the Code.

                                   ARTICLE VI.
                            TERMINATION AND AMENDMENT

         ARTICLE 6.01. TERMINATION. This Agreement may be terminated and the Merger contemplated hereby may be abandoned at any time prior to the Effective Date by action of the board of directors of I-trax, Holding Company or Indirect Subsidiary if it is determined that for any reason the completion of the transactions provided for herein would be inadvisable or not in the best interest of such corporation or its stockholders. In the event of such termination and abandonment, this Agreement shall become void and neither I-trax, Holding Company or Indirect Subsidiary nor their respective stockholders, directors or officers shall have any liability with respect to such termination and abandonment.

         ARTICLE 6.02. AMENDMENTS. This Agreement may be supplemented, amended or modified by the mutual consent of the boards of directors of the parties to this Agreement; provided, however, that, any amendment effected subsequent to stockholder approval shall be subject to the restrictions contained in the DGCL. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by all of the parties hereto.

                                  ARTICLE VII.
                            MISCELLANEOUS PROVISIONS

         ARTICLE 7.01. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws.

         ARTICLE 7.02. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which when executed shall be deemed to be an original but all of which shall constitute one and the same agreement.

                                     -A-5-

         ARTICLE 7.03. ENTIRE AGREEMENT. This Agreement, including the documents and instruments referred to herein, constitutes the entire agreement and supersedes all other prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

         IN WITNESS WHEREOF, Holding Company, Indirect Subsidiary and I-trax have caused this Agreement to be executed as of the date first written above by the irrespective officers thereunto duly authorized.

                                               I-TRAX.COM, INC.

                                               By:    /s/ Frank A. Martin
                                                      -------------------------
                                               Name:  Frank A. Martin
                                               Title: Chief Executive Officer

                                               I-TRAX, INC.

                                               By:    /s/ Frank A. Martin
                                                      -------------------------
                                               Name:  Frank A. Martin
                                               Title: Chief Executive Officer

                                               I-TRAX.COM ACQUISITION CO.

                                               By:    /s/ Frank A. Martin
                                                      -------------------------
                                               Name:  Frank A. Martin
                                               Title: Chief Executive Officer


                                     -A-6-

I, Gary Reiss, Secretary of I-trax.com, Inc. do hereby certify that the Board of Directors of I-trax.com, Inc. approved and adopted this Agreement at a meeting duly called for such purpose on September 13, 2000 pursuant to Section 251(g) of the Delaware General Corporation Law and the conditions specified in the first sentence of said Section 251(g) have been satisfied.

                                              /s/ Gary Reiss
                                              ------------------------
                                              Name: Gary Reiss
                                              Title: Secretary

I, Gary Reiss, Secretary of I-trax, Inc. do hereby certify that the sole director and the sole stockholder of I-trax, Inc. approved and adopted this Agreement by written consent pursuant to Sections 141(f) and 228(a), respectively, of the Delaware General Corporation Law on September 17, 2000 pursuant to Section 251(g) of the Delaware General Corporation Law and the conditions specified in the first sentence of said Section 251(g) have been satisfied.

                                              /s/ Gary Reiss
                                              ------------------------
                                              Name: Gary Reiss
                                              Title: Secretary

I, Gary Reiss,  Secretary of I-trax.com  Acquisition  Co. do hereby certify that the that the sole director and the sole stockholder of I-trax.com Acquisition Co. approved and adopted this Agreement by written consent pursuant to Sections 141(f) and 228(a), respectively, of the Delaware General Corporation Law on September 17, 2000 pursuant to Section 251(g) of the Delaware General Corporation Law and the conditions specified in the first sentence of said
Section 251(g) have been satisfied.

                                              /s/ Gary Reiss
                                              ------------------------
                                              Name: Gary Reiss
                                              Title: Secretary



                                     -A-7-

PART II  INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF OFFICERS AND DIRECTORS

         Section 145(a) of the Delaware General Corporation Law provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no cause to believe his conduct was unlawful.

         Section 145(b) of the Delaware General Corporation Law provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine that, despite such adjudication of liability, such person is fairly and reasonably entitled to be indemnified for such expenses which the court shall deem proper.

         Section 145 of the Delaware General Corporation Law further provides that to the extent a director or officer of a Delaware corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) or (b) of Section 145 or in the defense of any claim, issue or matter therein, he shall be indemnified against any expenses actually and reasonably incurred by him in connection therewith; that the indemnification provided for by Section 145 shall not be deemed exclusive of any rights to which the indemnified party may be entitled and the corporation may purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liabilities under Section 145.

         Section 102(b)(7) of the Delaware General Corporation Law permits a Delaware corporation to include a provision in its Certificate of Incorporation, and the Company's Certificate of Incorporation contains such a provision, to the effect that, subject to certain exceptions, a director of a Delaware corporation is not personally liable to the corporation or its stockholders for monetary damages for a breach of his fiduciary duty as a director.

         The Company's Amended and Restated By-laws also provide that the Company shall indemnify its directors and officers and, to the extent permitted by the Board of Directors, the Company's employees and agents, to the full extent permitted by and in the manner permissible under the laws of the State of Delaware. In addition, the Company's By-laws permit the Board of Directors to authorize the Company to purchase and maintain insurance against any liability asserted against any of the Company's directors, officers, employees or agents arising out of their capacity as such.


                                     -II-1-

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

         (a)      The following exhibits are filed herewith:

         NUMBER   EXHIBIT TITLE
         ------   -------------

         2.1 Agreement and Plan of Merger dated December 14, 1999 between I-Trax.com, Inc. and Member-Link Systems, Inc. (Incorporated by reference to Exhibit 2.1 to I-Trax.com's Registration Statement on Form 10-SB, Registration No. 000-30275.)

         2.2 Form of Agreement and Plan of Merger by and among the Registrant, I-Trax.com and I-Trax.com Acquisition Co. (Exhibit A to the prospectus filed herewith.)

         3.1*     Certificate of Incorporation of Registrant


         3.2*     By-laws of Registrant (Revised)


         4.1 Form of Common Stock certificate of Registrant's common stock (Incorporated by reference to Exhibit 4.1 to I-Trax.com's Registration Statement on Form 10-SB, Registration No. 000-30275.)

         5.1      Opinion of Ballard Spahr Andrews & Ingersoll, LLP

         5.2      Opinion of Ballard Spahr Andrews & Ingersoll, LLP (Tax
                  Matters)

         10.1 Agreement between Member-Link Systems, Inc. and The Office of the Attending Physician of The Capitol. (Incorporated by reference to Exhibit 10.1 to I-Trax.com's Registration Statement on Form 10-SB, Registration No. 000-30275.)

         10.2 Software License Agreement between Member-Link Systems, Inc. and Walter Reed Army Medical Center. (Incorporated by reference to Exhibit 10.2 to I-Trax.com's Registration Statement on Form 10-SB, Registration No. 000-30275.)

         10.3 Office Lease dated October 22, 1999 by and between Reston Plaza I & II, LLC and Member-Link Systems, Inc. (Incorporated by reference to Exhibit 10.3 to I-Trax.com's Registration Statement on Form 10-SB, Registration No. 000-30275.)

         10.4+ Consulting Agreement dated May 18, 2000 between I-Trax.com, Inc. and Health Industry Investments, LLC (Incorporated by reference to Exhibit 10.1 to I-Trax.com's Quarterly Report Form 10-QSB for the quarter ended June 30, 2000.)

         10.5 Lease Agreement dated April 10, 2000 between I-Trax.com, Inc. and OLS Office Partners, L.P. (Incorporated by reference to
                  Exhibit 10.1 to I-Trax.com's Quarterly Report Form 10-QSB for the quarter ended June 30, 2000.)

         10.6* Interim Agreement dated as of August 30, 2000 between I-Trax.com and iSummit Partners, LLC

         10.7* Contribution and Exchange Agreement dated as of September 22, 2000 by and among the Registrant, I-Trax.com, iSummit Partners LLC, and Stuart Ditchek, A. David Fishman, and Granton Marketing Nederland BV.


                                     -II-2-

         10.8* Side Letter Agreement dated September 22, 2000 to the Contribution and Exchange Agreement dated as of September 22, 2000 by and among the Registrant, I-Trax.com, iSummit Partners, LLC, and Stuart Ditchek, A. David Fishman, and Granton Marketing Nederland BV.

         10.9 Software License Agreement dated October 1, 1999, by and between Member-Link Systems, Inc. and Mobile Care Foundation. (Incorporated by reference to Exhibit 10.9 to I-Trax.com's Registration Statement on Form 10-SB, Registration No. 000-30275.)

         10.10 License Agreement dated November 9, 1999 between Member-Link Systems, Inc. and Mobile Care Foundation. (Incorporated by reference to Exhibit 10.10 to I-Trax.com's Registration Statement on Form 10-SB, Registration No. 000-30275.)

         10.11 Agreement dated December 1, 1999 between Member-Link Systems, Inc. and Phoenix Children's Hospital. (Incorporated by reference to Exhibit 10.11 to I-Trax.com's Registration Statement on Form 10-SB, Registration No. 000-30275.)

         10.12+ Consulting Agreement effective as of January 1, 2000 between I-Trax.com, Inc. and Kenneth Jennings, Ph.D. (Incorporated by reference to Exhibit 10.12 to I-Trax.com's Registration Statement on Form 10-SB, Registration No. 000-30275.)

         10.13+ Employment Agreement dated November 29, 1999 between I-Trax.com and Michael O'Connell, M.D. (Incorporated by reference to Exhibit 10.13 to I-Trax.com's Registration Statement on Form 10-SB, Registration No. 000-30275.)

         10.14+ Employment Agreement dated June 1, 1999 between Member-Link Systems, Inc. and Hans C. Kastensmith. (Incorporated by reference to Exhibit 10.14 to I-Trax.com's Registration Statement on Form 10-SB, Registration No. 000-30275.)

         10.15*+ Employment Agreement entered into on September 28, 2000, effective as of January 1, 2000 between I-Trax.com and David
                  C. McCormack.

         10.16+ I-Trax.com, Inc. 2000 Equity Compensation Plan. (Incorporated by reference to Exhibit 10.16 to I-Trax.com's Registration Statement on Form 10-SB, Registration No. 000-30275.)

         21.1*    Subsidiaries of I-Trax, Inc.

         23.1     Consent of Massella, Tomaro & Co., LLP.

         23.2     Consent of Ballard Spahr Andrews & Ingersoll, (included in
                  Exhibit 5.1 above).

         23.3     Consent of Bernath & Rosenberg, P.C.

         99.1 Press Release, issued October 6, 2000. (Incorporated by reference to Exhibit 99 to I-Trax.com's Current Report on Form 8-K filed on October 6, 2000.)

         *        Previously filed.
         +        Management contract or compensatory plan.

                                     -II-3-

ITEM 22. UNDERTAKINGS

         The undersigned registrant hereby undertakes:

         (a) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (b) That prior to any public reoffering of the securities registered hereunder through use of a prospectus that is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the registrant undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

         (c) That every prospectus (i) that is filed pursuant to paragraph (b) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (d) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

         (e) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                     -II-4-

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on the 9th day of January 2001.


                                                   I-TRAX, INC.

                                                   By: /s/ Frank A. Martin
                                                       -------------------------
                                                   Frank A. Martin, Chairman and
                                                   Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Name                                Title                          Date
----                                -----                          ----

Chief Executive Officer:

By:    /s/ Frank A. Martin     Chief Executive Officer         January 9, 2001
       -------------------     -----------------------
Frank A. Martin

Principal Financial and
Accounting Officer:

By: /s/ Frank A. Martin        Treasurer                       January 9, 2001
    -------------------        ---------
Frank A. Martin

Sole Director:

By: /s/ Frank A. Martin        Sole Director                   January 9, 2001
    -------------------        -------------
Frank A. Martin



                                     -II-5-

                                  EXHIIT INDEX


         NUMBER   EXHIBIT TITLE
         ------   -------------

         2.1 Agreement and Plan of Merger dated December 14, 1999 between I-Trax.com, Inc. and Member-Link Systems, Inc. (Incorporated by reference to Exhibit 2.1 to I-Trax.com's Registration Statement on Form 10-SB, Registration No. 000-30275.)

         2.2 Form of Agreement and Plan of Merger by and among the Registrant, I-Trax.com and I-Trax.com Acquisition Co. (Exhibit A to the prospectus filed herewith.)

         3.1*     Certificate of Incorporation of Registrant

         3.2*     By-laws of Registrant (Revised)

         4.1 Form of Common Stock certificate of Registrant's common stock (Incorporated by reference to Exhibit 4.1 to I-Trax.com's Registration Statement on Form 10-SB, Registration No. 000-30275.)

         5.1      Opinion of Ballard Spahr Andrews & Ingersoll, LLP

         5.2      Opinion of Ballard Spahr Andrews & Ingersoll, LLP (Tax
                  Matters)

         10.1 Agreement between Member-Link Systems, Inc. and The Office of the Attending Physician of The Capitol. (Incorporated by reference to Exhibit 10.1 to I-Trax.com's Registration Statement on Form 10-SB, Registration No. 000-30275.)

         10.2 Software License Agreement between Member-Link Systems, Inc. and Walter Reed Army Medical Center. (Incorporated by reference to Exhibit 10.2 to I-Trax.com's Registration Statement on Form 10-SB, Registration No. 000-30275.)

         10.3 Office Lease dated October 22, 1999 by and between Reston Plaza I & II, LLC and Member-Link Systems, Inc. (Incorporated by reference to Exhibit 10.3 to I-Trax.com's Registration Statement on Form 10-SB, Registration No. 000-30275.)

         10.4+ Consulting Agreement dated May 18, 2000 between I-Trax.com, Inc. and Health Industry Investments, LLC (Incorporated by reference to Exhibit 10.1 to I-Trax.com's Quarterly Report Form 10-QSB for the quarter ended June 30, 2000.)

         10.5 Lease Agreement dated April 10, 2000 between I-Trax.com, Inc. and OLS Office Partners, L.P. (Incorporated by reference to
                  Exhibit 10.1 to I-Trax.com's Quarterly Report Form 10-QSB for the quarter ended June 30, 2000.)

         10.6* Interim Agreement dated as of August 30, 2000 between I-Trax.com and iSummit Partners, LLC

         10.7* Contribution and Exchange Agreement dated as of September 22, 2000 by and among the Registrant, I-Trax.com, iSummit Partners LLC, and Stuart Ditchek, A. David Fishman, and Granton Marketing Nederland BV.


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
         10.8* Side Letter Agreement dated September 22, 2000 to the Contribution and Exchange Agreement dated as of September 22, 2000 by and among the Registrant, I-Trax.com, iSummit Partners, LLC, and Stuart Ditchek, A. David Fishman, and Granton Marketing Nederland BV.

         10.9 Software License Agreement dated October 1, 1999, by and between Member-Link Systems, Inc. and Mobile Care Foundation. (Incorporated by reference to Exhibit 10.9 to I-Trax.com's Registration Statement on Form 10-SB, Registration No. 000-30275.)

         10.10 License Agreement dated November 9, 1999 between Member-Link Systems, Inc. and Mobile Care Foundation. (Incorporated by reference to Exhibit 10.10 to I-Trax.com's Registration Statement on Form 10-SB, Registration No. 000-30275.)

         10.11 Agreement dated December 1, 1999 between Member-Link Systems, Inc. and Phoenix Children's Hospital. (Incorporated by reference to Exhibit 10.11 to I-Trax.com's Registration Statement on Form 10-SB, Registration No. 000-30275.)

         10.12+ Consulting Agreement effective as of January 1, 2000 between I-Trax.com, Inc. and Kenneth Jennings, Ph.D. (Incorporated by reference to Exhibit 10.12 to I-Trax.com's Registration Statement on Form 10-SB, Registration No. 000-30275.)

         10.13+ Employment Agreement dated November 29, 1999 between I-Trax.com and Michael O'Connell, M.D. (Incorporated by reference to Exhibit 10.13 to I-Trax.com's Registration Statement on Form 10-SB, Registration No. 000-30275.)

         10.14+ Employment Agreement dated June 1, 1999 between Member-Link Systems, Inc. and Hans C. Kastensmith. (Incorporated by reference to Exhibit 10.14 to I-Trax.com's Registration Statement on Form 10-SB, Registration No. 000-30275.)

         10.15*+ Employment Agreement entered into on September 28, 2000, effective as of January 1, 2000 between I-Trax.com and David
                  C. McCormack.

         10.16+ I-Trax.com, Inc. 2000 Equity Compensation Plan. (Incorporated by reference to Exhibit 10.16 to I-Trax.com's Registration Statement on Form 10-SB, Registration No. 000-30275.)

         21.1*    Subsidiaries of I-Trax, Inc.

         23.1     Consent of Massella, Tomaro & Co., LLP.

         23.2     Consent of Ballard Spahr Andrews & Ingersoll, (included in
                  Exhibit 5.1 above).

         23.3     Consent of Bernath & Rosenberg, P.C.

         99.1 Press Release, issued October 6, 2000. (Incorporated by reference to Exhibit 99 to I-Trax.com's Current Report on Form 8-K filed on October 6, 2000.)

         *        Previously filed.
         +        Management contract or compensatory plan.



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